UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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The Shaw Group Inc.

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4171 ESSEN LANE
BATON ROUGE, LOUISIANA 70809

NOTICE OF THE 2011 ANNUAL MEETING
OF SHAREHOLDERS

To Our Shareholders:

The Shaw Group Inc. 2011 Annual Meeting of Shareholders will be held at Shaw Plaza, 4171 Essen Lane, Baton Rouge, Louisiana, 70809 on January 17, 2011, at 9:00 a.m. Central Time to consider and vote on the following proposals:

(1) Electing eight members to our Board of Directors to hold office until the 2012 annual meeting of Shareholders or until his successor is elected and qualified;

(2) Ratifying the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending August 31, 2011;

(3) Authorizing additional shares for distribution under The Shaw Group Inc. 2008 Omnibus Incentive Plan; and

(4) Transacting such other business, including action on shareholder proposals, as may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof.

Shareholders of record at the close of business on December 14, 2010, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card to us in the enclosed postage-paid envelope as soon as possible to ensure that your shares are voted at the Annual Meeting. If you attend the Annual Meeting, you may withdraw any previously submitted proxy and vote in person. For detailed information regarding voting instructions, please see “General Information About the Annual Meeting.”

BY ORDER OF THE BOARD OF DIRECTORS,

John Donofrio,
Executive Vice President, General Counsel and
Corporate Secretary

December 17, 2010
Baton Rouge, Louisiana

ii

THE SHAW GROUP INC.®
4171 Essen Lane
Baton Rouge, Louisiana 70809

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 17, 2011

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Solicitation of Proxies

This proxy statement and the accompanying Notice of Annual Meeting of Shareholders are furnished to you in connection with the solicitation of proxies by The Shaw Group Inc. (the “Company,” “Shaw,” “our,” or “we”) Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders to be held on Monday, January 17, 2011 (the “Annual Meeting”), and at any continuations, adjournments or postponements thereof. We will bear all costs of this proxy solicitation. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone, telegraph, and personal interviews and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard. The Notice of Annual Meeting, this proxy statement, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended August 31, 2010 (the “Annual Report”), are first being mailed to shareholders on or about December 17, 2010.

Our fiscal year ends on August 31. When we refer to a particular fiscal year, we are referring to the fiscal year ended on August 31 of that year. For example, fiscal year 2010 refers to the fiscal year ended August 31, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to Be Held on January 17, 2011:

This proxy statement and the 2010 annual report to shareholders are available for viewing, printing and downloading at www.shawgrp.com/AnnualMeeting

You may request a copy of the materials relating to our Annual Meeting of Shareholders, including the proxy statement for the 2011 Annual Meeting and 2010 annual report to shareholders, at the website address above, or by contacting Investor Relations at
gentry.brann@shawgrp.com or by calling 225.932.2500

A copy of our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder who contacts us at the phone number and email address listed above or upon written request to Investor Relations at our principal executive office:

Investor Relations
The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, La. 70809

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended
August 31, 2010, are also available on the SEC’s website at www.sec.gov.

Proposals for Vote

Proposal 1. The first proposal is to elect eight directors to our Board to hold office until the next annual meeting of shareholders or until a successor is elected and qualified. We did not receive advance notice in accordance with our Amended and Restated By-Laws (“By-Laws”) of any shareholder nominees for directors to be included in this proxy statement. The eight director nominees receiving the highest number of “FOR” votes will be elected as members of our Board.

Proposal 2.  The second proposal is to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal year 2011.

Proposal 3.  The third proposal is to authorize additional shares for award under The Shaw Group Inc. 2008 Omnibus Incentive Plan (the “Omnibus Plan”).

Voting Procedures

You may vote either in person at the Annual Meeting or by proxy. If voting by proxy, please complete the enclosed proxy card. Please be sure to:

•	Complete all of the required information on the proxy card;

•	Date and sign the proxy card;

•	Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card no later than January 14, 2011, the last business day before the Annual Meeting, for your proxy to be valid and for your vote to count; and

•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, follow any special instructions that such agent may provide.

Whether or not you expect to be present in person at the Annual Meeting, please complete, sign, date and return the enclosed proxy card. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot (even if you have already returned a proxy card). If you want to vote in person at the Annual Meeting, and you own your shares through a third party custodian, broker or other agent, you must obtain a proxy from that third party in its capacity as owner of record of your shares and bring the proxy to the Annual Meeting. Your properly completed proxy card will appoint Brian Ferraioli and Regina N. Hamilton as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Ferraioli is Executive Vice President and Chief Financial Officer and Ms. Hamilton is Associate General Counsel and Assistant Corporate Secretary. Your proxy permits you to direct the proxy holders to:

•	Vote “FOR” or to “WITHHOLD” your votes from director nominees; and

•	Vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to ratify the selection of KPMG as our independent registered public accounting firm for fiscal year 2011; and

•	Vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to authorize additional shares for award under the Omnibus Plan.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a proposal, the shares represented by your otherwise properly completed proxy card will be voted: (a) “FOR” the election of each of the nominees for director; (b) “FOR” the proposal to ratify the selection of KPMG as our independent registered public accounting firm for fiscal year 2011; (c) “FOR” the proposal to authorize additional shares for award under the Omnibus Plan; and (d) in the discretion of the persons named as proxies in the manner they believe to be in the Company’s best interests as to other proposals that may properly come before the Annual Meeting. Shareholders voting shares through The Shaw Group Inc. 401(k) Plan (the “401(k) Plan”) must provide voting instructions to the 401(k) Plan trustee for those shares to be voted. See “Shareholders Entitled to Vote.”

Revocation of Proxies

You may revoke your proxy at any time before its use by delivering to us a duly executed proxy or written notice of revocation bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Shareholders Entitled to Vote

The Board established December 14, 2010, as the record date (the “Record Date”) for the Annual Meeting. You are entitled to vote (in person or by proxy) at the Annual Meeting if you were a shareholder of record on the Record Date. On the Record Date, we had 85,015,423 shares of common stock outstanding, comprising of all of our outstanding voting stock. Each share of common stock will have one vote for each proposal under consideration at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the shareholder of record with respect to those shares. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.

If your shares are held on your behalf in “street name” by a bank, broker, or other nominee, you are considered the beneficial owner of such shares. As a beneficial owner of the shares, you have the right to direct your bank, broker or other nominee how to vote the shares held in your account. Although you have the right to direct the way your shares are voted, the organization in whose name your shares are registered is considered the shareholder of record for purposes of voting at the Annual Meeting. Accordingly, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker, or nominee giving you the right to vote the shares at the Annual Meeting.

If you are a participant in the 401(k) Plan and you own shares of Shaw common stock through the 401(k) Plan, the proxy/voting instruction card sent to you by AST will also serve as your voting instruction card to the 401(k) Plan trustee, who actually votes on your behalf the shares of Shaw common stock you own through the 401(k) Plan. If you do not provide voting instructions for these shares to the trustee (as directed by the terms of the 401(k) Plan), in the Company’s capacity as the 401(k) Plan administrator, we will instruct the trustee not to votes those 401(k) Plan shares.

Quorum

A majority of the number of shares of common stock outstanding and entitled to vote at the Annual Meeting constitutes a quorum for purposes of each proposal to be voted on at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares held by persons who abstain or otherwise do not vote with respect to one or more of the proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

Votes Required

To elect a nominee to our Board, shares representing a plurality of the votes cast must vote in favor of that nominee. Only votes in favor of a particular nominee will be counted towards a plurality. The proposals to (i) ratify the selection of our independent registered public accounting firm, and (ii) to approve the authorization of additional shares under the Omnibus Plan must receive a majority of votes “FOR” such proposal. Under our By-Laws, shares that abstain from voting as to a particular proposal are not considered to be votes cast on a proposal and therefore have no effect on the voting on that proposal.

If your shares are held in “street name” by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on non-routine proposals on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker may register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those proposals for which specific authorization is required under New York Stock Exchange (the “NYSE”) rules.

If your shares are held in “street name” by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the proposal to ratify the selection of KPMG, even if the broker does not receive voting instructions from you. However, NYSE rules no longer permit brokers discretionary authority to vote in the election of directors. In addition, brokers do not have discretionary authority to vote your uninstructed shares for authorization of additional shares for distribution under the Omnibus Plan. Therefore, if you hold your Company shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted in the director elections or for authorizing additional shares for distribution under the Omnibus Plan. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

Shareholder Proposals for 2012 Annual Meeting

In order for a shareholder proposal to be considered for inclusion in our 2012 proxy materials we must receive any such proposal no later than August 19, 2011, to the following address: Corporate Secretary, 4171 Essen Lane, Baton Rouge, LA 70809. Also, our By-Laws establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders, but do not intend for the proposal to be included in our proxy statement.

Specifically, our By-Laws provide that the only business that may be conducted at an annual meeting is business that is: (1) brought by or at the direction of our Board; or (2) brought by a shareholder of record as of the Record Date and who has timely delivered written notice to our Corporate Secretary, which notice must contain the information specified in our By-Laws. For a shareholder proposal not intended to be included in our proxy statement to be timely for our 2012 annual meeting, our Corporate Secretary must receive at our principal executive offices not fewer than 30 nor more than 60 days in advance of the annual meeting the written notice, prepared in accordance with our By-Laws. If fewer than 40 days’ notice or prior disclosure of the date of the annual meeting is given or made to the shareholders, the Corporate Secretary must receive the written notice no later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or the prior disclosure was made.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Director Nominees

As provided by the Company’s Articles of Incorporation, the Board shall consist of no fewer than three nor more than 15 directors, the exact number of directors to be determined from time to time by the Board, or by the affirmative vote of shareholders of 50% or more of the voting power of our common stock. The Board currently authorizes eight directors and the Nominating and Corporate Governance Committee has recommended to the Board, and the Board has unanimously nominated, eight individuals for election as directors at the Annual Meeting. Each of the director nominees has been previously elected by our shareholders.

Each director nominee is to be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified; provided, however, that if the number of directors is ever increased to 12 or more, then, pursuant to Article III, Section 2 of the Company’s By-Laws, at the next shareholders’ meeting at which directors are to be elected, the Board will be divided into three classes, and directors will serve staggered three-year terms.

The enclosed proxy card provides the proxies with discretionary power with respect to the election of the nominees for director listed in this proxy statement, but does not provide the proxies with any authority to vote for the election of any person as a director other than the persons named in this proxy statement unless, for reasons we are unaware of as of the date hereof, one or more of the nominees should become unavailable. In that event, we intend that the proxies would vote for one or more substitute nominees designated by the Board prior to the Annual Meeting. The Board has no reason to believe that any director nominee will be unable or unwilling to serve. To be elected as a director, a nominee must receive a plurality of shareholder votes cast at the Annual Meeting. The eight nominees receiving the most votes will be elected as members of the Board.

The biographical summaries below include information each director nominee provided about his professional background and qualifications. Our Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board based on criteria delineated in the Company’s Corporate Governance Principles. Information about the number of shares of our common stock owned by each director nominee as of November 30, 2010, is set forth under Section title “Security Ownership of Management and Non-Employee Directors.”

Biographies & Qualifications

J. M. Bernhard, Jr., age 56, our founder, has been our Chief Executive Officer and a director since our inception in 1987. Mr. Bernhard served as our President from our inception until September 2003, was re-elected as President in November 2006, and has continually served in that position since his re-election. He has been Chairman of our Board since August 1990. Prior to founding Shaw, Mr. Bernhard was Vice President and General Manager of Sunland Services, a pipe fabrication and industrial construction company, which Shaw later acquired. He is also a member or leader of numerous trade and civic organizations. He graduated from Louisiana State University in 1976 with a degree in Construction Management.

Mr. Bernhard is our longest-serving Board member. For over 20 years, he has contributed his operational, financial and strategic experience garnered from his career and involvement in the fabrication, engineering, and construction industry. In addition to these qualifications, attributes and skills, Mr. Bernhard offers the perspective, institutional knowledge and deep understanding of our business. As the only member of our management to serve on the Board, Mr. Bernhard contributes a level of understanding of our Company not easily attainable by an outside director.

James F. Barker, age 63, has served as a director since January 2004. Mr. Barker has served as President of Clemson University since December 1999. He earned his bachelor of architecture degree from Clemson in 1970 and his master of architecture and urban design degree from Washington University in St. Louis in 1973. Before returning to Clemson in 1986 to serve as dean of the College of Architecture, he was dean of the School of Architecture at Mississippi State University. Mr. Barker also serves as a director of multiple educational and charitable organizations.

As president of a large public university, Mr. Barker understands the management concerns created by varied interests and business units within one organization operating in a public domain. His ability to make policy and financial decisions for the entire organization under stakeholder stresses positively contributes to our Board’s deliberations. His experience administering and managing the finances of the university and of several non-profit organizations make him a valued member of our Board.

Thos. E. Capps, age 75, has served as a director since July 2007. Mr. Capps served as Chief Executive Officer of Dominion Resources, Inc. (NYSE: D) from January 2000 to December 2005; as President from September 1995 to December 2003; as Chairman from September 1995 to January 2000; as Vice Chairman of the Board from January 2000 to August 2000; and as President and Chief Executive Officer from September 1995 to January 2000. Dominion Resources is a publicly-held power and energy company that supplies electricity, natural gas and other energy sources and operates generation facilities. Mr. Capps is a member of the boards of directors of Amerigroup Corp. (NYSE: AGR) of Virginia Beach, a publicly-held, managed-healthcare company, and of Associated Electric & Gas Insurance Services Ltd., which operates as a non-assessable mutual insurance company in the U.S., offering insurance and risk management products and services to the utility and related energy industry.

Mr. Capps brings to our Board his nearly twenty year’s experience with Dominion Resources, Inc., a power and energy company. This knowledge of power sources, power generation and supply contributes to the Board’s understanding of both client’s and our Company’s needs and capacities. His enduring leadership as Chairman, President and CEO of Dominion evidence his ability to manage a depth and breadth of public company matters. His experience as a principal financial officer supervising financial and accounting personnel and broad understanding of accounting principles, internal controls over financial reporting and audit committee functions are important contributions to our Board.

Daniel A. Hoffler, age 62, has served as a director since January 2006. Mr. Hoffler is the chairman of the board of directors of Armada Hoffler, a premier commercial real estate development and construction organization located in Virginia, which he founded over 25 years ago. Before founding Armada Hoffler, Mr. Hoffler was employed as Vice President of Marketing for Eastern International, Inc., a commercial real estate development and construction company specializing in construction of warehouse and office buildings. Prior to that, Mr. Hoffler was employed as a Regional Manager for Dun and Bradstreet, a credit information provider. From 1992 through 1996, Mr. Hoffler served on the University of Virginia’s Board of Visitors. In 1987, he was chosen as the Outstanding

Citizen of Hampton Roads, Virginia. In 1986, Mr. Hoffler was appointed to a five-year term in the Virginia Governor’s Advisory Board for Industrial Development for the Commonwealth of Virginia.

Mr. Hoffler’s vast experience in real estate development and construction and his understanding of debt and equity markets complements the experience and knowledge base of other directors. His unique skill set relating to design-build collaborations and public/private partnerships combined with his understanding of financial markets assist our Board in evaluating creative and shareholder value-creating Company initiatives. As founder of his company, he understands issues relating to the growth of a business and the concerns involved in running profitable companies.

David W. Hoyle, age 71, has served as a director since January 1995. For the past 25 years, he has been self-employed, primarily as a real estate developer. From 1992 until 2010, he served as a Senator in the North Carolina General Assembly. In October 2010, he was sworn in as Secretary of Revenue for the State of North Carolina. Secretary Hoyle is the Chairman of the board of directors of Citizens South Banking Corporation, a bank holding company, and is the Chairman Emeritus of the board of directors of its wholly-owned subsidiary, Citizens South Bank. Secretary Hoyle also serves as a director of several private corporations as well as of several civic, educational and charitable organizations.

Secretary Hoyle contributes his knowledge of banking, tax and real estate development issues and experience with financial management to our Board’s deliberations. His long tenure in the North Carolina Senate evidences his understanding of governance, leadership skills, and knowledge of working with government bodies. With 15 years’ service on our Board, his institutional knowledge and historical perspective are vital assets to our Board and our shareholders.

Michael J. Mancuso, age 68, has served as a director since August 2006. Mr. Mancuso was named Vice President and Chief Financial Officer of Computer Services Corporation (NYSE: CSC), a publicly-held leading provider of information technology and professional services to large corporations and governments, on December 1, 2008. In June 2006, after 13 years’ service, Mr. Mancuso retired from General Dynamics Corporation (NYSE: GD), a company engaged in the field of mission-critical information systems and technologies, land and expeditionary combat systems, armaments and munitions, shipbuilding and marine systems and business aviation; he served as its Senior Vice President and Chief Financial Officer since 1994. Mr. Mancuso also serves on the board of directors for SPX Corporation (NYSE: SPW), a publicly-held industrial manufacturer headquartered in Charlotte, North Carolina. From 2007 until 2009, Mr. Mancuso also served on the board of directors for LSI Logic Corporation (NYSE: LSI), a publicly-held leading provider of silicon systems and software technologies, headquartered in Milpitas, California. From 2007 until 2008, Mr. Mancuso also served on the board of directors for CACI International Inc. (NYSE: CACI), a publicly-held provider of information technology (IT) and professional services to the U.S. federal government and commercial markets in North America and internationally, headquartered in Arlington, Virginia.

Mr. Mancuso brings a strong background in operations, finance and financial reporting with large, blue chip, publicly traded companies to our Board. As CFO of a leading information technology company and former CFO of a major technology and defense company, he has the financial background and operational experience to understand and to provide guidance in evaluating complex business and financial issues facing large public companies. His strategic and financial perspective, and long involvement with government and international operations, brings a valuable perspective to our Board.

Albert D. McAlister, age 59, has served as a director since April 1990. Since 1975, Mr. McAlister has been a partner in the law firm of McAlister &McAlister in Laurens, South Carolina. Mr. McAlister is a director of a private charitable foundation and a member of the Clemson University — President’s Advisory Board.

Mr. McAlister contributes to our Board the skills and experience gained from his years of legal service to various businesses and corporations and as a litigator. As a founder of his firm, he has sophisticated legal experience and a reputation for resolving complex legal matters. Having joined our Company at its inception, he is a repository of institutional knowledge and historical perspective and has been a key advisor to our management as we have grown from a start-up to a Fortune 500 company.

Stephen R. Tritch, age 61, was appointed to our Board on April 22, 2009. Mr. Tritch is the retired Chairman of Westinghouse Electric Company, a group company of Toshiba Corporation (“Westinghouse”), and served in that capacity from July 1, 2008, to July 1, 2010. Westinghouse is a pioneering nuclear power company and a leading supplier of nuclear plant products and technologies to utilities throughout the world. From July 2002 to July 2008, Mr. Tritch served as President and Chief Executive Officer of Westinghouse. Mr. Tritch had been employed by Westinghouse since 1971. Mr. Tritch is a member of the American Nuclear Society and was appointed in 2007 by then-President George W. Bush to the President’s Export Council. Mr. Tritch is also Chairman of the Board of Trustees at the University of Pittsburgh; a member of the Board of Trustees for the Senator John Heinz History Center in Pittsburgh for which he previously served as chairman until July 2010; and a member of the board of directors of Koppers Holdings, Inc. (NYSE: KOP), a publicly-held company and a leading producer of carbon compounds and treated wood products, headquartered in Pittsburgh, Pennsylvania. He is also a member of the board of PaR Systems, a privately-held robotic systems supplier, headquartered in Minneapolis, Minnesota, and a director of several charitable organizations.

Mr. Tritch’s experience with Westinghouse, a partner in many of our nuclear plant projects, makes him a valued member of our Board as our Company continues to grow in this field. He brings a wealth of knowledge about the nuclear power industry and understanding of the unique issues involved in this complex and historically significant industry sector. Mr. Tritch’s broad experience with nuclear power technology companies and his insight into global electric power production complement the spectrum of experience on our Board.

Director Qualifications & Diversity

In considering a candidate to include in our Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the qualifications set forth in our Corporate Governance Principles. These qualifications include the candidate’s integrity, business acumen, experience in areas relevant to the Company’s businesses, ability to devote the time needed to be an effective director and a broad range of personal characteristics such as management skills and independent thinking. We also value experience on other public company boards of directors and board committees. In addition, our Nominating and Corporate Governance Committee considers the various qualifications required by the Securities and Exchange Commission (the “SEC”) and the NYSE, such as independence and financial expertise (as defined by applicable SEC and NYSE rules).

The Nominating and Corporate Governance Committee and the Board do not have a formal diversity policy; however, our Corporate Governance Principles require that our Board members bring a diversity of perspectives to the Board. Although the Nominating and Corporate Governance Committee focuses on obtaining a diversity of professional expertise on the Board rather than a diversity of personal characteristics, it recognizes the desirability of racial, ethnic and gender diversity and considers it an additional benefit when a new director can also increase the personal diversity of the Board as a whole. The Nominating and Corporate Governance Committee also considers a diversity of high quality business and professional backgrounds when selecting director nominees to promote our strategic objectives and to fulfill responsibilities as directors to our shareholders.

In considering the candidates, the Nominating and Corporate Governance Committee considers the background and qualifications of the directors, as a group, and whether together they will provide an appropriate mix of experience, knowledge and attributes that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The director nominee biographies above demonstrate each nominee’s experience, qualifications, attributes, and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that each should continue to serve as a Shaw director. Each member of our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of our directors, and that the nominees as a group possess the skill sets and experience desired for our Board as a whole.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requesting Board members and others to submit recommendations, meeting from time to time to consider biographical information and background materials relating to potential candidates and interviewing (with Board members) selected candidates.

Director Independence

The NYSE listing standards and the Company’s standards of independence enumerated in our Corporate Governance Principles require Shaw’s Board to consist of at least a majority of independent directors. Only one director is a Company employee, and the Board has affirmatively determined that a majority of our current directors (seven of eight) qualify as “independent” directors pursuant to the rules adopted by the SEC, the NYSE listing standards and our Corporate Governance Principles. The Company’s Corporate Governance Principles are available on our website at www.shawgrp.com on the “Investor Relations” page under the “Governance” link.

Under the Board’s standards of director independence, a director is considered independent if the Board affirmatively determines that the director has no direct or indirect “material relationship” with the Company, other than as a director or owner of shares of our common stock. When assessing the “materiality” of a director’s relationship, the Board considers all facts and circumstances, not just from the director’s viewpoint, but from that of the persons or organizations with which the director has an affiliation. The Board also considers the frequency and regularity of any services the director provides, whether provided at arm’s length in the ordinary course of business and substantially on the same terms to us as those prevailing at the time from unrelated third parties for comparable transactions. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. The Board also considered the following transactions, relationships, and arrangements in determining director independence and determined that they were not material and did not impair independence:

(a)	In the ordinary course of business, Shaw has made payments to an entity for which Mr. Mancuso serves as a director. The amount of payments by Shaw to such entity has not, within any of the other entity’s three most recently completed fiscal years, exceeded 2% or $1 million, whichever is greater, of the other entity’s consolidated gross revenues for such years; and

(b)	In the ordinary course of business, Shaw and a publicly-held company, for which Mr. Mancuso serves as an executive officer, have subsidiaries engaged in a joint venture, in which Shaw has a 35% interest, that services a U.S. government contract awarded through a competitive bidding process to provide maintenance and facilities management services at a military base located in Florida. The joint venture was formed before Mr. Mancuso became an executive officer of our joint venture partner’s parent company. Servicing the government contract is the joint venture’s only business. Payments made by the joint venture to Shaw or to the entity for which Mr. Mancuso is an executive officer have not exceeded (and are not expected to exceed) the greater of 2% of either company’s consolidated gross revenue or $1 million. Mr. Mancuso does not serve and never has served as a director, officer, or employee of the joint venture or either subsidiary forming the joint venture.

Applying the analysis summarized above, our Board has affirmatively determined that the following directors currently qualify as independent, because they have no direct or indirect material relationship with us (other than being a member of our Board and owning shares of our common stock): James F. Barker, Thos. E. Capps, Daniel A. Hoffler, David W. Hoyle, Michael J. Mancuso, Albert D. McAlister and Stephen R. Tritch.

J.M. Bernhard, Jr., our Chairman, President, and Chief Executive Officer, currently is our only non-independent director. Mr. Tritch, who became a director by Board appointment effective April 22, 2009, was determined to be a non-independent director from the date of his appointment to our Board until July 1, 2010, when his term as Chairman of Westinghouse’s board of directors ended. The Company owns a 20% indirect equity interest in Westinghouse. Shaw and Westinghouse have a long history working together in the nuclear industry and are AP1000tm Consortium partners currently providing engineering, design, procurement and/or project management services for AP1000 units in China and the United States.

Board Leadership

J.M. Bernhard, Jr. currently serves as both our Chairman of the Board and Chief Executive Officer. The Board does not have a policy regarding the separation of the roles of Chairman and Chief Executive Officer. The Board believes that its current leadership structure is in the Company’s best interest and will continue to make this determination based on regular assessments of the Company’s current condition and the Board’s overall composition. The Board has determined that J.M. Bernhard, Jr., the Company’s founder and the individual with primary responsibility for managing the Company’s day-to-day operations, is highly qualified to serve in the combined role because he is best positioned to lead Board meetings, facilitate discussion, and provide direction on key business and strategy matters. The Board believes that having Mr. Bernhard act in both roles is in the best interest of our shareholders at this time because it makes the best use of Mr. Bernhard’s extensive knowledge of the Company and our industry, as well as fostering greater communication between management and the Board.

The Company’s Corporate Governance Principles provide that when the Chairman of the Board is not an independent director, the Chairman of the Nominating and Corporate Governance Committee shall serve as the Lead Director, unless a majority of the independent directors designate another independent director to serve as Lead Director. The primary duties of the Lead Director are to: (i) preside over executive sessions of the independent directors and any Board meetings when the Chairman is not present; (ii) assist the Chairman with the preparation of the agenda for Board meetings and Committee meetings; (iii) serve as liaison between the independent directors and the Company and the Chairman and the Chief Executive Officer; and (iv) engage in communications with shareholders as requested by the Board. Mr. Hoyle currently serves as our Lead Director.

Communications with our Board of Directors

General.  Shareholders and other interested parties may contact our non-employee directors by sending an e-mail to board@shawgrp.com, or by writing to them at the following address: Board of Directors, 4171 Essen Lane, Baton Rouge, Louisiana 70809. All e-mails and letters received by either of these two methods are categorized and processed by either our Vice President of Internal Audit, who reports directly to the Audit Committee, or by the Chief Compliance Officer, either who may forward on to our non-employee directors as warranted. For additional information, please see our website at www.shawgrp.com on the “Investor Relations” page under the “Governance” link.

Accounting, Internal Control and Auditing Matters.  Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control and auditing matters. An employee may file a complaint through several different avenues, including: (1) our non-employee director e-mail account (board@shawgrp.com); (2) our Speak Up line (1.888.337.7499); or (3) internally reporting the matter to a member of management, our Chief Compliance Officer or other Shaw employees designated in the Code of Corporate Conduct. Our Chief Compliance Officer is responsible for monitoring and reporting such complaints to the Audit Committee.

Executive Sessions; Presiding Director

During fiscal year 2010, our non-employee directors met separately four times at regularly scheduled executive sessions, without any member of management present. In his capacity as chairman of our Nominating and Corporate Governance Committee and Lead Director, Mr. Hoyle served as presiding director at each executive session.

Meetings of Independent Directors; Presiding Director

Our independent directors met separately four times during fiscal year 2010 in non-management executive sessions. The chairman of our Nominating and Corporate Governance Committee, Secretary Hoyle, in his capacity as Lead Director, served as presiding director at each meeting of the independent directors during fiscal year 2010. The independent directors will continue to meet in executive sessions without any members of management or any non-independent directors being present, pursuant to the rules promulgated by the NYSE.

Director Attendance at Annual Meetings

We do not require our Board members to attend our annual meetings; however, the Corporate Governance Principles encourage directors to do so. Seven out of the eight current Board members attended last year’s annual meeting either in person or telephonically.

Board Committees

Our Board held 12 meetings during fiscal year 2010, and acted pursuant to unanimous written consent in lieu of meeting three times. Our Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. Each of our current directors attended at least 75% of all meetings of the Board and 75% of all meetings of the Board committees on which he served during fiscal year 2010 (during the period of service). The following table shows the committee memberships of directors serving during fiscal year 2010.

Nominating and
Corporate
Name (In alphabetical order)	Audit		Compensation		Governance		Executive

J. M. Bernhard, Jr.							X
James F. Barker	X		X
Thos. E. Capps	X
Daniel A. Hoffler			X	*	X
David W. Hoyle**	X				X	*	X	*
Michael J. Mancuso	X	*
Albert D. McAlister			X		X		X
Stephen R. Tritch ***					X

*	Committee Chairman

**	Lead Director

***	Mr. Tritch ceased serving as a member of the Nominating and Corporate Governance Committee on January 14, 2010 and was re-appointed on July 8, 2010.

Audit Committee.  Established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Audit Committee of the Board oversees our accounting, auditing and financial reporting practices. We believe our Audit Committee members are highly qualified individuals with significant relevant experience.

The Audit Committee met four times during fiscal year 2010, and held periodic executive sessions separately with our Vice President of Internal Audit or Interim Director of Internal Audit and our independent registered public accounting firm. It acted pursuant to a unanimous written consent in lieu of meeting one time. The Audit Committee also reviews and discusses with management and our independent registered public accounting firm our annual and quarterly financial statements before they are filed with the SEC. The Audit Committee meets with management to discuss our earnings announcements. Our Board, in its business judgment, has determined that the Audit Committee is comprised entirely of directors who satisfy the standards of independence established under the SEC’s rules and regulations, the NYSE listing standards, and our Corporate Governance Principles. Our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the NYSE listing standards. Additionally, the Board determined that Mr. Mancuso is qualified as an “audit committee financial expert” under SEC rules and regulations. The Board has adopted a written charter describing the roles and responsibilities of the Audit Committee. You may review the charter at www.shawgrp.com on the “Investor Relations” page under the “Governance” link.

Compensation Committee.  The Compensation Committee of the Board reviews and approves our compensation philosophy and objectives for corporate officers and other key management employees; reviews the competitiveness of our total compensation practices; determines the compensation and incentive awards to be paid to, and approves the compensation of, corporate officers and other key management employees; approves the terms and conditions of proposed incentive plans applicable to corporate officers and other key management employees; and reviews and approves, if appropriate, employment agreements, and severance and change in control arrangements for corporate officers and other key management employees. The Board has adopted a written charter describing the roles and responsibilities of the Compensation Committee, which includes the review of and recommendation to approve management’s Compensation Discussion and Analysis. You may review the charter at www.shawgrp.com on the “Investor Relations” page under the “Governance” link.

During fiscal year 2010, the Compensation Committee retained Hewitt Associates (“Hewitt”) to provide it with independent analysis and advice regarding compensation programs. Also during fiscal year 2010, with management’s assistance, the Compensation Committee elected to engage Meridian Compensation Partners, LLC (“Meridian”) (Hewitt or Meridian is referred to hereafter as the “Compensation Consultant,” as appropriate). Neither Hewitt nor Meridian provides any other services to Shaw or the Compensation Committee.

Our Board, in its business judgment, has determined that the Compensation Committee is comprised entirely of directors who satisfy the standards of independence established under the SEC’s rules and regulations, the NYSE listing standards, and our Corporate Governance Principles. The Compensation Committee met five times during fiscal year 2010, and once acted pursuant to a unanimous written consent in lieu of meeting.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee of the Board reviews and approves directorship policies and practices from time to time; evaluates potential director candidates and recommends qualified candidates to the full Board; advises the Board on composition of the Board and Committees of the Board; directs all matters concerning the Chief Executive Officer succession plan; and recommends and implements significant corporate governance matters. Our Board, in its business judgment, has determined that the Nominating and Corporate Governance Committee is comprised entirely of directors who satisfy the standards of independence established under the SEC’s rules and regulations, the NYSE listing standards, and our Corporate Governance Principles. In accordance with our Corporate Governance Principles, and the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee considers shareholder nominated directors on the same basis as it considers nominations from other sources. Shareholders may recommend candidates for the Nominating and Corporate Governance Committee to consider as potential director nominees by submitting names, biographical information, and background materials to the Nominating and Corporate Governance Committee c/o General Counsel, The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same criteria used for candidates submitted by Board members. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a shareholder in accordance with the provisions of the Company’s By-Laws relating to shareholder nominations. To date, no shareholder has recommended a candidate for director nominee to the Nominating and Corporate Governance Committee or to the Board.

The Nominating and Corporate Governance Committee met four times during fiscal year 2010, and once acted pursuant to a unanimous written consent in lieu of meeting. The Board has adopted a written charter describing the roles and responsibilities of the Nominating and Corporate Governance Committee. You may review the charter at www.shawgrp.com on the “Investor Relations” page under the “Governance” link.

Executive Committee.  The Executive Committee provides an efficient means of considering matters and taking actions that may require the attention of the Board or the Board’s powers when the Board is not in session. Except as provided by law, the Executive Committee possesses and may exercise all of the powers of the Board in the management and direction of all the business and affairs of the Corporation during the intervals between the meetings of the Board. The Executive Committee met once during fiscal year 2010.

Risk Management

Business Risk Oversight.  As part of its oversight responsibilities, the Board regularly reviews and discusses with management the methods by which the Company assesses and mitigates enterprise risk. As part of routine

Board meetings, management presents the Board with updates regarding the relative risks associated with key facets of the Company’s operations. The full Board focuses primarily on operational and financial risks related to project development and execution and relies on the Audit, Compensation, and Nominating and Corporate Governance Committees to monitor and report on those risks specific to the particular committee’s purview. The Audit Committee reviews and discusses the effectiveness of policies and procedures that the Company develops to assess and mitigate risk relating to financial reporting, tax, liquidity, and capital resources. The Audit Committee is responsible for monitoring the Company’s financial risk. The Compensation Committee reviews and discusses the Company’s compensation programs, strategy, and philosophy to determine whether the programs mitigate or reduce compensation-related risks and whether the programs align with shareholders’ interests. The Nominating and Corporate Governance Committee reviews and discusses appropriate corporate governance practices that mitigate regulatory risk. Additionally, because risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Compensation Risk Assessment.  The Compensation Committee reviewed and discussed with management the compensation risk analysis conducted to determine whether the Company has any compensation programs that are reasonably likely to have a material adverse affect on the Company. A detailed analysis was performed where each compensation element and program was categorized and then analyzed for potential risk on a scale of low, moderate and high for the following: (i) program design and metrics; (ii) compensation mix and time horizon; (iii) compensation process around design, award determination, and payouts; (iv) compensation program governance and oversight; and (v) mitigating controls. At the conclusion of our assessment, we determined that our compensation elements and programs have an appropriate mix of: (i) short-term compensation: annual base salary and cash incentives that have a pay-for-performance program design, which includes an annual employee performance evaluation process before consideration of base salary merit increases, and set metrics for our cash incentive programs that include earnings and cash flow at both the consolidated and business unit levels in addition to discretionary factors such as safety performance, legal, and regulatory compliance as examples; (ii) long-term compensation: equity and non-qualified deferred compensation that both provide retention to key talent and equity awards in the form of incentive stock options that aligns individual interests with those of our shareholders; and (iii) benefits that are offered at appropriate levels. Therefore, we have concluded that the Company does not have any compensation programs that are reasonably likely to have a material adverse affect on the Company.

Director Compensation and Benefits

Our director compensation program is intended to attract and retain directors with demonstrated ability, integrity, judgment, and experience to fulfill their responsibility to oversee management and to develop and oversee the implementation of strategies aimed at creating sustainable long-term value for our shareholders. The program is also intended to recognize the time commitments and responsibilities associated with serving on the board of directors of a public company.

The form and amount of director compensation is periodically reviewed and assessed by the Compensation Committee. The Compensation Committee reviews data concerning director compensation practices, levels, and trends for companies comparable to us in revenue, businesses, and complexity. This data is provided by our Compensation Consultant. Changes to director compensation, if any, are recommended by the Compensation Committee to the Board for action. Employee directors are not compensated for service as a director.

Non-Employee Director Compensation.

For services rendered during fiscal year 2010, our non-employee directors received the following fees, as applicable:

•	$85,000 annual cash retainer, payable on a quarterly basis;

•	$25,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Audit Committee;

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as a member (other than Chairman) of the Audit Committee;

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as a member of the Compensation Committee;

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as a member of the Nominating and Corporate Governance Committee; and

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as Lead Director.

Based on Meridian’s analysis of non-employee director compensation of our Peer Group (as defined in “Executive Compensation Comparative Analysis”), the Compensation Committee recommended and the full Board approved increasing non-employee director compensation for fiscal year 2011. As of September 1, 2010, non-employee director annual compensation was increased to approximately $215,000, with $110,000 paid as a cash retainer and $105,000 in equity. The chairman of the Audit Committee also receives an additional $25,000, and the chairmen of each of the other committees receive $5,000. The non-employee directors no longer receive $5,000 for their service as members of committees.

Stock Ownership Policy for Non-Employee Directors

As of January 1, 2010, the Corporate Governance Principles required each non-employee member of our Board to retain ownership of a minimum of 25% of the shares of stock-based awards received through our long-term equity incentive compensation plans, with flexibility for tax considerations, until the director retires or otherwise ceases serving as a member of our Board.

Equity Awards.  At the annual meeting held on January 28, 2009, our Board adopted, and our shareholders approved, the Omnibus Plan. As a result, no further awards have been or will be made under The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan, as amended (the “2005 Director Plan”), or any other prior long-term equity incentive compensation plans. Our plan is to grant awards under the Omnibus Plan to non-employee directors, focusing such awards on restricted stock units and other types of share-based awards.

Consistent with our past practice, on January 27, 2010, each of our non-employee directors received under the Omnibus Plan (i) options to purchase 2,094 shares of our common stock with an exercise price of $30.17 per share (the last quoted sale price of a share of our common stock on the NYSE on the grant date), and (ii) 1,467 restricted stock units.

Our Compensation Committee and our Board approved the methodology used to determine the fiscal year 2010 equity awards to our non-employee directors under the Omnibus Plan. Each equity award had an aggregate value of $85,000, which, in order to mirror long-term equity incentive grants awarded to executive officers, was allocated 50% to restricted stock units ($42,500) and 50% to non-qualified stock options ($42,500). Once the allocation of dollar values was determined, the actual number of options and restricted stock units was calculated. In determining the actual number of restricted stock units and options to be granted, the Compensation Committee relied upon a share valuation methodology developed and recommended by our Compensation Consultant to determine a value (the “economic value”) to each equity award, based, in part, on the actual design features of the award, and assumptions relating to term and vesting schedule, among other factors.

The options awarded in fiscal year 2010 under the Omnibus Plan vest in their entirety one year from the date of award. The restricted stock units awarded in fiscal year 2010 under the Omnibus Plan vest in three equal annual installments beginning on the first anniversary of the grant date. However, in the event a director ceases to be a Board member at any time after the one-year anniversary date of the award, the vesting automatically accelerates immediately.

Expense Reimbursement.  We reimburse our directors for travel and out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings, other meetings on our behalf, and director education programs.

Fiscal Year 2010 Compensation of Non-Employee Directors

The following table sets forth information regarding fiscal year 2010 compensation for non-employee directors:

Non-Employee Director Compensation for the Fiscal Year Ended August 31, 2010

	Fees Earned			All
	or Paid in	Stock	Option	Other
	Cash	Awards	Awards	Compensation
Name	(1)	(2)	(3)	(4)	Total

James F. Barker	$95,000	$44,259	$27,431	$1,385	$168,075
Thos. E. Capps	90,000	44,259	27,431	901	162,591
Daniel A. Hoffler	95,000	44,259	27,431	1,443	168,133
David W. Hoyle	100,000	44,259	27,431	1,397	173,087
Michael J. Mancuso	110,000	44,259	27,431	1,343	183,033
Albert D. McAlister	95,000	44,259	27,431	1,481	168,171
Stephen R. Tritch*	89,583	44,259	27,431	1,458	162,731

*	Mr. Tritch initially was appointed to the Nominating and Corporate Governance Committee on July 8, 2009, but ceased serving on the Committee on January 14, 2010, and was re-appointed on July 8, 2010.

(1)	Amounts shown in this column reflect the total cash compensation earned by or paid to each director in fiscal year 2010 in connection with Board and Committee retainers.

(2)	This column represents the total grant date fair value, computed in accordance with Accounting Standards Codification Topic 718 Compensation — Stock Compensation (“ASC 718”), of stock awards granted during fiscal year 2010. The fair value of stock awards is generally calculated using the last quoted sale price of a share of our common stock on the NYSE on the grant date.

As of August 31, 2010, our non-employee directors had the following aggregate number of unvested stock awards: Mr. Barker — 2,760; Mr. Capps — 2,760; Mr. Hoffler — 2,760; Secretary Hoyle — 2,760; Mr. Mancuso — 2,760; Mr. McAlister — 2,760; and Mr. Tritch — 1,467.

(3)	This column represents the total grant date fair value, computed in accordance with ASC 718, of stock options granted during fiscal year 2010. Assumptions used in the calculation of fair value are included in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

As of August 31, 2010, our non-employee directors held the following aggregate number of outstanding (vested and unvested) option awards: Mr. Barker — 11,099; Mr. Capps — 6,421; Mr. Hoffler — 8,599; Secretary Hoyle — 16,927; Mr. Mancuso — 7,530; Mr. McAlister — 16,927; and Mr. Tritch — 2,094.

(4)	Represents gifts given to our directors and costs incurred by us for the directors’ spouses to accompany them to business functions.

EXECUTIVE MANAGEMENT TEAM

The following table provides information about our current executive officers. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board or his earlier removal or resignation from office.

Name (In alphabetical order)	Age	Position

J.M. Bernhard, Jr.	56	Chairman of the Board of Directors, President and Chief Executive Officer
George P. Bevan	63	President, Environmental & Infrastructure (E&I) Group
David L. Chapman, Sr.	64	President, Fabrication & Manufacturing Group
John Donofrio	49	Executive Vice President, General Counsel and Corporate Secretary
Brian K. Ferraioli	55	Executive Vice President and Chief Financial Officer
Gary P. Graphia	48	Executive Vice President and Chief Operating Officer
Michael J. Kershaw	61	Senior Vice President and Chief Accounting Officer
Louis J. Pucher	67	President, Energy & Chemicals (E&C) Group
Clarence L. Ray, Jr.	63	Chief Executive Officer, Power Group

J. M. Bernhard, Jr. For biographical information on Mr. Bernhard, see “Board of Directors and Director Nominees.”

George P. Bevan currently serves as the President of our Environmental & Infrastructure Group, having held this position since June 2008. Mr. Bevan first joined us in September 1994 as Vice President of Business Development, and held this position until February 1996, when he was appointed Executive Vice President of Corporate Development. Mr. Bevan served as Executive Vice President of Corporate Development until September 2003, when he was appointed as our Vice President of Government Affairs and President of one of our subsidiaries. He served in this position until April 2005 and then again from May 2006 through March 2007. From April 2005 through May 2006, Mr. Bevan worked for us as a consultant on hurricane Katrina and Rita related matters while he was employed by the Sterling group, a re-processor of PVC. In March 2007, Mr. Bevan was appointed President of the Infrastructure Division and then Commercial and State & Local Government (“CSL”) Division of our Environmental & Infrastructure Group. He served as CSL Division President until his June 2008 appointment as President of our Environmental & Infrastructure Group.

David L. Chapman, Sr. currently serves as President of our Fabrication & Manufacturing Group. He joined us in April 2002 as President of our Fabrication & Manufacturing Division, which is now known as the Fabrication & Manufacturing Group. Mr. Chapman has over 40 years of experience in the industrial fabrication business. From 1993 to 2002, Mr. Chapman was employed by Turner Industries Group, a large industrial contracting company, where he served as President of International Piping Systems, Turner International Piping Systems and International Painting Corporation.

John Donofrio currently serves as Executive Vice President, General Counsel and Corporate Secretary. He joined us in October 2009. From 2005 to October 2009, Mr. Donofrio served as senior vice president, general counsel and chief compliance officer of Visteon Corporation, a leading global supplier of innovative products to automotive manufacturers. Previously, from 2000 to 2005, Mr. Donofrio was Vice President and General Counsel of Honeywell Aerospace, a global manufacturer of aerospace components and systems. Before joining Honeywell, he was a partner with the law firm of Kirkland & Ellis in Washington, D.C., and New York. Mr. Donofrio also currently serves on the board of directors of FARO Technologies, Inc. (NASDAQ: FARO), a publicly-held leader in portable computer-aided measurement hardware and software headquartered in Lake Mary, Florida.

Brian K. Ferraioli currently serves as Executive Vice President and Chief Financial Officer. He joined us in July 2007 as our Executive Vice President, Finance, and served in that position until October 2007, when he was appointed to his current position. Immediately prior to joining us and since November 2002, Mr. Ferraioli served as Vice President and Controller of Foster Wheeler AG. Prior to that, and until November 2002, Mr. Ferraioli served in various corporate and operating unit executive financial positions with Foster Wheeler AG and with its subsidiaries in the U.S. and Europe. Foster Wheeler is a diversified engineering and construction company and power equipment supplier. Mr. Ferraioli is also a member of the Dean’s Advisory Council at Louisiana State University’s E.J. Ourso College of Business.

Gary P. Graphia currently serves as Executive Vice President and Chief Operating Officer. He joined us in August 1999, as our General Counsel and Corporate Secretary and served in that position until November 2006 when he was appointed Executive Vice President, Secretary and Chief Legal Officer. He served as our Executive Vice President, Corporate Secretary and Chief Legal Officer until May 2007, when he was appointed Executive Vice President, Corporate Development and Strategy, a position he held until December 22, 2008, when he was appointed to his current position.

Michael J. Kershaw currently serves as our Senior Vice President and Chief Accounting Officer, having held this position since December 2007. Mr. Kershaw first joined us in September 2007 as Senior Vice President and Corporate Controller. From 2005 until joining Shaw, Mr. Kershaw served as Vice President of Accounting and Finance of KBR Inc.’s Energy & Chemicals Division. KBR Inc. is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. From 2003 until 2005, Mr. Kershaw served as Senior Controller for KBR. Prior to his employment by KBR, from 1997 until 2002, Mr. Kershaw served in several executive and managerial positions with Koch Industries, Inc.

Louis J. Pucher currently serves as President of our Energy & Chemicals Group. He joined us in March 2007 as President of E&C operations, and was promoted to his current position in July 2007. Mr. Pucher served as Senior Vice President of KBR Inc.’s Energy & Chemicals Division from August 2003 to September 2006. KBR Inc. is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. Prior to his position with KBR, from June 1966 to July 2003, Mr. Pucher held various management positions with M.W. Kellogg Company, a global full-service engineering, procurement and construction contractor.

Clarence Ray currently serves as Chief Executive Officer of our Power Group, having been appointed to this position on September 14, 2010. Mr. Ray first joined us in February 2007 as Executive Vice President of our Power Group and held that position until appointed to his current position. From April 2006 to January 2007, Mr. Ray served as Group Vice President, Construction and Project Management and, from January 2004 until April 2006, as Group Vice President and Chief Procurement Officer of the Procurement, Construction and EH&S departments for Duke Energy Corporation, a highly diversified energy holding company headquartered in Charlotte, North Carolina.

Security Ownership of Certain Beneficial Owners

SEC rules require disclosure regarding any persons known to us to be a beneficial owner of more than 5% of the outstanding shares of our common stock. Based on the beneficial ownership information contained in Schedule 13Gs and Form 13Fs filed with the SEC as of November 30, 2010, we believe there were no beneficial owners of more than 5% of the outstanding shares of our common stock.

Security Ownership of Management and Non-Employee Directors

The following table sets forth the beneficial ownership of our common stock, as of November 30, 2010, except as otherwise noted, by:

•	Each director, including nominees for election at the Annual Meeting;

•	Each named executive officer; and

•	All of our current directors and executive officers as a group.

The shareholders listed have sole voting and investment power with respect to shares beneficially owned by them, except to the extent that authority is shared by spouses under applicable law, or as otherwise noted. Secretary Hoyle pledged 3,397 shares to BB&T as collateral for certain loans.

	Amount and Nature of Beneficial Ownership
		Options	Total
		Currently	Shares of
	Shares of	Exercisable or	Common
	Common	Exercisable	Stock
	Stock	within 60	Beneficially	Percent of
Name of Beneficial Owner	(1)(2)	Days(3)	Owned(4)	Class(5)

Directors:
J.M. Bernhard, Jr.	1,110,796	1,154,180	2,264,976	2.6%
(Chairman, President and Chief Executive Officer)
James F. Barker	6,496	11,099	17,595	*
Thos. E. Capps	5,872	6,421	12,293	*
Daniel A. Hoffler	13,099	8,599	21,698	*
David W. Hoyle(6)	37,453	15,427	52,880	*
Michael J. Mancuso	3,469	7,530	10,999	*
Albert D. McAlister(7)	141,432	17,752	159,184	*
Stephen R. Tritch	489	2,094	2,583	*
Named Executive Officers (other than Mr. Bernhard):
Brian K. Ferraioli	45,594	64,961	110,555	*
David L. Chapman, Sr.	41,095	45,717	86,812	*
Gary P. Graphia	50,461	95,928	146,389	*
John Donofrio	3,702	6,145	9,847	*
All current directors, director nominees, named executive officers and current executive officers as a group (16 persons)(8)	1,535,632	1,525,908	3,061,540	3.6%
Former Officers:
Frederick W. Buckman(9)	19,040	44,214	63,254	*

*	Less than 1%

(1)	Includes shares over which the person or members of his immediate family hold or share voting and/or investment power and excludes shares listed under the column “Options Currently Exercisable or Exercisable within 60 Days.” For named executive officers, shares owned through our 401(k) Plan are included.

(2)	Includes restricted stock units awarded under our 2005 Director Plan or our Omnibus Plan to our non-employee directors that may convert into shares of common stock within 60 days of November 30, 2010 (by January 29, 2011), as follows: Mr. Barker — 1,280; Mr. Capps — 1,280; Mr. Hoffler — 1,280; Mr. Hoyle — 1,280; Mr. Mancuso — 1,280; Mr. McAlister — 1,280; and Mr. Tritch — 489. Includes restricted stock units awarded under our 2001 Employee Incentive Compensation Plan or our Omnibus Plan to employees that will convert into shares of common stock within 60 days of November 30, 2010, as follows: Mr. Bernhard — 103,428; Mr. Ferraioli — 25,256; Mr. Chapman — 38,492; Mr. Graphia — 21,368; and Mr. Donofrio — 0. Restricted stock units do not have voting rights.

(3)	Includes shares underlying options granted by us that are exercisable at November 30, 2010, and shares underlying options that become exercisable within 60 days thereafter.

(4)	Represents the total of shares listed under the columns “Shares of Common Stock” and “Options Currently Exercisable or Exercisable within 60 Days.”

(5)	Based on the number of total shares outstanding at November 30, 2010.

(6)	Includes 2,250 shares of common stock beneficially owned by Secretary Hoyle’s spouse and 3,397 shares that Secretary Hoyle has pledged to BB&T as collateral for certain loans.

(7)	Includes 27,764 shares beneficially owned by the Camille McAlister Trust (Mr. McAlister is Co-Trustee), 2,500 shares beneficially owned by Gayle Brown (Ms. Brown currently resides within Mr. McAlister’s household) and 3,000 shares beneficially owned by A. Dial McAlister Limited Partnership (A. Dial McAlister is a Partner and Mr. McAlister’s son). Also, on December 7, 2010, Mr. McAlister gifted to charity 500 shares of the listed Company’s common stock.

(8)	The shares reported as beneficially owned by all current directors, director nominees, named executive officers and current executive officers, as a group, include 2,875 shares of restricted stock awarded to the named executive officers and current executive officers as to which the named executive officers and executive officers have sole voting power but no investment power at November 30, 2010. The amounts reported do not reflect the beneficial holdings of Mr. Buckman.

(9)	These numbers reflect Mr. Buckman’s holdings effective as of his termination date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and certain beneficial owners of more than 10% of our common stock to file with the SEC reports of ownership (Form 3) and changes in ownership (Forms 4 and 5) of our common stock. The reporting persons are required to furnish us with copies of all reports filed pursuant to Section 16(a).

Based solely upon review of the SEC reports and written representations to us from certain reporting persons, we believe that during fiscal year 2010, all filing obligations under Section 16(a) applicable to the reporting persons have been met by all Section 16 persons.

Corporate Governance Practices

Our Nominating and Corporate Governance Committee and Board have reviewed our Corporate Governance Principles, as well as our other corporate governance guidelines and procedures, to determine whether they should be revised to address recent changes in regulatory requirements and evolving governance practices. In addition, the Compensation Committee and the Board reviewed the Company’s Executive Compensation Guidelines. Based upon this review, our Board of Directors adopted and/or revised many of the Company’s practices and policies.

Executive Compensation Guidelines.  In 2009, the Compensation Committee approved and adopted, and our Board ratified the Company’s Executive Compensation Guidelines (the “Guidelines”). In 2010, the Board ratified amendments to the Guidelines to include, among other things, the following:

•	No Future Guaranteed Recurring Management Incentive Program Payments for Executive Officers. The Guidelines prohibit the Company from entering into any future executive employment agreements guaranteeing recurring Management Incentive Program (“MIP”) payments.

•	No Company-Paid Personal Use of Corporate Aircraft. The Guidelines provide that any future personal use of corporate aircraft by executive officers must be paid for by the executive officer, except in the case of existing contractual commitments and as needed to ensure the safety of the Chief Executive Officer.

•	No Tax Gross-Ups for Executive Officers. The Guidelines provide that executive officers will not receive additional compensation to cover the cost of taxes assessed, if any, on perquisites. Exceptions to this general guideline include taxes associated with relocation and with change in control provisions included in certain employment agreements existing prior to the Board adopting the Guidelines.

•	Stock Holding Guidelines for Executive Officers. The Guidelines provide that from and after January 1, 2011, the minimum amount of Company stock-based awards or equity held by our Chief Executive Officer is increased from five to at least six times his base salary. The Guidelines established that from and after January 1, 2010, certain other executive officers should hold at least two and one-half times the executive officer’s base salary in Company stock-based awards or equity. The Chief Executive Officer and the other executives subject to stock guidelines have five years from January 1, 2010, to reach the holding requirement and new executives have five years from appointment to meet the requirement. The value of the stock for this purpose is measured at the time of award on the same basis it was awarded and includes all stock-based awards, whether vested or unvested. Executive officers are not required to purchase additional shares if the market price declines from that on the grant date.

•	Clawbacks. The Board amended the Guidelines on December 9, 2010, to include “clawback” provisions applicable to all executive officers in addition to the Chief Executive Officer and Chief Financial Officer. The Guidelines will require an executive officer to disgorge paid or awarded performance-based compensation in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), such that any performance-based compensation awarded would have been a lower amount had it been calculated based on such restated financial statements. The clawback may apply only if the officer engaged in fraud or illegal conduct that materially contributed to the need for such a restatement, as determined by a court of competent jurisdiction. A committee of independent directors will have the discretion not to seek recovery based on various factors, such as likelihood of recovery, cost and effort involved, pending legal proceedings, and interests of the Company.

•	No Underwater Buyouts. The Compensation Committee of the Board amended the Omnibus Plan in 2010 to explicitly prohibit buyouts of underwater options or SARs without shareholder approval.

•	Share Usage. The Compensation Committee of the Board amended the Omnibus Plan in 2010 to clarify that shares withheld to satisfy tax withholding on awards under the Omnibus Plan are not eligible to be returned to the plan for future awards.

•	Shareholder Vote. Based upon a shareholder proposal that did not receive sufficient votes to pass, the Guidelines have been revised to require a shareholder advisory vote on the approval of new employment or other agreements between the Company and its executive officers to the extent that such agreements provide for unearned payments or awards (including acceleration of vesting of previously granted awards) upon the death of the executive officer. This advisory vote will not apply to existing employment or other agreements or ministerial amendments thereto or renewals or extensions thereof. An advisory vote is not required regarding payment of the following amounts: (i) accrued and/or deferred wages and benefits; (ii) provision (or payments in lieu) of COBRA medical and dental benefits for the executive officer’s surviving spouse and dependents; or (iii) life insurance benefits that are provided as part of the Company’s general employee benefits.

•	Minimum Vesting Requirements. The Board of Directors amended the Omnibus Plan in 2010 to subject future grant awards to minimum vesting requirements. The awards will have a minimum vesting of no less than three years; provided such awards may vest on an accelerated basis in the event of a participant’s death, disability or retirement or in the event of an a change in control.

•	Considerations Regarding CEO Contract. The Company and Meridian evaluated alternatives to meet the Company’s contractual obligations to the CEO with regard to certain post-termination obligations. Specifically, the obligations include post-termination aircraft usage and a lump sum payment due the CEO upon termination, including termination due to death. The Company determined that alternative approaches to meet these obligations brought significant adverse tax consequences to both the Company and the CEO, and would impact other employees through the required termination of other non-qualified deferral programs. After considerable research and discussion, the Board and management concluded that it was not in the best interest of shareholders to modify these contractual obligations at this time.

Corporate Governance Principles.  In 2010, the Board revised and ratified the Corporate Governance Principles, which include, among other things:

•	Stock Ownership Guidelines for Directors. The Corporate Governance Principles provide that from and after January 1, 2010, independent directors should hold at least 25% of the shares of stock-based awards granted until departing from service to the Board, with flexibility for tax considerations.

•	Shareholder Rights Plan. The Board determined in 2010 that it was in our shareholders’ best interests to eliminate the Shareholder Rights Plan and voted to immediately terminate the plan, effective January 1, 2011. Subsequently, we amended the Corporate Governance Principles to eliminate references to the Shareholder Rights Plan and the evaluation thereof.

•	Burn Rate. The Board determined in 2010 to commit to the Company’s shareholders that over the next three fiscal years (commencing on September 1, 2012), it will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an average rate greater than 2.0% of common shares outstanding.

•	Director Status Change. The Corporate Governance Principles provide that an independent director who either retires from or changes the professional position held when initially elected to the Board shall notify the Board of the change and offer to resign. The Board shall then, through the Nominating and Corporate Governance Committee, review the appropriateness of the director’s continued service to the Company. The director will maintain the position until the full Board acts on the Nominating and Corporate Governance Committee’s recommendation.

•	Director Participation in ISS Accredited Director Education. The Corporate Governance Principles provide that each of our directors receive at least eight hours of ISS-accredited (or similar training program) director education training every twenty-four months. In connection with this guideline, the Board will strive to offer four hours of in-Board ISS accredited director education programs each year.

Corporate Governance Principles and Committee Charters

Our Board adopted the Corporate Governance Principles and revised and restated charters of the Audit, Nominating and Corporate Governance, and Compensation Committees of the independent members of our Board of Directors (current charters may be found on our website at www.shawgrp.com on the “Investor Relations” page under the “Governance” link), which establish the framework for our corporate governance. The Corporate Governance Principles and committee charters are intended to assure that our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Additionally, the Corporate Governance Principles are intended to align the interests of directors and management with those of our shareholders. Our Corporate Governance Principles set forth Board practices with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance and succession planning, and Board committees and compensation.

Codes of Conduct

Our Board of Directors has formally adopted a Code of Corporate Conduct and an Insider Trading Policy, both of which apply to all of our employees, officers and directors. Our Board formally adopted a separate Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all other senior financial and accounting executives. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, or persons performing similar functions, by posting such information on the Company’s website. Copies of these codes are available on our website at www.shawgrp.com on the “Investor Relations” page under the “Governance” link.

Governance Documents

If you would like further information about our corporate governance practices, you may view the following documents on our website at www.shawgrp.com on the “Investor Relations” page under the “Governance” link:

—	Corporate Governance Principles

—	Audit Committee Charter

—	Compensation Committee Charter

—	Nominating and Corporate Governance Committee Charter

—	Code of Corporate Conduct

—	Code of Ethics for Chief Executive Officer and Senior Financial Officers

We will provide any of the foregoing information to our shareholders without charge upon request. Requests for these documents may be made to our Chief Compliance Officer, The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809, or by telephone at 225.932.2500.

Transactions with Related Persons

Policies and Procedures.  Our Board adopted a Related Persons Transaction Policy in August 2008 for the review, approval, or ratification of related person transactions. The policy applies to covered transactions exceeding or expected to exceed $25,000 in a calendar year in which Shaw and a Related Person (as defined below) are participants. A Related Person is defined as: (1) a director or director nominee; (2) a senior officer of Shaw or any of its controlled affiliates; (3) any shareholder owning more than 5% of our common stock (or any person owning more than 5% of the equity interests of any of our controlled affiliates); (4) a person who is an immediate family member of any of the foregoing; or (5) an entity that is owned or controlled by any of the persons noted in (1) through (4) of the policy. Our Related Persons Transaction Policy requires the approval of the Audit Committee for any transactions covered by the policy. This approval process is intended to be performed in advance of a covered transaction but may be subsequently ratified by the Audit Committee. Certain transactions qualify for standing pre-approval and need not be reported to the Audit Committee, which transactions include but are not limited to: (a) employment of executive officers; (b) director compensation; (c) transactions with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares are pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues, and any charitable contributions, grants or endowments by Shaw to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director are pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts; and (d) transactions involving a competitive bid process. The policy also requires reporting and disclosures as required by law.

Our current process for identifying transactions subject to our Related Person Transaction Policy occurs through an annual survey requesting disclosure of existing related person transactions from certain employees, including all executive, corporate and managerial employees. Additionally, we request on subcontractor pre-qualification forms disclosure of any relationships with our employees, officers and directors. In addition, our Code of Corporate Conduct requires employees to avoid conflicts of interest and disclose any potential conflicts of interests. If potential related person transactions are identified, they are reviewed for compliance with the Related Person Transaction Policy by our Chief Compliance Officer; if approval by the Audit Committee is required by the policy, we will solicit approval or ratification of the transaction by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee considers, among other factors (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and (2) the extent of the Related Person’s interest in the transaction.

Transactions.

•	Employment of Mr. Chapman’s Son. During fiscal year 2010, the Company employed as a “Director of Coatings” David L. Chapman, Jr., son of David L. Chapman, Sr., President of our Fabrication & Manufacturing Group. Mr. Chapman, Jr.’s total compensation in fiscal year 2010 was approximately $218,000. We believe that Mr. Chapman, Jr.’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties, and service to us.

•	Employment of Mr. Ray’s Son. During fiscal year 2010, the Company employed as a project accounting manager, Michael Lee Ray, son of Clarence L. Ray, Jr., CEO of our Power Group. Michael Lee Ray has been an employee of the Company since 2004, three years before his father, Clarence Ray, joined the Company in 2007. Michael Lee Ray’s total compensation in fiscal year 2010 was approximately $139,000. We believe that Michael Lee Ray’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties, and service to us.

•	Purchase of Mr. Donofrio’s Home in Michigan. During fiscal year 2011, in order to incentivize and enable Mr. Donofrio to relocate his wife and three school-aged children from Michigan to Baton Rouge, Louisiana, the Compensation Committee approved the Company’s purchase of his home in Michigan. The Company purchased the home for $1,625,000, which is the amount paid by Mr. Donofrio when he purchased the house in 2005. As the market value of the home at the time of the Company’s purchase was approximately $1,150,000, the excess over-market value will be accounted for as fiscal year 2011 compensation for Mr. Donofrio.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or at any time has been, employed by or served as an officer of ours or any of our subsidiaries or had any substantial business dealings with us or any of our subsidiaries. None of our executive officers is now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee of our Board.

AUDIT COMMITTEE REPORT

The Audit Committee, comprised entirely of independent directors, has reviewed and discussed with management and our independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended August 31, 2010. Our management is responsible for establishing and maintaining adequate internal control over financial reporting, including evaluating the effectiveness of the design and operation of our disclosure controls and procedures. The Audit Committee discussed with the internal auditors and the independent registered public accounting firm the overall scope of, plans for, and results of their respective audits. In accordance with the standards established by the Public Accounting Oversight Board, our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements which are prepared in accordance with generally accepted accounting standards, and for issuing a report on the results of its audit. The Audit Committee is responsible for providing independent objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed its independence with our independent accountant.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended August 31, 2010. The Audit Committee also has appointed, and has requested shareholder ratification of the appointment of KPMG as Shaw’s independent registered public accounting firm for the fiscal year ending August 31, 2011.

Submitted by the Audit Committee of the Board of Directors,

Michael J. Mancuso, Chairman
James F. Barker
Thos. E. Capps
David W. Hoyle

Independent Registered Public Accounting Firm Fees

The following table shows the fees related to the audit and other services provided by KPMG for the fiscal years ended August 31, 2010 and 2009:

	Fiscal Year 2010		Fiscal Year 2009

Audit Fees	$7,400,000	66%	$8,350,000	70%
Audit-Related Fees	1,307,000	12%	939,500	8%
Tax Fees	2,382,000	22%	2,560,000	22%
All Other Fees	—	0%	—	0%

Total	$11,089,000	100%	$11,849,500	100%

Audit Fees.  Services within audit fees primarily include the annual audit and the audit of internal control over financial reporting, as well as reviews of our quarterly reports and accounting and reporting consultations.

Audit-Related Fees.  Services within audit-related fees primarily include statutory audits for our international subsidiaries and audits of certain joint ventures.

Tax Fees.  Services within tax fees primarily include tax compliance services, tax advice, Form 5500 preparation, and tax planning.

KPMG did not perform any professional services related to financial information systems design and implementation for us in fiscal year 2010.

Pre-Approval of Audit and Permissible Non-Audit Services

Under the policy on pre-approval of services to be provided by independent accountants, as adopted by the Audit Committee and described below, the Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm as well as the fees charged for such services.

All of the fees and services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by the Audit Committee, which concluded that the provision of such services by KPMG were compatible with the maintenance of those firms’ independence in the conduct of their auditing functions.

The Audit Committee is required to pre-approve the engagement of the Company’s independent accountant to perform any services for the Company or its subsidiaries. This pre-approval is required to be obtained prior to the engagement of the independent accountant. The Committee has determined to categorize the services that might be performed by the independent accountant in the following list. For engagements to provide services included in “Level 1,” the Committee must pre-approve the services. For engagements to provide services included in “Level 2,” the Committee has delegated its full authority to any single member of the Committee to pre-approve these services. All services pre-approved by a single member shall be reviewed by the Committee at the following Committee meeting.

Audit Services

The Committee will pre-approve the auditors for recurring engagements annually as a matter of course. The Levels below are intended as minimums and generally would only be required for an unforeseen audit or for audit services performed outside of recurring annual audits.

Level 1

•	Audit of the annual consolidated financial statements of The Shaw Group Inc., including quarterly reviews.

•	Any other audit services not specifically listed.

Level 2

•	Consents to include the Independent Accountant’s report in Company filings with the SEC

•	Comfort letters

•	Statutory audits of foreign subsidiaries

•	Audits of wholly-owned consolidated entities (e.g., Shaw Constructors for State Contractors’ licenses)

Audit Related Services

Level 1

•	Audits of Employee Benefit Plans

•	Due diligence related to Mergers & Acquisition when fees exceed $200,000

•	Internal control reviews

•	Any other audit related services not specifically listed

Level 2

•	Due diligence related to Mergers & Acquisitions when fees do not exceed $200,000

•	Accounting assistance & audits in connection with proposed or consummated acquisitions when fees do not exceed $200,000

•	Consultation concerning financial accounting and reporting standards when fees do not exceed $200,000

Tax Services

Level 1

•	Tax compliance services related to the consolidated Shaw Group federal tax return

•	Any other tax services not specifically listed

Level 2

•	Tax payment planning services when fees do not exceed $200,000

•	Tax consultation and tax planning services when fees do not exceed $200,000

Other Services

Level 1

•	Any other services when fees exceed $100,000

Level 2

•	Any other services when fees do not exceed $100,000

The Audit Committee recognizes that for certain engagements, such as due diligence assistance related to mergers and acquisitions, the total fees are usually unknown. In these circumstances, a single engagement may be approved at Level 2, and then as it becomes apparent that the fees will exceed the Level 2 limitations, a Level 1 “pre-approval” will need to be obtained. This provision is a practical recognition that certain engagements will require pre-approval in a very short time frame, while providing a reasonable limitation to ensure Level 2 pre-approval is provided for larger, more material engagements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosure set forth below under the heading “Compensation Discussion and Analysis.” Based on its review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement for the Annual Meeting and incorporated by reference in The Shaw Group Inc.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

Submitted by the Compensation Committee of the Board of Directors.

Daniel A. Hoffler, Chairman
James F. Barker
Albert D. McAlister

EXECUTIVE COMPENSATION:

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (the “CD&A”) explains how the Board’s Compensation Committee established goals, reviewed performance measures, and decided compensation for our Named Executive Officers (“NEOs”) in fiscal year 2010. The NEOs for fiscal year 2010 were:

•	J.M. Bernhard, Jr., Chairman of the Board of Directors, President and Chief Executive Officer;

•	Brian K. Ferraioli, Executive Vice President and Chief Financial Officer;

•	David L. Chapman, Sr., President, Fabrication & Manufacturing Group;

•	Gary P. Graphia, Executive Vice President and Chief Operating Officer;

•	John Donofrio, Executive Vice President, General Counsel and Corporate Secretary; and

•	Frederick W. Buckman, Former President, Power Group.

Executive Summary

The following provides a brief overview of the more detailed disclosures set forth in this CD&A:

•	The Company’s executive compensation philosophy is designed to maximize shareholder value by allowing us to recruit, incentivize, and retain top executive leadership with the skill sets to enable the Company to achieve our long- and short-term business goals. See further details at “Compensation Philosophy, Objectives, Plans, and Programs.”

•	Compensation for executive officers, including NEOs, is comprised of the following elements: base salary; annual cash incentives; equity-based long-term incentives; and limited perquisites. See further details at “Compensation Philosophy, Objectives, Plans, and Programs.”

•	Although the Company’s target total executive compensation goals (including the NEOs) tended to fall at or above the 75th percentile of our Peer Group (as defined in “Executive Compensation Comparative Analysis”); most of our actual total executive compensation was closer to the 50th percentile. Ambitious performance and compensation targets allow the Company to attract, motivate, and retain high caliber executive talent, and incentivize these executives to achieve our business goals. See further details at “Compensation Discussion of Our Named Executive Officers.”

•	The Company fosters a “pay-for-results environment” by establishing measurable operational and financial performance goals. The goals are designed to incentivize all Company leadership (not just NEOs) to maximize shareholder value by furthering both our long-term and short-term business strategies. The performance goals for the cash incentive plan that the Compensation Committee establishes at the beginning of each fiscal year focus on generating earnings and operating cash flow and comprise 50% of the total annual cash incentive plan target. The remaining 50% is variable and typically based on performance measures critical to our success such as: (i) year-over-year performance analysis; (ii) relative weighting of the business unit’s financial contributions to consolidated results; (iii) safety performance; and (iv) legal and regulatory compliance. For fiscal year 2010, our operating and financial performance, combined with the assessment of other variable performance factors, did not reach the aggressive targets established by our Compensation Committee last year, which resulted in lower actual annual cash incentive and total compensation levels. See further details at “Incentive Compensation and Other Programs.”

•	In addition to the cash incentive plan, the Company also provides long-term compensation to executives to motivate and retain strong leadership and ensure that those executives’ interests are aligned with the interests of our non-affiliated shareholders. During fiscal year 2010, we issued equity awards in the form of stock options and restricted stock units, with the value of the awards equally split between the two types. All awards vest in equal one-fourth increments over four years. This vesting period is longer than the three-year minimum vesting period required by our Omnibus Plan. See further details at “GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010.”

•	For purposes of recruiting and retention, each of our NEOs has an employment agreement and may be entitled to severance, change in control benefits, and continuation of health and welfare benefits for a period of time following separation from the Company, depending on the circumstances surrounding the separation. See further details at “NARRATIVE DISCLOSURE TO THE SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE.”

•	Effective January 1, 2011, the Compensation Committee and Board of Directors amended the Executive Compensation Guidelines (“Guidelines”). See “Executive Management Team; Governance Principles; Executive Compensation Guidelines” above. The amendments, among other things, increased Mr. Bernhard’s equity stock ownership guidelines from five times to six times his annual base salary. The increase reflects the Company’s ongoing efforts to evaluate our Guidelines to better align Company policy with best practices and shareholder interests. As noted in the “Corporate Governance Practices” section, we maintained the minimum equity requirements for other executives at two and one-half times annual base salary. See further details at “Incentive Compensation and Other Programs.”

•	The Compensation Committee makes all compensation decisions regarding our Chief Executive Officer and other executives based on performance data, consultation with the Compensation Committee’s compensation consultant, and the Chief Executive Officer’s compensation recommendations for the NEOs, excluding himself. See further details at “Role of Compensation Committee.”

•	The Compensation Committee and management conducted a competitive evaluation process in which several firms were considered for the Compensation Committee consultant role. Based on the results of this process, the Compensation Committee engaged Meridian, which reports directly to the Compensation Committee. Meridian provided analysis on compensation survey data and market trends, assisted with development of a compensation Peer Group, and provided input on compensation recommendations for our key executive officers, including the NEOs. See further details at “Role of Compensation Consultant.”

Compensation Philosophy, Objectives, Plans, and Programs

The Company’s executive compensation philosophy is designed to:

•	Maximize shareholder value by recruiting, incentivizing, and retaining top executive leadership with the skills to enable the Company to achieve our long- and short-term business goals, thus aligning the interests of our executives with those of our shareholders; and

•	Provide a balanced mix of base salary, annual cash incentives, and long-term equity incentives, emphasizing performance-based compensation that provides actual compensation levels between the 50th and 75th percentile of our Peer Group.

Although fiscal year 2010’s total compensation resulted in most executives receiving compensation levels closer to the 50th percentile of our Peer Group, should the Company have achieved all of the financial and operating performance goals established for our annual cash incentive plan, actual total compensation could have been closer to the 75th percentile of our Peer Group.

The elements of our compensation program help us to realize our compensation philosophy and objectives:

•	Base salary. Base salary provides a competitive and stable level of income to our executives, whose majority of total compensation is variable from year to year.

•	Annual Cash Incentive Compensation. We reward our executives for achieving operational and financial benchmarks that are incorporated in the overall operational and financial goals that the Compensation Committee establishes each fiscal year. The cash incentive element of total compensation is administered under our Management Incentive Program (MIP) and the performance-based awards are governed by our Omnibus Plan. The details of goal setting and determination of awards are discussed in detail below in “Incentive Compensation and Other Programs.”

•	Long-Term Equity Incentive Compensation. Long-term equity incentive compensation ensures that our executives’ interests are aligned with those of our shareholders. Currently, long-term equity incentive compensation is comprised of 50% stock options and 50% restricted stock units with a four-year vesting period. The allocation of stock options and restricted stock units incorporates both retention and incentive goals into the overall compensation program.

•	Benefits and Other Compensation. Our benefit programs provide tax-efficient means of providing financial security and insurance coverages. Other compensation, such as perquisites, serves as a recruiting tool to encourage industry-leading talent to join the Company.

See “Compensation Discussion of Our Named Executive Officers” for additional information regarding the elements of compensation of our NEOs.

Role of Compensation Committee

As stated in its charter (available on our web site at www.shawgrp.com on the “Investor Relations” page under the “Governance” link), the Compensation Committee is responsible for, among other things, the overall review, modification, and approval of corporate goals, objectives, policies, and programs to compensate the Company’s corporate officers and directors and evaluate those officers’ and directors’ performance in light of those goals and objectives. At its regularly-scheduled annual meeting after the end of each fiscal year, the Compensation Committee considers, among other things, the following executive compensation matters discussed below:

Approvals of Total Compensation for our Named Executive Officer and Other Executives.  The Compensation Committee reviews and discusses a schedule of our key executives’ proposed compensation. The schedule lists for each executive:

•	Base salary, target and actual annual cash incentive compensation, long-term equity incentive compensation, and total target and actual compensation;

•	Comparative compensation over a three-year period that includes recommendations for the current year, the fiscal year just ended, and the fiscal year ended the year prior;

•	Competitive market information for the then current year at the 50th and 75th percentiles for our Peer Group; and

•	A summary of key elements of employment agreements, if any, and benefits.

As part of the deliberative process, the Compensation Committee reviews the Chief Executive Officer’s performance evaluation and recommended compensation elements for each of our NEOs, except for himself. The Compensation Committee has sole authority to: (i) modify any proposed compensation outside of contractual obligations and limits imposed by our incentive plans; (ii) set base executive salaries; (iii) adjust funding for MIP awards when it deems such adjustments appropriate; and (iv) grant annual cash incentives and long-term equity incentives for our NEOs at other times during the year as part of promotion and new hire processes.

The Compensation Committee discusses, determines, and approves the current-year total compensation for NEOs and other executives, including each executive’s base salary, target and actual annual cash incentive compensation, and long-term equity incentive compensation (including the total equity award value), our available share pool, and the appropriate mix of equity components that achieve our compensation objectives. As part of the decision, the Compensation Committee reviews and discusses the prior fiscal year achievement relative to the various target financial and operational performance goals set at the start of the prior year. The equity awards made to each of our NEOs for fiscal year 2010 is discussed in “Compensation Discussion of Our Named Executive Officers.”

Establishing Financial and Operational Performance Goals.  At its regularly-scheduled meeting after the start of each fiscal year, the Compensation Committee reviews and discusses with management the recommended financial and operational performance goals for the new fiscal year. Those goals serve as the benchmarks for incentive compensation following the end of the current fiscal year. When establishing those goals, the Compensation Committee considers, among other things, management’s recommendation, the prior fiscal year’s goals, and actual performance.

Role of Executive Officers in the Compensation Process

Annually, the Chief Executive Officer provides the Compensation Committee with a performance review and compensation recommendation for certain key executives and each of the NEOs. His recommendations are the basis of discussion with the Compensation Committee; however, the Compensation Committee has final decision-making authority and approves the executive compensation program and the level of equity, cash, or incentive compensation to be awarded. The Compensation Committee may modify any proposed compensation outside of contractual obligations and limits imposed by our incentive plans.

Meetings of the Compensation Committee are regularly attended by the Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, General Counsel, the Head of Human Resources, and, when requested by the Committee, the Committee’s Compensation Consultant.

Role of Compensation Consultant

Annually, the Compensation Committee engages an independent third party consultant to provide advice on the design, management, and monitoring of the Company’s executive compensation programs. The Compensation Consultant provides data and recommendations for compensation programs that are compliant with SEC and NYSE regulations, performance driven, cost effective and aligned with our overall compensation philosophy. Specifically, the Compensation Consultant provides guidance to our Compensation Committee on competitive benchmarking and annual performance compared to our Peer Group. For further discussion of these processes, see “Executive Compensation Comparative Analysis” below.

During fiscal year 2010, the Compensation Committee, with management’s assistance, conducted a competitive evaluation process during which the Committee considered several professional compensation consulting firms. Based on the results of this process, the Compensation Committee directly engaged Meridian. Meridian currently provides no other services for the Company or the Compensation Committee.

Executive Compensation Comparative Analysis

Comparative Analysis.  As part of its executive compensation advisory role, Meridian provided a competitive market assessment of our executive compensation programs. The assessment: (i) provided an overview of the competitiveness of our executive compensation program; (ii) measured the value of each pay component relative to the market; and (iii) developed a framework for executive compensation planning and decisions. Meridian examined two groups: (a) the Heavy Industrial group, used for competitive benchmarking and consisting of 16 companies specializing in engineering, construction, environmental services, and manufacturing industries from a proprietary third-party survey database (the “Peer Group”); and (b) the Industry group, consisting of 12 direct industry peers providing related engineering, construction, and environmental services. Meridian obtained the information for the Industry group through the most recently filed proxy data for the Chief Executive Officer, the Chief Financial Officer and the next three highest paid officers.

The comparison groups consisted of the following companies:

Heavy Industrial Group	Industry Group

Air Products and Chemicals Inc.	Aecom Technology Corporation
AMSTED Industries Inc.	Cameron International Corporation
Ball Corporation	Chicago Bridge & Iron Co.
Cameron International Corporation	Cooper Industries PLC
Chicago Bridge & Iron Co.	Emcor Group Inc.
Cooper Industries PLC	Fluor Corporation
Cummins, Inc.	FMC Technologies Inc.
Dover Corporation	Foster Wheeler AG
Fluor Corporation	Jacobs Engineering Group Inc.
FMC Technologies Inc.	KBR Inc.
Foster Wheeler AG	McDermott International Inc.
KBR Inc.	URS Corporation
Kennamental Inc.
McDermott International Inc.
Rhodia ADR
Valmont Industries, Inc.

The Compensation Committee believes that the companies comprising the Peer Group are appropriate benchmarking comparisons because of their similarity to Shaw’s business and financial characteristics. The Compensation Committee utilizes the Peer Group for benchmarking purposes, but uses the Industry Group only for informational purposes.

Although the elements of each executive officer’s compensation varies, the Company delivers a relatively larger portion of compensation in cash than do our Peer Group companies. Because our Chief Executive Officer maintains a large equity stake in the Company, the Compensation Committee allocates a relatively larger portion of compensation in cash. The Compensation Committee applies that cash approach consistently across other executive positions. In addition, the Company is focusing on revising the share-based compensation programs to reduce the share burn rate. For these reasons, our cash component of total compensation is disproportionate relative to the overall Peer Group. Each NEO’s compensation elements and target total compensation with comparisons to actual compensation for those elements are discussed in further detail at “Compensation Discussion of our Named Executive Officers.”

Annual Performance Compared To Peer Group.  We performed above average for our Peer Group based on both the three-year compounded annual revenue growth rate and earnings before interest expense, income taxes, depreciation and amortization (also excluding our investment in Westinghouse)(“EBITDA”) over the most recent three fiscal years ended. Consequently, the Compensation Committee found that relative to the Company’s performance, the total target compensation for executives is appropriately targeted between the 50th and the 75th percentiles for the Peer Group.

		Peer Group
3-Year Compounded Annual Growth Rate	The Shaw Group Inc.	50th Percentile	75th Percentile

Revenue	6.9%	5.1%	12.4%
EBITDA (excluding Investment in Westinghouse)	55.5%	15.4%	21.8%

Compensation Discussion of Our Named Executive Officers

Fiscal Year 2010 Target Total Compensation for our Named Executive Officers.  The Compensation Committee targets total NEO compensation to range between the 50th and 75th percentiles of our Peer Group. While target total compensation for all Company executives tends to reach at or above the 75th percentile of our Peer Group; actual executive compensation depends on actual Company and individual performance. The Compensation Committee, with management’s input, believes that setting challenging targets will encourage executives to perform their best (see further discussion at “Compensation Philosophy, Objectives, Plans, and Programs”). As

illustrated by the chart below, our cumulative actual total compensation for fiscal year 2010 NEOs is just above the 50th percentile for our Peer Group.

J.M. Bernhard, Jr.  Mr. Bernhard’s target total compensation for fiscal year 2010 was $10,000,000 and reflects an approximate 10% increase from his fiscal year 2009 targeted total compensation. Since 1987, through Mr. Bernhard’s leadership as founder, Chief Executive Officer, President and Chairman of the Board, the Company has grown from a local industrial pipe fabrication and manufacturing business to a Fortune 500 company that is among the premier engineering and construction companies in the world. Since 2005, under his leadership and guidance through strategic acquisitions and business ventures, our revenues more than doubled from $3.3 billion to $7.0 billion; EBITDA, excluding the Westinghouse segment, increased four-fold from $90.1 million to $368.5 billion; and we have expanded our workforce from 19,000 to 27,000 globally.

	Fiscal Year	Fiscal Year
J.M. Bernhard, Jr.	2010 Target	2010 Actual
Elements of Compensation	Compensation	Compensation	Market Position(1)
			(below)	50th	(between)	75th	(above)
Annual Base Salary	$2,000,000 (5)	$1,972,768 (2)					A
Annual Cash Incentive Compensation	$3,300,000	$580,800 (2)	A				T
Long-Term Equity Incentive Compensation(3)	$4,700,000	$4,700,000	T

Total Compensation, Excluding Other Compensation(4)	$10,000,000	$7,253,568			T, A

(1)	Market Position of Peer Group for Chief Executive Officer for companies with revenues of $7.4 billion; compensation components are shown on the chart to indicate placement against market position with “T” representing target compensation and “A” representing actual compensation.

(2)	For further discussion of Fiscal Year 2010 Actual Compensation amounts for base salary and annual cash incentive compensation, please see “SUMMARY COMPENSATION.”

(3)	Fiscal Year 2010 Actual Compensation amount for Long-Term Equity Incentive Compensation represents the value of equity awarded by the Compensation Committee, based on Meridian’s recommended valuation methodology which is consistent with our Peer Group, and does not equal the grant date fair value as computed for financial reporting purposes in accordance with ASC 718. For further discussion of grant date fair value as computed in accordance with ASC 718, see “SUMMARY COMPENSATION.”

(4)	Total compensation excludes all other compensation reflected in “SUMMARY COMPENSATION” and differences in long-term equity incentive compensation valuations.

(5)	Current Annual Base Salary.

Base salary compensation for Mr. Bernhard was above the 75th percentile, which comprises 20% of the mix of total compensation. Target compensation for annual cash incentives was also above the 75th percentile, but actual annual cash incentives historically have fallen between the 50th and 75th percentiles; however, fiscal year 2010’s actual annual cash incentive was below the 50th percentile. Target and actual long-term equity incentive compensation fell below the 50th percentile. Long-term equity incentives form the largest component of Mr. Bernhard’s total compensation at 47%. Mr. Bernhard’s total compensation for both target and actual was between the 50th and 75th percentiles and in accordance with our compensation philosophy.

Brian K. Ferraioli.  Mr. Ferraioli’s target total compensation for fiscal year 2010 was $2,850,000 and reflects an approximate 13.8% increase from his targeted fiscal year 2009 total compensation. Mr. Ferraioli was recruited from another engineering and construction company in 2007 due to his industry experience, unique qualifications and focus on key financial matters. Over the last three years, Mr. Ferraioli has made numerous strategic personnel and policy changes within our organization to enable our continued growth and success. More recently, under his leadership: (i) we have amended our credit facility for commitments totaling $1 billion with the ability to seek additional secured commitments of $400 million; (ii) we have nearly doubled our cash and short-term investment balance since August 2008 and repeatedly generated record quarterly operating cash flows; and (iii) Standards & Poor’s increased the Company’s credit rating to an investment grade of BBB- with a stable outlook.

	Fiscal Year	Fiscal Year
Brian K. Ferraioli	2010 Target	2010 Actual
Elements of Compensation	Compensation	Compensation	Market Position(1)
			(below)	50th	(between)	75th	(above)
Annual Base Salary	$650,000 (5)	$645,935 (2)					A
Annual Cash Incentive Compensation	$800,000	$140,800 (2)	A				T
Long-Term Equity Incentive Compensation(3)	$1,400,000	$1,400,000			T

Total Compensation, Excluding Other Compensation(4)	$2,850,000	$2,186,735	A		T

(1)	Market Position of Peer Group for Chief Financial Officer for companies with revenues of $7.4 billion; compensation components are shown on the chart to indicate placement against market position with “T” representing target compensation and “A” representing actual compensation.

(2)	For further discussion of Fiscal Year 2010 Actual Compensation amounts for base salary and annual cash incentive compensation, please see “SUMMARY COMPENSATION.”

(3)	Fiscal Year 2010 Actual Compensation amount for Long-Term Equity Incentive Compensation represents the value of equity awarded by the Compensation Committee, based on Meridian’s recommended valuation methodology which is consistent with our Peer Group, and does not equal the grant date fair value as computed for financial reporting purposes in accordance with ASC 718. For further discussion of grant date fair value as computed in accordance with ASC 718, see “SUMMARY COMPENSATION.”

(4)	Total compensation excludes all other compensation reflected in “SUMMARY COMPENSATION” and differences in long-term equity incentive compensation valuations.

(5)	Current Annual Base Salary.

Base salary compensation for Mr. Ferraioli was above the 75th percentile and comprises 23% of the mix of total compensation. Target compensation for annual cash incentives was also above the 75th percentile, but actual annual cash incentives historically have fallen between the 50th and 75th percentiles; however, fiscal year 2010’s actual annual cash incentive was below the 50th percentile. Target long-term equity incentive compensation fell between the 50th and 75th percentiles. Long-term equity incentives were the largest component of Mr. Ferraioli’s total compensation at 49%. Mr. Ferraioli’s target total compensation was between the 50th and 75th percentiles, in accordance with our compensation philosophy; however, his actual total compensation was below the 50th percentile.

David L. Chapman, Sr.   Mr. Chapman’s target total compensation for fiscal year 2010 was $2,950,000 and is unchanged from 2009. Mr. Chapman joined Shaw in 2002 and has been serving as president of our Fabrication & Manufacturing business unit since 2002. Fabrication & Manufacturing consistently provides one of our highest levels of operating profit on moderate revenue levels, as compared to our other business units. More recently, under his leadership, we have expanded our fabrication and manufacturing operations into Mexico and are constructing a new facility in the United Arab Emirates. We are also evaluating additional global markets for possible expansion. He is responsible for beginning operations on our nuclear modular facility in Lake Charles, Louisiana, in less than two years’ time and ahead of schedule.

	Fiscal Year	Fiscal Year
David L. Chapman, Sr.	2010 Target	2010 Actual
Elements of Compensation	Compensation	Compensation	Market Position(1)
			(below)	50th	(between)	75th	(above)
Annual Base Salary	$750,000 (5)	$753,245 (2)					A
Annual Cash Incentive Compensation	$1,000,000	$750,000 (2)					T, A
Long-Term Equity Incentive Compensation(3)	$1,200,000	$1,200,000					T

Total Compensation, Excluding Other Compensation(4)	$2,950,000	$2,703,245					T, A

(1)	Market Position of Peer Group for business unit president of companies with revenues of $622 million; compensation components are shown on the chart to indicate placement against market position with “T” representing target compensation and “A” representing actual compensation.

(2)	For further discussion of Fiscal Year 2010 Actual Compensation amounts for base salary and annual cash incentive compensation, please see “SUMMARY COMPENSATION.”

(3)	Fiscal Year 2010 Actual Compensation amount for Long-Term Equity Incentive Compensation represents the value of equity awarded by the Compensation Committee, based on Meridian’s recommended valuation methodology which is consistent with our Peer Group, and does not equal the grant date fair value as computed for financial reporting purposes in accordance with ASC 718. For further discussion of grant date fair value as computed in accordance with ASC 718, see “SUMMARY COMPENSATION.”

(4)	Total compensation excludes all other compensation reflected in “SUMMARY COMPENSATION” and differences in long-term equity incentive compensation valuations.

(5)	Current Annual Base Salary.

Base salary, annual cash incentives, long-term equity incentive compensation and total compensation for Mr. Chapman were above the 75th percentile. Mr. Chapman’s industry expertise and leadership has enabled the Fabrication & Manufacturing business unit to achieve one of our highest levels of business unit operating profit and puts him at high risk for recruitment by competitors. Our Compensation Committee deems these levels appropriate and key to his retention.

Mr. Chapman is the only NEO with a residual contractual obligation entitling him to a guaranteed minimum annual cash incentive compensation amount. For fiscal year 2010, the guaranteed minimum annual cash incentive compensation amount awarded under MIP for Mr. Chapman was $750,000. Mr. Chapman’s current contract expires in August 2011 and any new agreement will conform to the Company’s Executive Compensation Guidelines.

Gary P. Graphia.  Mr. Graphia’s target total compensation for fiscal year 2010 was $2,975,000 and remains unchanged from his targeted total compensation as approved with his promotion in December 2008. Mr. Graphia joined Shaw in 1999 as our General Counsel and Corporate Secretary and served in that capacity until his appointment to Executive Vice President, Secretary and Chief Legal Officer in 2006. In May 2007, he was appointed as Executive Vice President, Corporate Development and Strategy and was then promoted to his current position of Executive Vice President and Chief Operating Officer in December 2008. As Chief Operating Officer, he continues to be a key advisor on overall strategy and direction of the Company by working closely with the Chief Executive Officer, Chief Financial Officer, General Counsel, Business Unit Presidents and Board of Directors. He oversees our business unit operations and short- and long-term strategy and execution to ensure alignment with those of Shaw and our shareholders.

Under Mr. Graphia’s leadership, Shaw completed several major acquisitions, including Stone & Webster and IT Group, both of which have been instrumental to the overall growth of the Company. Mr. Graphia played a strategic role in Shaw’s acquisition of a 20 percent equity interest in Westinghouse, which secured Shaw’s position as the EPC contractor for AP1000 nuclear power plants around the world. As Chief Operating Officer, Mr. Graphia oversaw the recent announcement of Shaw’s global partnership with Toshiba to pursue Advanced Boiling Water Reactor nuclear power contracts, which further solidifies Shaw’s global leadership role in the nuclear power industry.

	Fiscal Year	Fiscal Year
Gary P. Graphia	2010 Target	2010 Actual
Elements of Compensation	Compensation	Compensation	Market Position(1)
			(below)	50th	(between)	75th	(above)
Annual Base Salary	$850,000 (5)	$853,679 (2)					A
Annual Cash Incentive Compensation	$850,000	$149,600 (2)	A				T
Long-Term Equity Incentive Compensation(3)	$1,275,000	$1,275,000			T

Total Compensation, Excluding Other Compensation(4)	$2,975,000	$2,278,279	A		T

(1)	Market Position of Peer Group for Chief Operating Officer for companies with revenues of $7.4 billion; compensation components are shown on the chart to indicate placement against market position with “T” representing target compensation and “A” representing actual compensation.

(2)	For further discussion of Fiscal Year 2010 Actual Compensation amounts for base salary and annual cash incentive compensation, please see “SUMMARY COMPENSATION.”

(3)	Fiscal Year 2010 Actual Compensation amount for Long-Term Equity Incentive Compensation represents the value of equity awarded by the Compensation Committee, based on Meridian’s recommended valuation methodology which is consistent with our Peer Group, and does not equal the grant date fair value as computed for financial reporting purposes in accordance with ASC 718. For further discussion of grant date fair value as computed in accordance with ASC 718, see “SUMMARY COMPENSATION.”

(4)	Total compensation excludes all other compensation reflected in “SUMMARY COMPENSATION” and differences in long-term equity incentive compensation valuations.

(5)	Current Annual Base Salary.

Base salary compensation for Mr. Graphia was above the 75th percentile and comprises 28% of the mix of total compensation. Target compensation for annual cash incentives was also above the 75th percentile, but actual annual cash incentives historically have fallen between the 50th and 75th percentiles; however, fiscal year 2010’s actual annual cash incentive was below the 50th percentile. Per Mr. Graphia’s employment agreement, the overall target value of long-term equity incentive compensation will not be less than 150% of base salary, or $1,275,000 for fiscal year 2010. While Mr. Graphia’s employment agreement sets a minimum target value, actual long-term incentive compensation is subject to the Compensation Committee’s approval. The value of the long-term equity incentive compensation awarded to Mr. Graphia for fiscal year 2010 was $1,275,000, equivalent to target, and fell between the 50th and 75th percentiles. Mr. Graphia’s target total compensation was between the 50th and 75th percentiles, in accordance with our compensation philosophy; however, his actual total compensation was below the 50th percentile.

Upon his promotion to Executive Vice President and Chief Operating Officer in December 2008, Mr. Graphia was awarded a $1 million retention bonus that is to be paid in three equal annual installments ending in December 2010. Two installments each in the amount of $333,333, have already been paid. See “Employment Agreements” for further details.

John Donofrio.  Mr. Donofrio’s Target Total Compensation for fiscal year 2010 was $1,827,397. Mr. Donofrio joined us on October 5, 2009, as Executive Vice President, General Counsel and Corporate Secretary. Immediately prior to joining us and since 2005, Mr. Donofrio served as Vice President, General Counsel and Chief Compliance Officer of Visteon Corporation.

	Fiscal Year	Fiscal Year
John Donofrio	2010 Target	2010 Actual
Elements of Compensation	Compensation	Compensation	Market Position(1)
			(below)	50th	(between)	75th	(above)
Annual Base Salary	$575,000 (5)	$524,687 (2)					A
Annual Cash Incentive Compensation	$389,897	$68,622 (2)	A				T
Long-Term Equity Incentive Compensation(3)	$862,500	$862,500			T

Total Compensation, Excluding Other Compensation(4)	$1,827,397	$1,455,809			A		T

(1)	Market Position of Peer Group for Chief Legal Officer; compensation components are shown on the chart to indicate placement against market position with “T” representing target compensation and “A” representing actual compensation.

(2)	For further discussion of Fiscal Year 2010 Actual Compensation amounts for base salary and annual cash incentive compensation, please see “SUMMARY COMPENSATION.”

(3)	Fiscal Year 2010 Actual Compensation amount for Long-Term Equity Incentive Compensation represents the value of equity awarded by the Compensation Committee, based on Meridian’s recommended valuation methodology which is consistent with our Peer Group, and does not equal the grant date fair value as computed for financial reporting purposes in accordance with ASC 718. For further discussion of grant date fair value as computed in accordance with ASC 718, see “SUMMARY COMPENSATION.”

(4)	Total compensation excludes all other compensation reflected in “SUMMARY COMPENSATION” and differences in long-term equity incentive compensation valuations.

(5)	Current Annual Base Salary.

Base salary compensation for Mr. Donofrio was above the 75th percentile. Target compensation for annual cash incentives was also above the 75th percentile, but actual annual cash incentives for our NEOs historically have fallen between the 50th and 75th percentiles; however, fiscal year 2010’s annual cash incentive was below the 50th percentile. Target long-term equity incentive compensation fell between the 50th and 75th percentiles and is the largest component of Mr. Donofrio’s total compensation at 47%. Mr. Donofrio’s total target compensation was above the 75th percentile, but actual total compensation was between the 50th and 75th percentiles and in accordance with our compensation philosophy. Our Compensation Committee deems these levels appropriate, as recruitment of executive legal talent with expertise in corporate legal affairs and litigation is competitive and critical to the success of our performance and operational goals and in the best interest of our shareholders.

Per the terms of his hire in October 2009, Mr. Donofrio received a relocation package. The compensation regarding his relocation is summarized in “SUMMARY COMPENSATION.”

Frederick W. Buckman.  Mr. Buckman’s Target Total Compensation for fiscal year 2010 was $2,400,000. Mr. Buckman joined us March 23, 2009, as Executive Vice President, President of Power Group and held this position until his employment ceased with the Company on August 26, 2010.

	Fiscal Year	Fiscal Year
Frederick W. Buckman	2010 Target	2010 Actual
Elements of Compensation	Compensation	Compensation	Market Position(1)
			(below)	50th	(between)	75th	(above)
Annual Base Salary	$700,000 (5)	$708,880 (2)					A
Annual Cash Incentive Compensation	$700,000	$0 (2)	A				T
Long-Term Equity Incentive Compensation(3)	$1,000,000	$1,000,000			T

Total Compensation, Excluding Other Compensation(4)	$2,400,000	$1,708,880			A		T

(1)	Market Position of Peer Group for business unit president of companies with revenues of $3.5 billion; compensation components are shown on the chart to indicate placement against market position with “T” representing target compensation and “A” representing actual compensation.

(2)	For further discussion of Fiscal Year 2010 Actual Compensation amounts for base salary and annual cash incentive compensation, please see “SUMMARY COMPENSATION.”

(3)	Fiscal Year 2010 Actual Compensation amount for Long-Term Equity Incentive Compensation represents the value of equity awarded by the Compensation Committee, based on Meridian’s recommended valuation methodology which is consistent with our Peer Group, and does not equal the grant date fair value as computed for financial reporting purposes in accordance with ASC 718. For further discussion of grant date fair value as computed in accordance with ASC 718, see “SUMMARY COMPENSATION.”

(4)	Total compensation excludes all other compensation reflected in “SUMMARY COMPENSATION” and differences in long-term equity incentive compensation valuations.

(5)	Current Annual Base Salary.

Base salary and target annual cash incentive compensation for Mr. Buckman were above the 75th percentile and target long-term equity incentive compensation fell between the 50th and 75th percentiles. Mr. Buckman’s total target compensation and each element’s placement against market position were consistent with our other NEOs whose actual compensation generally fell between the 50th and 75th percentiles. Actual compensation represents nearly an entire year, as his employment ceased with the Company on August 26, 2010; however, his separation with the Company was prior to year-end and therefore no annual cash incentive compensation was awarded and his total actual compensation was between the 50th and 75th percentiles.

Per the terms of his hire in March 2009, Mr. Buckman received the standard relocation package awarded to our general employees with the following exception. While Mr. Buckman secured permanent residence, we allowed him the exclusive use of our Company-owned condominium for six months, of which one month fell within fiscal year 2010. There is no compensation regarding his use of our Company-owned condominium included in “SUMMARY COMPENSATION” because this is considered a fixed Company cost that did not change due to his exclusive use of the condominium for the six-month period. See also “Potential Payments Upon Termination or Change of Control Table — Separation Agreement for Frederick W. Buckman.”

Incentive Compensation and Other Programs

Annual Cash Incentive Compensation.  Our NEOs’ annual cash incentive compensation is administered through our MIP.

•	Individual MIP Target. Eligible employees, including our NEOs, have a MIP target expressed as a percentage of annual base salary, prorated for mid-year hires (including Mr. Donofrio in fiscal year 2010). These target percentages are based upon market information, internal equity considerations, and the employee’s ability to assist the Company and its subsidiaries in achieving or exceeding identified Company and business unit financial and operational goals.

•	MIP Performance-Based Objectives. The Compensation Committee determined that incentive compensation should be based on criteria that would further the Company’s long- and short-term business strategies and thus developed two primary components having equal weight: (i) target financial and operational performance goals and (ii) evaluation of several variable performance factors aligned with increasing shareholder value.

•	Target Financial and Operational Performance Goals. The Compensation Committee determined that the fiscal year 2010 performance goals would be based on fiscal year 2010 target EBITDA and target operating cash flow for our business units and Shaw consolidated financial results. Target and actual results for both Shaw consolidated EBITDA and Shaw consolidated operating cash flow also exclude the results from our investment in the Westinghouse segment because the financial results of that segment are subject to significant non-cash and non-operating foreign exchange translation fluctuations.

•	Variable Performance Factors. The remaining MIP award is based upon an evaluation of variable performance factors, including: year-over-year performance of business units and Shaw consolidated financial results; magnitude of business unit contribution to consolidated results; individual performance; environmental, health and safety performance; legal and regulatory compliance; ethics; organizational development; earnings growth; new awards; revenue; effective cost management; attraction, retention and development of high potential employees; compliance with our internal Sarbanes Oxley program and other relevant factors as recommended by our Chief Executive Officer, Chief Financial Officer or Chief Operating Officer. These variable performance factors are not given a specific weighting or score and not all of the listed metrics apply to all of the eligible participants of MIP, including our NEOs.

The Company established performance criteria that qualify MIP compensation as “performance-based” under Section 162(m) of the Internal Revenue Code. See further discussion at “Tax and Accounting Considerations.”

•	Weighting of MIP Performance-Based Objectives.

	Weighting of Performance Goals and Factors(1)
		Shaw		F&M		Total
	Shaw	Consolidated	F&M	Group	Variable	Performance
	Consolidated	Operating	Group	Operating	Performance	Goals and
Named Executive Officers	EBITDA	Cash Flow	EBITDA	Cash Flow	Factors	Factors

J. M. Bernhard, Jr.	40%	10%	—	—	50%	100%
Brian K. Ferraioli	40%	10%	—	—	50%	100%
David L. Chapman, Sr.	20%	5%	20%	5%	50%	100%
Gary P. Graphia	40%	10%	—	—	50%	100%
John Donofrio	40%	10%	—	—	50%	100%

(1)	Weighting of MIP Performance-Based Objectives are illustrated below for all business units that apply to our NEOs and do not represent all business units of the Company.

•	MIP Payout Calculation. Each component of the MIP performance-based objectives is calculated to determine the potential MIP percentage. Each component payout can range from zero to a maximum of two times its corresponding weighting.

Our Chief Executive Officer, in consultation with our Chief Financial Officer and Chief Operations Officer, evaluates the overall performance of the Company and its business units by calculating the potential percentage of the MIP target (i) for each financial and operational performance goal and (ii) variable performance factors. The sum of each business unit’s percentage weighting for the MIP performance-based objectives makes up the recommended award to the Compensation Committee for each business unit.

Management recommends to the Compensation Committee key executive MIP percentages consistent with the award for each executive’s business unit. However, the Compensation Committee has the sole authority to approve or to modify any proposed MIP award within the MIP limits of 0-200% of each individual’s MIP target and existing contractual obligations. Consequently, the Compensation Committee may adjust actual annual cash incentive payments up or down from the targets that the Committee set the previous year. See “Role of Compensation Committee” for further discussion.

•	Application of MIP Performance-Based Objectives. Management evaluated the Company’s actual performance compared to the Compensation Committee’s financial and operational performance targets for fiscal year 2010 and the variable performance factors, and recommended the Compensation Committee consider increasing the fiscal year 2010 operating cash flow target and decreasing, the Shaw Consolidated fiscal year 2010 actual EBITDA for MIP calculation purposes only, and also reducing the fiscal year 2010 incentive pool.

Management recommended increasing Shaw Consolidated fiscal year 2010 operating cash flow target because the Company successfully executed, an early equipment and supply procurement program for which we preliminarily budgeted significant cash disbursements for fiscal year 2010. With the early procurement program, management intended to take advantage of several market pricing opportunities for certain goods and equipment required for various projects. The early procurement program required significantly lower cash disbursements than initially budgeted in fiscal year 2010. Because the Company achieved the operational objectives management articulated at the beginning of fiscal year 2010 using less cash than originally targeted, the Committee determined that the Shaw Consolidated fiscal year 2010 operating cash flow target should be more reflective of market realities and not the preliminary numbers initially estimated at the beginning of the fiscal year. The Compensation Committee accepted management’s recommendation.

Simultaneously, management recommended a change in the manner in which the Company’s actual performance was compared to the established performance targets for fiscal year 2010. Specifically, in determining the Shaw Consolidated fiscal year 2010 actual EBITDA, management recommended, for MIP calculation purposes only, that EBITDA reflect a reduction for certain non-operational income items. The Committee accepted management’s recommendation as a better measurement against the MIP fiscal year 2010 financial and operational performance targets.

Because the Company, as a whole, missed certain internal financial and operational performance targets during fiscal year 2010, upon management’s recommendation, the Compensation Committee exercised its discretion and significantly reduced the Corporate MIP percentage. Shaw Corporate MIP participants (including four of our NEOs) did not receive any awards for the potential variable performance factors, resulting in a smaller MIP percentage than awarded last year. Management recommended that the Fabrication & Manufacturing Group receive moderate awards for the potential variable performance factors reflecting this segment’s actual performance results (excluding the remaining business units’ performance). These factors led the Compensation Committee to decrease the annual cash incentive pool for fiscal year 2010 for Corporate and Fabrication & Manufacturing MIP participants.

The table below reflects the Compensation Committee’s discretionary adjustments discussed above. See “SUMMARY COMPENSATION” section for further discussion of actual annual cash incentives paid to NEOs for fiscal year 2010.

	MIP Performance Goals(4)			Achievement of MIP
Business Unit			Achievement of	Performance
Performance-Based Objectives	Target	Actual(1)	Performance Goals	Objectives

Corporate — applicable to Messrs. Bernhard, Ferraioli, Graphia, and Donofrio				17.6	%(5)
Shaw Consolidated EBITDA	$407 million	$343 million	Missed Target
Shaw Consolidated Operating Cash Flow	$407 million	$517 million	Exceeded Target
Shaw Consolidated Variable Factors	(2)	(3)	No Award
Fabrication & Manufacturing — applicable to Mr. Chapman				59.3	%(5)
Shaw Consolidated EBITDA	$407 million	$343 million	Missed Target
Shaw Consolidated Operating Cash Flow	$407 million	$517 million	Exceeded Target
F&M Group EBITDA	$80 million	$70 million	Missed Target
F&M Group Operating Cash Flow	$92 million	$88 million	Missed Target
F&M Group Variable Factors	(2)	(3)	Moderate Award

(1)	Actual financials include certain Compensation Committee adjustments discussed above and represent the Committee’s sole discretion to adjust incentive payments.

(2)	See listing above of factors in “Incentive Compensation and Other Programs — Annual Cash Incentive Compensation.”

(3)	See discussion above of evaluation of variable performance factors in “Incentive Compensation and Other Programs.”

(4)	The MIP Performance Goals in this table represent only those business units which have a NEO.

(5)	Percentages reflect the proportion of MIP pool available to that business unit.

Long-Term Equity Incentive Compensation.  Long-term equity awards are typically granted at the same time as decisions relating to salary increases and other annual cash incentive compensation awards, which is within the first 60 days of each fiscal year, concurrent with the release of our financial results and the completion of the audit of our financial statements for the preceding fiscal year. The Compensation Committee may also approve grants of equity awards to NEOs at other times during the year due to special circumstances, such as new hires or promotions. We do not back date or re-price options, and if our stock price declines after the grant date, we do not replace options. We also do not seek to time equity grants to take advantage of information about Shaw, either positive or negative, that has not been publicly disclosed.

Stock Ownership Guidelines.  Equity compensation encourages our executives to have an owner’s perspective in managing our Company. Starting January 1, 2010, our executives and non-employee directors are expected to maintain a certain level of stock ownership. They have up to five years to meet the expected ownership levels. We determine the value of stock holdings for purposes of these guidelines based on the value as measured at the time the stock-based award was granted, whether vested or unvested. Those stock-based ownership levels are summarized in the table below.

Named Executive Officer	Stock Ownership Guidelines	Meeting Criteria(2)

J.M. Bernhard, Jr.	6 x Annual Salary	✓
Brian K. Ferraioli	2.5 x Annual Salary	✓
Gary P. Graphia	2.5 x Annual Salary	✓
David L. Chapman, Sr.	2.5 x Annual Salary	✓
John Donofrio	2.5 x Annual Salary	✓
Frederick W. Buckman	2.5 x Annual Salary	(1)

(1)	Mr. Buckman is no longer required to meet these ownership guidelines due to his termination of employment.

(2)	As of November 30, 2010.

Benefits and Other Compensation.  Below are descriptions of the benefits for our NEOs. These benefits are generally set at time of hire and are outlined in our NEOs respective employment agreements.

Retirement Programs.  We maintain The Shaw Group Inc. 401(k) Plan (the “401(k) Plan”), which is a tax-qualified, defined contribution retirement plan available to all eligible employees (including our NEOs). The plan offers a voluntary pre-tax and Roth after-tax salary deferral feature under Section 401(k) and 402A of the Internal Revenue Code. The value of Company-paid matching contributions to our NEOs under our 401(k) Plan is set forth in the “Summary Compensation Table for the Fiscal Years Ended August 31, 2010, 2009 and 2008” under the “All Other Compensation” column and related notes.

Deferred Compensation.  The Shaw Group Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan for a select group of key employees designed to assist our employees in receiving a portion of their cash compensation in a tax efficient manner. This plan promotes retention because our employees must remain with the Company for at least three years in order to receive amounts invested. Pursuant to Mr. Bernhard’s 2001 employment agreement, he received his only deferred compensation award at that time. See “NONQUALIFIED DEFERRED COMPENSATION”.

Welfare and Other Benefits.  We maintain welfare benefit programs to meet the health care and welfare needs of our employees and their families.

Perquisites.  Under our Flexible Perquisites Program (the “Flex Program”), certain executive officers, including NEOs, receive a payment equal to 4% of their paid annual base salary, paid quarterly in arrears. The Compensation Committee believes the payments to our NEOs under the Flex Program are reasonable and consistent with our overall compensation philosophy and necessary to remain competitive for top executive talent. We do not provide a gross-up for taxes on any executive perquisites.

In addition to the Flex Program, we are obligated to provide certain perquisites and executive benefits under existing employment agreements executed prior to the introduction of the Flex Program in 2005. These additional benefits include providing home security services and personal use of our aircraft to our Chief Executive Officer to ensure his safety and to minimize his travel time. Our corporate aircraft also enables our executives to minimize business travel time required as the corporate headquarters has limited access to commercial flights from the closest regional airport. The aircraft are also available on a limited basis for personal use by our other NEOs with prior approval by our Chief Executive Officer and advance payment for operating costs by the executive. This perquisite is governed by our Executive Compensation Guidelines, which are discussed in “Corporate Governance Practices.” A description of the relevant provisions of the employment agreements with each of our NEOs is set forth in “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE.”

Relocation.  With few exceptions, our NEOs receive the standard relocation package provided to our general employees. Mr. Donofrio is the only NEO who received a relocation package in fiscal year 2010. Consistent with market practices, we provide gross-up of related employment and income taxes in order to ensure that the relocation reimbursement is cost neutral to the employee.

Employment Agreements.  We summarize our NEOs’ employment agreements and overall philosophy in “Employment Agreements.” We continue to use the Executive Compensation Guidelines adopted by the Board in December 2009 to minimize the need for individual employment agreements and have limited their use to circumstances where necessary to recruit or retain senior executives, given that we do not have a broad-based executive severance program as many of our peers have. Our Executive Compensation Guidelines specifically limit future executive agreements to take into account (i) perquisites that are nominal and represent a minor component of total remuneration, and (ii) exclusion of most tax gross ups except in limited cases such as relocation expenses and change in control.

Severance and Change in Control Benefits.  We provide severance and change in control benefits to our NEOs in their employment agreements. See “POTENTIAL PAYOUTS UPON TERMINATION OR A CHANGE IN CONTROL” for a description of the benefits offered to each named executive officer.

Tax and Accounting Considerations

Tax Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally prohibits a public company from deducting compensation in excess of $1 million paid in any year to certain of the executive officers. Certain compensation is specifically exempt from the deduction limit to the extent it qualifies as “performance-based.” In evaluating whether to qualify compensation components as “performance-based,” the Compensation Committee considers the net cost to Shaw, and its ability to administer executive compensation effectively in the long-term interest of shareholders. Grants made to executive officers, including our NEOs, under our equity incentive plans and cash payments under our MIP are structured generally to be deductible under Section 162(m). The Compensation Committee intends, however, to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of Shaw and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Shaw and our shareholders. For example, any grants of restricted stock or restricted stock units made outside of our performance-based plans would be subject to deductibility limits under Section 162(m). Further, a portion of Mr. Bernhard’s base salary is non-deductible.

Accounting for Share-Based Compensation.  Before we grant share-based compensation awards, we analyze the expected financial reporting impact of the award in accordance with ASC 718. The Compensation Committee has determined that awarding share-based long-term equity incentive compensation settled in the form of cash, which requires mark-to-market accounting, is appropriate under certain circumstances in order to appropriately manage our shares available for grant under our Omnibus Plan.

Fiscal Year 2011 Compensation Decisions

Fiscal Year 2011 Target Total Compensation for Our Named Executive Officers.  The table below sets forth the fiscal year 2011 target total compensation for our NEOs by type of compensation in amounts and as a percentage of the executives’ fiscal year 2011 target total compensation. Considering that actual total compensation fell below the 50th or between the 50th to 75th percentiles for all NEOs except Mr. Chapman, our Compensation Committee made no adjustments to our NEOs total target compensation levels from fiscal year 2010 levels.

We continue to use EBITDA and operating cash flow as part of the financial and operational performance metrics for the calculation of the MIP targets for fiscal year 2011. Consistent with prior years, for our fiscal year 2011 MIP targets, we set EBITDA and operating cash flow targets at what we consider ambitious levels that we believe will be a challenge for our employees to achieve. Disclosing the specific financial targets in advance would likely result in competitive harm to the Company because, among other reasons, such detail would enable our competitors to use the information to our disadvantage as they would know our targeted margins and possibly be able to calculate our pricing on new project proposals. In addition, our clients could use the information to seek and obtain a lower price, possibly resulting in lower profit margins. We do discuss the targets after completion of the year.

Fiscal Year 2011 Target Total Compensation Table

			Target Annual		Target Long-Term
	Annual Base		Cash Incentive		Equity Incentive		Target Total
Named Executive Officer	Salary		Compensation		Compensation		Compensation

J.M. Bernhard, Jr.	$2,000,000	20%	$3,300,000	33%	$4,700,000	47%	$10,000,000	100%
Chairman, President and Chief Executive Officer
Brian K. Ferraioli	$650,000	23%	$800,000	28%	$1,400,000	49%	$2,850,000	100%
Executive Vice President and Chief Financial Officer
David L. Chapman, Sr.	$750,000	25%	$1,000,000	34%	$1,200,000	41%	$2,950,000	100%
President, Fabrication & Manufacturing Group
Gary P. Graphia	$850,000	28%	$850,000	29%	$1,275,000	43%	$2,975,000	100%
Executive Vice President and Chief Operating Officer
John Donofrio	$575,000	31%	$431,250	23%	$862,500	46%	$1,868,750	100%
Executive Vice President, General Counsel and Corporate Secretary

SUMMARY COMPENSATION

The following table summarizes the compensation for each of our NEOs for the fiscal years ended August 31, 2010, 2009, and 2008.

Summary Compensation Table for the Fiscal Years Ended August 31, 2010, 2009, and 2008

							Non-Equity
							Incentive	All
					Stock	Option	Plan	Other
		Salary	Bonus		Awards	Awards	Compensation	Compensation
Name and Principal Position	Years	($)(2)	($)(3)		($)(4)	($)(5)	($)(6)	($)(7)	Total ($)

J. M. Bernhard, Jr.	2010	1,972,768	—		2,473,671	2,826,137	580,800	554,268	8,407,644
Chairman, President and	2009	1,767,617	—		7,316,582	3,083,177	2,376,000	548,915	15,092,291
Chief Executive Officer	2008	1,735,386	—		2,611,138	3,466,568	264,000	750,257	8,827,349

Brian K. Ferraioli	2010	645,935	—	(3a)	736,852	548,925	140,800	35,431	2,107,943
Executive Vice President and Chief	2009	606,615	200,000	(3a)	1,697,948	463,006	520,000	57,340	3,544,909
Financial Officer	2008	603,891	135,400	(3a)	555,527	462,405	—	459,886	2,217,109

David L. Chapman, Sr.(1)	2010	753,245	750,000	(3b)	631,583	470,500	—	34,270	2,639,598
President, Fabrication &	2009	753,245	750,000	(3b)	2,947,317	505,106	450,000	56,460	5,462,128
Manufacturing Group	2008	726,923	37,500	(3b)	625,001	520,194	—	70,350	1,979,968

Gary P. Graphia	2010	853,679	333,333	(3c)	671,045	499,913	149,600	43,793	2,551,363
Executive Vice President and Chief	2009	759,449	231,050	(3c)	1,466,238	619,817	765,000	50,440	3,891,994
Operating Officer	2008	497,023	—	(3c)	416,645	346,796	37,500	36,801	1,334,765

John Donofrio(1)	2010	524,687	400,000	(3d)	453,927	334,042	68,622	478,980	2,260,258
Executive Vice President, General
Counsel and Corporate Secretary

Frederick W. Buckman(1)	2010	708,880	—		526,315	392,088	—	1,866,024	3,493,307
Former President, Power Group

(1)	Mr. Chapman was not one of our NEOs in fiscal year 2008; however, the Summary Compensation Table includes information for all three years. Mr. Donofrio was not one of our NEOs in fiscal years 2008 and 2009 as he was hired on October 5, 2009; therefore, the Summary Compensation Table includes information only for fiscal year 2010. Mr. Buckman was not one of our NEOs in fiscal years 2008 and 2009; therefore, the Summary Compensation Table includes information only for fiscal year 2010.

(2)	This column reflects the base salary for each of our NEOs. The amounts shown include any portion of base salary deferred and contributed by the NEOs to our 401(k) Plan. These amounts differ from the target salary amounts due to the number of business days in our fiscal year. Additionally, some amounts are lower than the target salary amounts due to salary increases that were made during the fiscal year. For Mr. Buckman, the amount also includes accrued, but unused, vacation paid to him in connection with his termination of employment. Please refer to “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE” for additional information.

(3)	This column represents certain bonuses paid to our NEOs, which include, but are not limited to, sign-on bonuses, retention awards and guaranteed minimum annual cash incentive compensation. Any guaranteed minimum annual cash incentive compensation awarded is part of the total annual MIP compensation. The balance of the annual MIP compensation is included in the “Non-Equity Incentive Plan Compensation” column. The bifurcated presentation of the total annual MIP compensation is necessary to comply with the SEC guidance on this required disclosure. Messrs. Bernhard, Ferraioli, Graphia, Donofrio, and Buckman did not receive any guaranteed minimum annual cash incentive compensation for fiscal year 2010.

(a)	For Mr. Ferraioli, the fiscal years 2009 and 2008 amounts include guaranteed minimum annual MIP cash incentive compensation. Fiscal year 2008 includes only a portion of his guaranteed minimum annual MIP cash incentive compensation, as he waived his right to receive the full amount. Mr. Ferraioli was entitled to a $151,000 guaranteed minimum; however, he elected to forego $90,600. His fiscal year 2008 amount also includes a $75,000 special bonus paid in connection with the successful and timely filing of our Quarterly Report on Form 10-Q for the period ended November 30, 2007, following a series of previously late periodic filings. Mr. Ferraioli no longer receives any guaranteed minimum annual cash incentive compensation, as he permanently waived his right to these payments through an amendment to his employment agreement signed on December 17, 2009.

(b)	For Mr. Chapman, the amounts represent guaranteed minimum annual MIP cash incentive compensation. Fiscal year 2008 includes only a portion of his guaranteed minimum annual MIP cash incentive compensation, as he waived his right to receive the full amount. Mr. Chapman was entitled to a $750,000 guaranteed minimum; however, he elected to forego $712,500.

(c)	For Mr. Graphia, the fiscal years 2010 and 2009 amounts represent the portions of the Retention Amount earned during the corresponding fiscal year. See “Employment Agreements” below for information with respect to Mr. Graphia’s Retention Amount.

(d)	For Mr. Donofrio, the fiscal year 2010 amount represents a sign-on bonus paid in connection with his commencement of employment.

(4)	This column represents the total grant date fair value, computed in accordance with ASC 718, of stock awards granted during fiscal years 2010, 2009, and 2008. The fair value of stock awards is generally calculated using the last quoted sale price of a share of our common stock on the NYSE on the grant date.

(5)	This column represents the total grant date fair value, computed in accordance with ASC 718, of stock options granted during fiscal years 2010, 2009, and 2008. Assumptions used in the calculation of fair value are included in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

(6)	Amounts shown in this column represent the annual cash incentive compensation paid for fiscal year 2010, 2009, and 2008 performance-based awards granted under our MIP, excluding any guaranteed minimum annual cash incentive compensation included in the “Bonus” column of this table. For additional information, see “Compensation Discussion of Our Named Executive Officers” and “Incentive Compensation and Other Programs” above as well as “GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010” below.

(7)	The following table describes the components of the “All Other Compensation” column for fiscal year 2010. Some of the amounts in the table below were paid directly by Shaw and some were reimbursed by Shaw to the NEOs. The table below does not include amounts for the following perquisites because there was no incremental cost associated with these perquisites during fiscal year 2010.

—	Shaw purchases tickets to athletic and other entertainment events generally for client entertainment purposes. If the tickets are not being used for client entertainment purposes, employees, including Shaw’s NEOs, may use the tickets.

—	We are a member of a hunting and fishing club in southwest Louisiana that we use primarily for client entertainment purposes. If Shaw is not using the club for client entertainment purposes, employees, including Shaw’s NEOs, may use the club.

—	Guests may accompany NEOs on business trips periodically. If Shaw’s aircraft is used and a guest travels with the NEO on the business trip, there is no incremental cost to Shaw.

—	Shaw owns a condominium in Charlotte, North Carolina, which is used for business purposes. Mr. Buckman’s employment agreement provided for the exclusive use of the condominium for a six-month relocation period, one month of which fell in fiscal year 2010. The Company would have incurred the same costs whether or not Mr. Buckman used the condominium; therefore, there was no incremental cost to the Company.

All Other Compensation

	J. M.	Brian K.	David L.	Gary P.	John	Frederick W.
	Bernhard, Jr.	Ferraioli	Chapman, Sr.	Graphia	Donofrio	Buckman
(a) Company Paid Insurance Premiums	$1,920	$1,920	$1,920	$1,920	$1,772	$1,920
(b) Company Contributions to 401(k) Plan	6,450	6,450	6,450	6,450	8,582	10,662
(c) Post Employment Payments	—	—	—	—	—	1,800,349
(d) Personal Use of Corporate Aircraft	194,534	—	—	—	119,419	—
(e) Automobile Expenses	20,796	—	21,307	—	—	—
(f) Security Services	241,213	—	—	—	—	—
(g) Relocation Benefits and Related Expenses	—	—	—	—	192,208	17,901
(h) Country Club Dues and Fees	10,220	—	3,857	—	2,180	—
(i) Spouse Expenses at Business Functions	—	—	—	—	—	11,123
(j) Gifts	607	1,343	736	1,423	901	736
(k) Flex Program	78,528	25,718	—	34,000	20,936	23,333
(l) Tax Gross-up Payments on Relocation Benefits	—	—	—	—	132,982	—

TOTAL	$554,268	$35,431	$34,270	$43,793	$478,980	$1,866,024

(a)	Represents the dollar value of the premiums paid directly by us for life insurance, long-term disability insurance and accidental death and dismemberment insurance. These premiums are paid for certain executives, including, but not limited to, the NEOs, and represent the amounts that exceed the costs of the programs generally available to all full-time professional employees.

(b)	Represents our contributions to our 401(k) Plan, which is a tax-qualified, defined contribution retirement plan available to all eligible employees. The Company provides a matching contribution of 50% of each employee’s contribution to the 401(k) Plan up to six percent of each employee’s eligible compensation, subject to applicable Internal Revenue Code limitations. As a result of nondiscrimination testing of highly compensated employees, refunds of employee 401(k) Plan withholdings and the forfeiture of our corresponding contribution may take place in subsequent years. The amounts included remain subject to potential reduction for past or potential forfeitures as a result of nondiscrimination testing. The amounts shown are calculated on a fiscal year, rather than calendar year, basis; therefore, the contributions in the table may be greater than the annual limitation for certain employees.

(c)	Represents amounts paid by us to Mr. Buckman in connection with his termination of employment. We entered into a separation and release agreement with Mr. Buckman effective September 18, 2010. Pursuant to the agreement, we agreed to pay Mr. Buckman a lump sum of $1,785,000 plus an additional $15,349 to cover the cost to obtain health and welfare benefits for a period of 18 months. We also agreed to accelerate the vesting of Mr. Buckman’s unvested stock options and unvested shares of restricted stock. See “Potential Payments Upon Termination or Change in Control Table — Separation Agreement for Frederick W. Buckman” for additional information.

(d)	The Company allows Mr. Bernhard personal usage of the corporate aircraft, in accordance with his employment agreement, in order to ensure his personal safety as our Chief Executive Officer and to minimize his time away from the office.

The Company allowed Mr. Donofrio personal usage of the corporate aircraft, in accordance with his employment agreement, for commuting from his residence in Michigan prior to relocating to Baton Rouge, Louisiana.

The incremental cost of personal usage of the corporate aircraft was calculated by multiplying certain variable operating costs per hour by the number of hours flown by each NEO for personal use (excluding the hours associated with deadhead legs, which are often directed by the Company for repositioning of the aircraft to locations most beneficial to the Company’s operations).

The following variable operating costs were included in our calculation of incremental cost:

- fuel;
- incremental repairs and maintenance;
- catering and supplies;
- travel and lodging expenses for the crew; and
- landing, flight planning, and other related fees.

The following costs were not included in our calculation of incremental cost:

- fixed costs, such as crew compensation, lease expenses, insurance, and hangar rent;
- costs associated with regularly scheduled or planned maintenance, upgrades and improvements, and aviation subscriptions and publications; and

- the amount of our disallowed tax deduction for fiscal years 2010, 2009, and 2008. Internal Revenue Code Section 274(e) limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executive that used the aircraft. For fiscal year 2010, the total amount of our disallowed tax deduction resulting from personal use of the corporate aircraft by our employees, including our NEOs, was approximately $4.3 million.

(e)	We provide Mr. Bernhard with a Company-owned automobile for business and personal use. The aggregate incremental cost reflected in the table above includes fuel, maintenance, insurance, and annual depreciation expense based on an estimated useful life of five years. We reimburse Mr. Chapman for his monthly payments, insurance, fuel, and maintenance expenses incurred for his personal automobile. For both Messrs. Bernhard and Chapman, we have included 100% of the costs paid by us as the aggregate incremental costs, which includes both personal and business use of the automobiles. Although Messrs. Bernhard and Chapman do not keep detailed records of automobile use for business purposes, they estimate their business use at 20% and 50%, respectively.

(f)	Represents the cost of security services provided at Mr. Bernhard’s personal residence.

(g)	During fiscal year 2010, we incurred costs related to Mr. Donofrio’s relocation to Baton Rouge, Louisiana, and Mr. Buckman’s relocation to Charlotte, North Carolina. The amount reflected in the table above for Mr. Donofrio includes: (1) commuting expenses in the amount of $16,725 from his personal residence in Michigan to our home office in Baton Rouge, Louisiana; (2) temporary living expenses of $22,462 for an apartment in Baton Rouge, Louisiana; and (3) relocation benefits of $153,021, which includes reimbursement of three months of duplicate homeowner payments on Mr. Donofrio’s Michigan home, closing costs on the purchase of his new home, expenses related to the transportation of his household goods, reimbursement of non-refundable tuition payments for his children’s education, and other related travel costs. The amount reflected in the table above for Mr. Buckman includes relocation expenses related to the transportation of his household goods and trips home for Mr. Buckman and his spouse during his relocation period.

(h)	Represents the total amount paid for country club dues and related fees. These club memberships are not used exclusively for business purposes. Also includes a one-time membership initiation fee for Mr. Donofrio.

(i)	Represents costs incurred by us for Mr. Buckman’s spouse to accompany him to business functions.

(j)	Represents gifts given to spouses of certain executives, including but not limited to the NEOs.

(k)	Represents 4% of each NEO’s annual base salary paid out on a calendar quarter basis in accordance with our Flex Program. See discussion above under “Incentive Compensation and Other Programs.”

(l)	Represents a tax gross-up payment made to Mr. Donofrio to cover taxes on portions of his relocation expenses incurred in fiscal year 2010. In general, all professional employees, including the NEOs, are eligible for tax reimbursements for relocation expenses.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010

The following table provides information about cash and equity incentive compensation awarded to our NEOs in fiscal year 2010. During fiscal year 2010, the NEOs received three types of plan-based awards:

Management Incentive Program.  Our MIP is based on achieving or exceeding identified Company and business unit financial and operational performance goals and on variable performance factors. Awards under our MIP may be made in the form of cash-based awards, non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, or other stock-based awards. For additional information about our MIP, see “Incentive Compensation and Other Programs.”

Restricted Stock Units.  The restricted stock units are granted under our Omnibus Plan. In fiscal year 2010, we issued restricted stock units to eligible employees in connection with our annual long-term equity incentive compensation grant (categorized as “Annual” in the table below). We also issued restricted stock units to Mr. Donofrio in connection with the execution of his employment agreement (categorized as “Hire Award” in the table below). For additional information, see “Incentive Compensation and Other Programs.”

Options.  The stock options are granted under our Omnibus Plan. In fiscal year 2010, we issued stock options to eligible employees in connection with our annual long-term equity incentive compensation grant (categorized as “Annual” in the table below). We also issued stock options to Mr. Donofrio in connection with the execution of his employment agreement (categorized as “Hire Award” in the table below). For additional information, see “Incentive Compensation and Other Programs.”

Grants of Plan-Based Awards for the Fiscal Year Ended August 31, 2010

							All Other	All Other		Grant
							Stock	Option	Exercise	Date
							Awards:	Awards:	or Base	Fair
				Estimated Future Payouts			Number of	Number of	Price of	Value of
				Under Non-Equity Incentive Plan			Shares of	Securities	Option	Stock and
			Grant	Awards(2)			Stock or	Underlying	Awards	Option
		Grant	Approval	Threshold		Maximum	Units	Options	($/Share)	Awards
Name	Grant Type	Date(1)	Date(1)	($)(2a)	Target ($)	($)(2b)	(#)(3)	(#)(4)	(5)	($)(6)
J. M. Bernhard, Jr.	MIP				3,300,000	6,600,000
	Restricted Stock — Annual	10/29/2009	10/28/2009				89,013	—		2,473,671
	Options — Annual	10/29/2009	10/28/2009				—	147,425	27.79	2,826,137

Brian K. Ferraioli	MIP				800,000	1,600,000
	Restricted Stock — Annual	10/29/2009	10/28/2009				26,515	—		736,852
	Options — Annual	10/29/2009	10/28/2009				—	43,914	27.79	548,925

David L. Chapman, Sr.	MIP				250,000	1,250,000
	Restricted Stock — Annual	10/29/2009	10/28/2009				22,727	—		631,583
	Options — Annual	10/29/2009	10/28/2009				—	37,640	27.79	470,500

Gary P. Graphia	MIP				850,000	1,700,000
	Restricted Stock — Annual	10/29/2009	10/28/2009				24,147	—		671,045
	Options — Annual	10/29/2009	10/28/2009				—	39,993	27.79	499,913

John Donofrio	MIP				389,897	779,794
	Restricted Stock — Hire Award	10/5/2009	9/16/2009				14,810	—		453,927
	Options — Hire Award	10/5/2009	9/16/2009				—	24,580	30.65	334,042

Frederick W. Buckman	MIP				700,000	1,400,000
	Restricted Stock — Annual	10/29/2009	10/28/2009				18,939	—		526,315
	Options — Annual	10/29/2009	10/28/2009				—	31,367	27.79	392,088

(1)	The Compensation Committee approved the awards classified as “Restricted Stock — Annual” and “Options — Annual” on October 28, 2009, and determined that the grants would be priced at the higher of the closing market price of our stock on October 29, 2009, or October 30, 2009, the day of or the day following our earnings announcement. The Compensation Committee approved the awards classified as “Restricted Stock — Hire Award” and “Options — Hire Award” on September 16, 2009, prior to Mr. Donofrio’s commencement of employment; the grant date was October 5, 2009, Mr. Donofrio’s first day of employment.

(2)	These columns show the range of possible cash payouts under the performance-based portion of our MIP related to fiscal year 2010 performance, excluding any guaranteed minimum annual cash incentive compensation that is payable under the program. For additional information related to our annual cash incentive awards and amounts actually paid to each of our NEOs, see “Compensation Discussion of Our Named Executive Officers” and “Incentive Compensation and Other Programs.”

(a)	No threshold exists for these executives.

(b)	Calculated as 200% of the NEO’s fiscal year 2010 annual MIP cash incentive compensation target, including any guaranteed minimum annual MIP cash incentive compensation amount, minus the guaranteed minimum annual MIP cash incentive compensation amount. Mr. Chapman is the only NEO with a guaranteed minimum annual MIP amount.

(3)	This column shows the number of restricted stock units granted under our Omnibus Plan to our NEOs during fiscal year 2010. For additional information related to the terms and conditions of the restricted stock units granted, see “OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END.”

(4)	This column shows the number of stock options granted under our Omnibus Plan to our NEOs during fiscal year 2010. For additional information related to the terms and conditions of the stock options granted, see “OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END.”

(5)	This column shows the exercise price of the stock options granted under our Omnibus Plan during fiscal year 2010, which was the closing market price of our common stock on the grant date. See (1) above for additional details on grant date determination.

(6)	This column shows the total grant date fair value, computed in accordance with ASC 718, of grants of stock awards and stock options made during fiscal year 2010 to our NEOs. The assumptions used for determining stock option fair values are set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The following is a discussion of material factors necessary to understand the information disclosed in the “Summary Compensation Table for the Fiscal Years Ended August 31, 2010, 2009, and 2008” and “Grants of Plan-Based Awards for the Fiscal Year Ended August 31, 2010.”

Fiscal Year 2010 Salary

Our NEOs were paid annual base salaries during fiscal year 2010 as follows:

•	Mr. Bernhard — $1,760,000 from September 1, 2009 through October 25, 2009, and $2,000,000 for the remainder of the fiscal year;

•	Mr. Ferraioli — $604,000 from September 1, 2009 through October 25, 2009, and $650,000 for the remainder of the fiscal year;

•	Mr. Chapman — $750,000 for the entire fiscal year;

•	Mr. Graphia — $850,000 for the entire fiscal year;

•	Mr. Donofrio — $575,000 from October 5, 2009, his hire date, through the remainder of the fiscal year; and

•	Mr. Buckman — $700,000 from September 1, 2009, until his date of termination, August 26, 2010.

Amounts reflected in the “Salary” column of the Summary Compensation Table above are pro-rated accordingly. The amounts in the Summary Compensation Table also include one extra business day based on the 2009 and 2010 annual calendar dates that are included in our fiscal year.

For fiscal year 2010, salaries and bonuses earned by our NEOs accounted for the following percentages of their total compensation: Mr. Bernhard 23%, Mr. Ferraioli 31%, Mr. Chapman 57%, Mr. Graphia 47%, Mr. Donofrio 41%, and Mr. Buckman 20%.

Equity Awards

For a discussion of the amounts appearing in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table, see “Compensation Discussion of Our Named Executive Officers.”

Non-Equity Incentive Plan Compensation

For a discussion of the amounts appearing in this column of the Summary Compensation Table, see “Compensation Discussion of Our Named Executive Officers.”

Employment Agreements

The Company believes it is in the mutual best interest of the Company and each executive officer to have an employment agreement with that officer. An employment agreement provides an effective means through which the Company, among other matters, may potentially secure the continued employment of the executive officer, discourage competitors from recruiting the executive officer, establish appropriate awards to incentivize future successful performance, growth, vision, and development by the executive officer, and also provide for certain restrictions and requirements if the executive officer leaves the Company. At the same time, the agreement provides the executive officer with a level of security so that he can concentrate his focus, talents, and efforts on the responsibilities and duties of his position.

Below are descriptions of the individual employment agreements of our NEOs. Descriptions of termination benefits are not included here as they are discussed in detail in the “POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL” section below.

J. M. Bernhard, Jr.  Mr. Bernhard serves as the Chairman of the Board, President and Chief Executive Officer under an amended and restated employment agreement entered into on December 31, 2008, with an effective date as of January 1, 2008, as further amended by the parties on July 7, 2010. Unless either party gives written notice to terminate the agreement, the agreement automatically renews on each day of the term for a successive three-year term. The agreement provides that Mr. Bernhard will, among other things, be entitled to:

(a)	an annual base salary as set by our Board, which may be increased on an annual basis by the Board at its discretion, but may not be decreased without Mr. Bernhard’s consent;

(b)	discretionary annual cash incentive compensation under any such program established by us, including the MIP, or, in the absence of or in addition to any such program, annual cash incentive compensation as determined by our Board;

(c)	participation in our discretionary long-term equity incentive plans;

(d)	other benefits including country club memberships, an automobile and a mid-size jet aircraft for his use;

(e)	reasonable paid vacation at Mr. Bernhard’s discretion, but not less than five weeks of vacation per year, with unlimited carryover; and

(f)	participation in our various employee benefit plans or programs that we provide to our employees in general.

Pursuant to Mr. Bernhard’s employment agreement, he received a deferred compensation grant in fiscal years 2001, 2002 and 2003. The award is payable upon Mr. Bernhard’s departure for any reason and is discussed in the “NONQUALIFIED DEFERRED COMPENSATION” section below. Although not provided within his employment agreement, Mr. Bernhard also participates in our Flex Program that provides certain executives, including other NEOs, an amount equal to 4% of his annual base salary in each calendar year in lieu of customary perquisite benefits.

Effective July 7, 2010, the Company amended Mr. Bernhard’s employment agreement to clarify a previous understanding that Mr. Bernhard’s use of the Company’s aircraft for ten years following his termination would be limited to 150 hours per year, but would not be additionally limited by cost to the Company.

Brian K. Ferraioli.  Mr. Ferraioli serves as Executive Vice President and Chief Financial Officer under an amended and restated employment agreement entered into on December 31, 2008, with an effective date as of January 1, 2008, as further amended by the parties on December 17, 2009. Unless either party gives written notice to terminate the agreement, the agreement automatically renews on each day of the term for a successive two-year term. Under the agreement, Mr. Ferraioli is entitled to:

(a)	an annual base salary in the amount of Mr. Ferraioli’s base salary as of the effective date, which may be increased on an annual basis by the Board at its discretion, but may not be decreased without Mr. Ferraioli’s consent;

(b)	participation in our MIP, with an annual performance award range of 0% to 200% of his MIP target, which was initially 100% of his annual base salary, and for fiscal year 2010 was $800,000;

(c)	participation in our discretionary long-term equity incentive plans, with a target award that was initially valued in the range of 100% to 200% of his annual base salary as of the effective date of his agreement, and for fiscal year 2010 was $1,400,000;

(d)	initiation fee for a country club membership (not used to date);

(e)	participation in our Flex Program, which provides an amount equal to 4% of his annual base salary in each calendar year in lieu of customary perquisite benefits;

(f)	four weeks of paid vacation per year with unlimited carryover; and

(g)	participation in our various employee benefit plans or programs that we provide to our employees in general.

Mr. Ferraioli no longer receives any guaranteed minimum annual cash incentive compensation as he permanently waived his right to these payments through an amendment to his employment agreement signed on December 17, 2009.

David L. Chapman, Sr.  Mr. Chapman serves as President of our Fabrication & Manufacturing Group under an amended and restated employment agreement entered into on December 31, 2008, with an effective date as of September 1, 2007. The initial term of the agreement is four years, commencing on the effective date. The initial term may be terminated by Mr. Chapman upon three months’ prior written notice, after which Mr. Chapman shall provide part-time employment services commencing on the date specified (the “Part-Time Employment Period Commencement Date”), for a term ending on the fifth anniversary of the Part-Time Employment Period Commencement Date (the “Part-Time Employment Period”). Mr. Chapman and the Company may mutually agree to a shorter Part-Time Employment Period. During the Part-Time Employment Period, Mr. Chapman shall perform services, as reasonably requested by the Company, for a minimum of 20 hours per week. Under the agreement, Mr. Chapman is entitled to:

(a)	an annual base salary during the initial term in the amount of Mr. Chapman’s current base salary as of the effective date, which may be increased on an annual basis by the Board at its discretion but may not be decreased without Mr. Chapman’s consent;

(b)	a part-time salary during the Part-Time Employment Period of $300,000 per year, as well as $300 per hour for each hour worked in excess of 20 hours in any week during the Part-Time Employment Period;

(c)	participation in our MIP during the initial term with an annual performance award range of 0% to 200% of his MIP target, which was initially 100% of his annual base salary, and for fiscal year 2010 was $1,000,000, subject to a guaranteed minimum award of $750,000;

(d)	participation in our discretionary long-term equity incentive plans during the initial term;

(e)	reimbursement of operating expenses incurred by Mr. Chapman for the use of his personal aircraft for Company-approved business during both the initial term and the Part-Time Employment Period;

(f)	cost reimbursement for an automobile for his business and personal use during both the initial term and the Part-Time Employment Period;

(g)	four weeks of paid vacation per year with unlimited carryover during the initial term, of which the unused portion shall be paid to Mr. Chapman at the end of the initial term; and

(h)	participation in our various employee benefit plans or programs that we provide to our employees in general, during both the initial term and the Part-Time Employment Period.

Gary P. Graphia.  Mr. Graphia serves as Executive Vice President and Chief Operating Officer under an amended and restated employment agreement entered into and effective as of December 22, 2008. Unless either party gives written notice to terminate the agreement, the agreement automatically renews on each day of the term for a successive three-year term. Under the agreement, Mr. Graphia is entitled to:

(a)	an annual base salary in the amount of Mr. Graphia’s base salary as of the effective date, which may be increased on an annual basis by the Board at its discretion, but may not be decreased without Mr. Graphia’s consent;

(b)	participation in our MIP, with an annual performance award range of 0% to 200% of his MIP target, which was initially 100% of his annual base salary, and for fiscal year 2010 was $850,000;

(c)	participation in our discretionary long-term equity incentive plans, under which the overall target award value of Mr. Graphia’s annual combined grants of options and restricted shares will be not less than 150% of his annual base salary, and for fiscal year 2010 was $1,275,000;

(d)	a Retention Amount of $1,000,000 which shall be paid as follows: (i) $333,334 not later than 15 days after the execution of the agreement; (ii) $333,333 on the first anniversary of the effective date of his agreement; and (iii) $333,333 on the second anniversary of the effective date of his agreement;

(e)	participation in our Flex Program, which provides an amount equal to 4% of his annual base salary in each calendar year in lieu of customary perquisite benefits;

(f)	four weeks of paid vacation per year with unlimited carryover, of which the unused portion shall be paid to Mr. Graphia upon termination of employment for any reason; and

(g)	participation in our various employee benefit plans or programs that we provide to our employees in general.

Pursuant to Mr. Graphia’s employment agreement, in the event that he voluntarily terminates employment (other than for “Good Reason,” as defined in the agreement) or is terminated for Misconduct prior to the completion of 12 months of continuous employment in any of the first three contract years commencing on the effective date of his agreement, he shall be required to repay to the Company the pro-rata portion of the Retention Amount paid to him on or before the date of termination for the contract year in which the date of termination occurs, and shall forfeit all rights to the unpaid portion, if any, of the Retention Amount.

John Donofrio.   Mr. Donofrio serves as Executive Vice President, General Counsel and Corporate Secretary under an amended and restated employment agreement entered into on July 22, 2010, and effective as of October 5, 2009. Unless either party gives written notice to terminate the agreement, the agreement automatically renews on each day of the term for a successive three-year term. Under the agreement, Mr. Donofrio is entitled to:

(a)	an annual base salary of $575,000, which may be increased on an annual basis by the Board at its discretion but may not be decreased without Mr. Donofrio’s consent;

(b)	participation in our MIP, with an annual performance award range of 0% to 200% of his MIP target, which was initially 75% of his annual base salary, and for fiscal year 2010 was prorated to $389,897;

(c)	participation in our discretionary long-term equity incentive plans, under which the overall target award value of Mr. Donofrio’s annual combined grants of options and restricted shares is 150% of his annual base salary;

(d)	a cash sign-on bonus in the amount of $400,000, to be paid as soon as administratively possible after Mr. Donofrio’s start date;

(e)	relocation assistance in connection with permanent relocation to Baton Rouge, Louisiana, and reimbursement of commuting expenses, including air travel and access to the Company’s aircraft on an as-available basis;

(f)	initiation fee for a country club membership;

(g)	participation in our Flex Program, which provides an amount equal to 4% of his annual base salary in each calendar year in lieu of customary perquisite benefits;

(h)	four weeks of paid vacation per year with unlimited carryover; and

(i)	participation in our various employee benefit plans or programs that we provide to our employees in general.

On October 5, 2009, pursuant to his agreement, Mr. Donofrio received long-term equity incentive awards with an aggregate value of $862,500, which were divided equally between restricted shares and options and vest in annual installments of 25% each, with full vesting after four years.

Pursuant to Mr. Donofrio’s employment agreement, the Company had the right to require Mr. Donofrio to pay back the sign-on bonus in full, if certain conditions were not met within a 12-month period. Also, pursuant to Mr. Donofrio’s employment agreement, to the extent that any amount reimbursed by us in connection with Mr. Donofrio’s relocation is determined to constitute taxable income, we are required to “gross-up” the reimbursement so that Mr. Donofrio is in the same “net” after-tax position he would have been if such reimbursement had not constituted taxable income to Mr. Donofrio.

Frederick W. Buckman.  Mr. Buckman served as President of our Power Group until his termination of employment on August 26, 2010. Mr. Buckman’s employment agreement was entered into and was effective as of March 23, 2009, and automatically renewed on each day of the term for a successive two-year term. Under the agreement, Mr. Buckman was entitled to:

(a)	an annual base salary of $700,000, which could be increased on an annual basis by the Board at its discretion but could not be decreased without Mr. Buckman’s consent;

(b)	participation in our MIP, with an annual performance award range of 0% to 200% of his MIP target, which was initially 100% of his annual base salary;

(c)	participation in our discretionary long-term equity incentive plans, under which the overall target award value of Mr. Buckman’s annual combined grants of options and restricted shares could not be less than $1,000,000;

(e)	relocation assistance in connection with permanent relocation to Charlotte, North Carolina, and housing in the Company’s corporate apartment in Charlotte, North Carolina;

(f)	initiation fee for a country club membership;

(g)	participation in our Flex Program, which provided an amount equal to 4% of his annual base salary in each calendar year in lieu of customary perquisite benefits;

(h)	four weeks of paid vacation per year with unlimited carryover; and

(i)	participation in our various employee benefit plans or programs that we provide to our employees in general.

See “Potential Payments Upon Termination or Change in Control Table — Separation Agreement for Frederick W. Buckman” for additional information.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our NEOs at August 31, 2010. Each grant of stock options or unvested stock awards is shown separately for each NEO. For information on the beneficial ownership of our common stock, please refer to “Security Ownership of Management and Non-Employee Directors” above.

Outstanding Equity Awards at Fiscal Year Ended August 31, 2010

	Option Awards					Stock Awards
									Market
									Value
								Number	of Shares
		Number of	Number of					of Shares	or Units
		Securities	Securities					or Units	of Stock
	Option	Underlying	Underlying			Stock		of Stock	that
	Grant	Unexercised	Unexercised	Option	Option	Award		that	have not
	Date	Options (#)	Options (#)	Exercise	Expiration	Grant		have not	Vested
Name	(2)	Exercisable	Unexercisable	Price ($)	Date	Date(2)		Vested (#)	($)(1)
J. M. Bernhard, Jr.	10/10/2003	304,000	—	11.20	10/10/2013	11/1/2006		23,876	773,582
	10/13/2004	232,800	—	12.66	10/13/2014	12/7/2007		19,430	629,532
	10/13/2005	206,000	—	20.76	10/13/2015	1/28/2009	(2a)	73,784	2,390,602
	11/1/2006	155,244	51,747	26.70	11/1/2016	1/28/2009	(2b)	103,704	3,360,010
	12/7/2007	36,066	36,064	67.19	12/7/2017	10/29/2009		89,013	2,884,021
	10/31/2008	56,717	170,154	17.89	10/31/2018			—	—
	10/29/2009	—	147,425	27.79	10/29/2019			—	—

Total		990,827	405,390					309,807	10,037,747

Brian K. Ferraioli	8/1/2007	15,924	5,307	48.99	8/1/2017	12/7/2007		4,134	133,942
	12/7/2007	7,674	7,673	67.19	12/7/2017	1/28/2009	(2a)	16,941	548,888
	10/31/2008	13,274	39,823	17.89	10/31/2018	1/28/2009	(2b)	24,272	786,413
	10/29/2009	—	43,914	27.79	10/29/2019	10/29/2009		26,515	859,086

Total		36,872	96,717					71,862	2,328,329

David L. Chapman, Sr.	11/1/2006	—	8,878	26.70	11/1/2016	11/1/2006		4,096	132,710
	12/7/2007	8,633	8,632	67.19	12/7/2017	12/7/2007		4,650	150,660
	10/31/2008	—	43,444	17.89	10/31/2018	1/28/2009	(2a)	43,320	1,403,568
	10/29/2009	—	37,640	27.79	10/29/2019	1/28/2009	(2b)	26,478	857,887

						10/29/2009		22,727	736,355

Total		8,633	98,594					101,271	3,281,180

Gary P. Graphia	10/13/2004	10,250	—	12.66	10/13/2014	11/1/2006		3,511	113,756
	10/13/2005	17,000	—	20.76	10/13/2015	12/7/2007		3,100	100,440
	11/1/2006	15,220	7,610	26.70	11/1/2016	1/28/2009	(2b)	9,078	294,127
	12/7/2007	5,756	5,754	67.19	12/7/2017	1/28/2009	(2a)	10,481	339,584
	10/31/2008	9,050	27,153	17.89	10/31/2018	1/28/2009	(2b)	16,549	536,188
	1/28/2009	4,558	13,675	22.83	1/28/2019	10/29/2009		24,147	782,363
	10/29/2009	—	39,993	27.79	10/29/2019			—	—

Total		61,834	94,185					66,866	2,166,458

John Donofrio	10/5/2009	—	24,580	30.65	10/5/2019	10/5/2009		14,810	479,844

Total		—	24,580					14,810	479,844

Frederick W. Buckman(3)	4/1/2009	3,211	9,636	28.45	8/26/2011	4/1/2009		6,938	224,791
	10/29/2009	—	31,367	27.79	8/26/2011	10/29/2009		18,939	613,624

Total		3,211	41,003					25,877	838,415

(1)	The market value shown was determined by multiplying the number of unvested shares of stock by $32.40, the closing market price of our common stock on August 31, 2010, the last trading day of our fiscal year.

(2)	The outstanding equity awards at August 31, 2010, vest according to the following vesting schedules:

Grant Date	Vesting Dates-Option Awards
10/10/2003	10/10/2004	10/10/2005	10/10/2006	10/10/2007
10/13/2004	10/13/2005	10/13/2006	10/13/2007	10/13/2008
10/13/2005	10/13/2006	10/13/2007	10/13/2008	10/13/2009
11/1/2006	11/1/2007	11/1/2008	11/1/2009	11/1/2010
8/1/2007	8/1/2008	8/1/2009	8/1/2010	8/1/2011
12/7/2007	1/1/2009	1/1/2010	1/1/2011	1/1/2012
10/31/2008	1/1/2010	1/1/2011	1/1/2012	1/1/2013
1/28/2009	1/1/2010	1/1/2011	1/1/2012	1/1/2013
4/1/2009	4/1/2010	4/1/2011	4/1/2012	4/1/2013
10/5/2009	10/5/2010	10/5/2011	10/5/2012	10/5/2013
10/29/2009	1/1/2011	1/1/2012	1/1/2013	1/1/2014

Grant Date		Vesting Dates-Stock Awards
11/1/2006		11/1/2007	11/1/2008	11/1/2009	11/1/2010
12/7/2007		1/1/2009	1/1/2010	1/1/2011	1/1/2012
1/28/2009	(2a)	1/1/2010	1/1/2011	1/1/2012
1/28/2009	(2b)	1/1/2010	1/1/2011	1/1/2012	1/1/2013
4/1/2009		4/1/2010	4/1/2011	4/1/2012	4/1/2013
10/5/2009		10/5/2010	10/5/2011	10/5/2012	10/5/2013
10/29/2009		1/1/2011	1/1/2012	1/1/2013	1/1/2014

(3)	In connection with Mr. Buckman’s termination of employment, we accelerated the vesting of his stock options and restricted stock. Therefore, the stock options in the unexercisable column became exercisable and the restricted stock in the unvested stock column became vested. The accelerated vestings are not reflected in this table. See “Potential Payments Upon Termination or Change in Control Table — Separation Agreement for Frederick W. Buckman” for additional information.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

The following table provides information for each of our NEOs regarding (1) stock option exercises during fiscal year 2010, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of restricted stock awards and/or units during fiscal year 2010 and the value realized:

Option Exercises and Stock Vested for the Fiscal Year Ended August 31, 2010

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)
J. M. Bernhard, Jr.	400,000	4,704,000	130,802	3,757,438
Brian K. Ferraioli	—	—	22,029	649,300
David L. Chapman, Sr.	32,238	298,439	36,907	1,049,406
Gary P. Graphia	—	—	23,092	664,981
John Donofrio	—	—	—	—
Frederick W. Buckman(3)	—	—	2,312	81,267

(1)	The value realized upon the exercise of stock options is the difference between the exercise price and the closing market price of our common stock on the date of exercise for each option. The value realized was determined without considering any taxes and commissions that were owed upon exercise.

(2)	The value realized upon the vesting of restricted stock awards and/or units is the number of shares acquired on vesting multiplied by the closing market price of our common stock on the vesting date. Upon the vesting of restricted stock awards and/or units, shares may have been surrendered to satisfy income tax withholding requirements upon election by the employee. The amounts shown and the value realized do not give effect to the surrender of shares to cover such tax withholding obligations.

(3)	In connection with Mr. Buckman’s termination of employment, we accelerated the vesting of his stock options and restricted stock. The accelerated vestings are not reflected in this table. See “Potential Payments Upon Termination or Change in Control Table — Separation Agreement for Frederick W. Buckman” for additional information.

NONQUALIFIED DEFERRED COMPENSATION

The Shaw Group Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan for a select group of key employees designed to assist our employees in receiving a portion of their cash compensation in a tax efficient manner. This plan promotes retention because our employees must remain with the Company for at least three years in order to receive amounts invested pursuant to the plan. Participants in the Deferred Compensation Plan are allowed to invest deferred amounts in a number of approved investment options. Withdrawals of unvested funds from the Deferred Compensation Plan prior to the applicable employee’s vesting date are not permitted. Once vested, the participant’s account balance is paid out at a time selected by the participant in either annual installments or a lump sum, also as elected by the participant, subject to certain plan provisions. However, upon a participant’s disability or death, regardless of the participant’s distribution election, his or her unpaid account balance will become 100% vested and paid out in a single lump sum. None of our NEOs are participants in the Deferred Compensation Plan.

We have also set aside deferred amounts pursuant to Mr. Bernhard’s employment agreement, which provides that we will pay him a lump sum amount of $15,000,000 plus interest earned on the funds set aside as consideration for his agreement not to reveal our confidential information during and after the termination of his employment with us, and not to compete with us for a two-year period following his termination of employment. During each of fiscal years 2001, 2002, and 2003, we set aside $5,000,000 to fund the future payment obligation. These funds are invested in short-term interest-bearing securities in accordance with our investment policy and earned interest at a rate of 0.82% during fiscal year 2010. This future payment obligation to Mr. Bernhard was agreed upon in April 2001, after several months of negotiation and just shortly after Mr. Bernhard successfully led the Company through the acquisition of Stone & Webster, Inc., which was at the time, the largest acquisition in the Company’s history.

We believe the agreement was in the mutual best interests of the Company and Mr. Bernhard in ensuring his long-term employment with us. The broad non-compete agreement is very valuable to the Company and our shareholders given the impressive historical growth our Company has experienced under Mr. Bernhard’s visionary leadership. While it serves as consideration for his agreement not to compete upon leaving the Company, it is considered earned and therefore payable to him upon his departure for any reason, and to his estate in the event of his death as defined below under “POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL.”

The following table provides summary information with respect to amounts credited, earnings and account balances for our NEOs under our deferred compensation plans or other agreements.

Nonqualified Deferred Compensation for the Fiscal Year Ended August 31, 2010

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings		Aggregate
	in Last	in Last	in Last	Aggregate	Balance
	Fiscal Year	Fiscal Year	Fiscal Year	Withdrawals/	at Last
Name	($)	($)	($)(1)	Distributions ($)	Fiscal Year End ($)
J. M. Bernhard, Jr.	—	—	301,329	—	18,390,732 (2)
Brian K. Ferraioli	—	—	—	—	—
David L. Chapman, Sr.	—	—	—	—	—
Gary P. Graphia	—	—	—	—	—
John Donofrio	—	—	—	—	—
Frederick W. Buckman	—	—	—	—	—

(1)	None of the earnings in this column are included in the Summary Compensation Table because they were not preferential or above-market.

(2)	This amount was not included in the Summary Compensation Table because it represents an amount being held in a trust fund in connection with the non-disclosure and non-compete clause in Mr. Bernhard’s employment agreement. For additional information, see the narrative above.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

This section of the proxy statement sets forth information regarding compensation and benefits that each of the NEOs would receive in the event of a change in control without termination of employment or in the event of termination of employment under the following circumstances: (1) voluntary resignation by the NEO; (2) resignation by the NEO for good reason; (3) resignation by the NEO in connection with a change in control; (4) termination by us without cause; (5) termination by us for cause; (6) death; or (7) disability.

We strive to provide compensation that matches our understanding of the labor market for similar level executives in our highly competitive industry. We base our understanding of the market compensation on information provided by our external compensation consultants, public filings by our peer group, and negotiations with executives who recently joined our management team from other companies. While we seek to maintain parity among the vast majority of our senior executives, we recognize that certain of our named executive officers have roles and responsibilities that may warrant a different approach from the rest of the senior executives. This is also true of our peer group, as our external compensation consultants advise that the change in control and severance provisions vary by role. Based upon data gathered from the sources described above, a two- to three-year multiple is at market for most executives. With respect to severance, our competitors have vastly different approaches. Some have broad-based severance programs that provide a certain number of weeks of severance per year of service, with minimum and maximum amounts that vary. These programs tend to have lower individual amounts of severance than those companies with employment agreements, but cover a broader range of participants. Others provide severance through employment agreements containing one-, two-, or three-year multiples. We have designed severance and change-in-control provisions to apply to a narrow group of executives and to be consistent with these market trends.

The majority of our agreements covering our executive management team have severance and/or change-in-control payments with a two-year or less multiple. Four of our most senior officers’ employment agreements have termination and/or change-in-control provisions that provide for payment multiples above two-years. Specifically, the pay upon termination and/or change-in-control provision in the employment agreement of our Chairman, President, and Chief Executive Officer, Mr. Bernhard, is three years, which is consistent with many of our peers and appropriately reflects Mr. Bernhard’s critical role in our Company. In the case of our Executive

Vice President and Chief Operating Officer, Mr. Graphia, the term of his employment agreement was increased from two years to three years in connection with his promotion to his current position, which was consistent with the term of the employment agreement and the related payment multiple for his predecessor, and which we determined to be appropriate for Mr. Graphia’s increased responsibilities and tenure of service with the Company. In the case of the President of our Fabrication & Manufacturing Group, Mr. Chapman, the payment multiple is five years, which coincides with the Part-Time Employment Period in his employment agreement (discussed above under “Employment Agreements”); however, the multiple is based on a reduced salary rather than Mr. Chapman’s full-time employment salary. We believe that this arrangement is appropriate due to Mr. Chapman’s extensive experience in the industrial fabrication business. In the case of our Executive Vice President, General Counsel, and Corporate Secretary, Mr. Donofrio, the term of his employment agreement and corresponding change-in-control/severance was increased from two years to three years to properly reflect his role as a valued member of the senior management team of the Company, and for purposes of retention in light of Mr. Donofrio’s then impending relocation of his family to the Baton Rouge area.

The employment agreements of our NEOs generally contain the following definitions as they relate to termination of employment or a change in control:

“Good Reason” shall exist upon the occurrence of any of the following events without the employee’s express written consent: (1) any material decrease of employee’s duties or responsibilities (other than in connection with the termination of employee for misconduct or disability (as defined below) or, for Mr. Chapman, in connection with the delivery of a notice to commence the Part-Time Employment Period); (2) any material decrease of employee’s base compensation; (3) our requirement for Messrs. Bernhard, Ferraioli, and Graphia, that they perform services at executive offices that are no longer in Baton Rouge, Louisiana, or for Messrs. Chapman and Donofrio, that they perform services at a business office more than 25 miles or 50 miles, respectively, away from their office of employment at the time of the commencement of their employment agreement; or (4) any other material breach by us of any of our obligations to the employee under his employment agreement. An employee must provide written notice to us no more than 90 days after the change in terms or status has occurred, and we shall have 30 days after receipt of the notice to resolve the issue causing the change in terms or status.

“Disability” means that an employee has been absent from the full-time performance of the employee’s duties with us for a period ranging from 90 to 180 consecutive calendar days, as individually specified in each employment agreement, as a result of the employee’s incapacity due to a disability. A disability shall exist if: (1) the employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be reasonably expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (2) the employee is receiving income replacement benefits for a period of not less than three months under any of our employee accident and health plans. The number of days each executive must have been absent from his duties is as follows: Mr. Bernhard, 180 days; Messrs. Ferraioli, Chapman, and Donofrio, 120 days; and Mr. Graphia, 90 days.

We refer to a change in control in the executive employment agreements as a “Corporate Change.” A Corporate Change means a “change in our ownership,” a “change in our effective control,” or a “change in the ownership of our substantial assets.” A “change in our ownership” shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. A “change in our effective control” shall occur on the date that a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board prior to the date of the appointment or election. A “change in the ownership of our substantial assets” occurs on the date that any one person, or more than one person acting as a group, acquires assets from us that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions. A Corporate Change requires the employee to provide us with notice of his intent to terminate within 90 days following the effective date of the Corporate Change, but in no event later than February 13th of the year following the year in which the applicable Corporate Change occurred.

“Misconduct,” or “Cause,” per Mr. Bernhard’s employment agreement means: (1) the continued failure by Mr. Bernhard to substantially perform his duties with us (other than a failure resulting from his incapacity due to a

Disability or any such actual or anticipated failure after the issuance of a notice of termination by Mr. Bernhard for Good Reason), after a written demand for substantial performance is delivered to Mr. Bernhard by our Board, allowing 30 days for him to effect a potential cure; (2) Mr. Bernhard’s engaging in conduct which is demonstrably and materially injurious to us, monetarily or otherwise (other than such conduct resulting from his incapacity due to physical or mental illness and other than any such actual or anticipated conduct after the issuance of a notice of termination by him for Good Reason); or (3) Mr. Bernhard’s conviction for the commission of a felony. The definition of Misconduct, or Cause, in Messrs. Ferraioli, Chapman, Graphia, and Donofrio’s employment agreements is somewhat different, and means: (1) any willful breach or habitual neglect of duty or the employee’s material and continued failure to substantially perform his duties for us (other than a failure resulting from the employee’s incapacity due to Disability or any such actual or anticipated failure after the issuance of a notice of termination by the employee for Good Reason) in a professional manner and in a manner reasonably expected as appropriate for the position, which breach is not cured within 30 days of receipt of written notice from us specifying the alleged breach; (2) the intentional misappropriation or attempted misappropriation of a material business opportunity of ours, including an attempt to secure any personal profit in connection with entering into any transaction on behalf of us; (3) the intentional misappropriation or attempted misappropriation of any of our funds or property; (4) the violation of our Code of Corporate Conduct or Anti-Fraud Policy; or (5) the commission of a felony offense or a misdemeanor offense involving violent or dishonest behavior, or the engagement in any other conduct involving fraud or dishonesty.

Payments Due under the Named Executive Officer Employment Agreements

Good Reason, Termination without Cause, and Corporate Change.  The NEO employment agreements provide that in the event an executive resigns for Good Reason, is terminated by us without cause, or resigns for a Corporate Change, the executive will become immediately and fully vested in all long-term equity incentive awards previously granted to that executive, and we must pay to the executive, in a lump sum within 15 days following his applicable termination date:

(a)	An amount equal to a combination of his base salary and cash incentive compensation: (1) Mr. Bernhard receives an amount equal to three times the sum of his base salary in effect immediately prior to termination plus his highest cash incentive compensation paid by us during the three years prior to termination; (2) Mr. Ferraioli receives an amount equal to two times the sum of his base salary in effect immediately prior to termination plus his most recent annual MIP cash incentive compensation paid by us; (3) Mr. Chapman receives his Part-Time Employment Period salary (as discussed above under “Employment Agreements”) multiplied by the remaining portion of the Part-Time Employment Period; (4) Mr. Graphia receives his base salary in effect immediately prior to termination plus his highest cash incentive compensation paid by us during the three years prior to termination, both multiplied by the remaining term per his agreement; and (5) Mr. Donofrio receives his base salary in effect immediately prior to termination multiplied by the remaining term per his agreement, plus his highest annual MIP cash incentive compensation paid by us during the two-year period prior to termination (which amount shall be determined by annualizing the bonus amount and not discounting or prorating based upon less than 12 months of service, or, if termination occurs within one year of the effective date of his agreement and no such bonus has yet been paid, will be an amount equal to $431,250), multiplied by the remaining term per his agreement.

(b)	An amount necessary to cover the cost to obtain life, long-term disability, accidental death and dismemberment, health, dental and vision insurance benefits (“health and welfare benefits”) covering the executive (and, as applicable, his spouse and dependents) that are substantially similar to those that he was receiving immediately prior to termination: (1) Mr. Bernhard receives an amount necessary to cover these costs for a three-year period commencing on the date of termination; (2) Messrs. Ferraioli, Chapman, Graphia, and Donofrio receive an amount necessary to cover these costs for a period commencing on the date of termination and ending on the earlier to occur of (A) a fixed period of time following the executive’s termination, which for Mr. Ferraioli is 24 months, for Mr. Graphia is the last date of the remaining employment term, or for Messrs. Chapman and Donofrio is 18 months, or (B) in the event that the Company or the executive has given notice to fix the employment agreement term, the remaining portion of the term for Messrs. Ferraioli, Graphia, and Donofrio and the last day of the Part-Time Employment Period for Mr. Chapman.

(c)	For Mr. Graphia alone, the remaining unpaid portion (if any) of the Retention Amount (as discussed above under “Employment Agreements”). For Mr. Bernhard alone, a lump sum payment related to the non-disclosure and non-compete clause in his employment agreement (as discussed above under “NONQUALIFIED DEFERRED COMPENSATION”) as well as the use of a mid-size jet aircraft for 150 hours per year for the next ten years.

Death.  In the event of an executive’s death during the term of his employment agreement, Messrs. Bernhard, Ferraioli, Chapman, and Graphia will be considered immediately and totally vested in all long-term equity incentive awards previously granted to them. Mr. Donofrio’s employment agreement does not include immediate and total vesting in the event of his death. In the case of Messrs. Bernhard and Graphia’s death, their surviving spouses or their estates are entitled to receive, within the 30-day period following their death: (1) a lump sum payment equal to one year’s base salary and for Mr. Bernhard, a pro-rata MIP cash incentive compensation payment in the amount he would have otherwise been entitled to receive, and for Mr. Graphia, any remaining portion of the Retention Amount; (2) a lump sum payment equal to the cost to obtain health, dental, and vision insurance benefits covering their spouse and dependents that are substantially similar to those that their spouse and dependents were receiving immediately prior to termination, for Mr. Bernhard for a 30-month period, and for Mr. Graphia for a 12-month period; and (3) for Mr. Bernhard alone, a lump sum payment related to the non-disclosure and non-compete clause in his employment agreement (as discussed above under “NONQUALIFIED DEFERRED COMPENSATION”). In the event of Messrs. Ferraioli, Chapman, and Donofrio’s death, their surviving spouses or estate will be entitled to a lump sum payment within 30 days of their death equal to the cost to obtain, for a period of one year, health, dental, and vision insurance benefits covering their spouse and dependents that are substantially similar to those that their spouse and dependents were receiving immediately prior to termination.

In addition to the items specified in the executives’ employment agreements, each executive may also be entitled to receive payouts from third parties under certain insurance policies, as more fully described below.

Disability.  In the event of an executive’s Disability during the term of his employment agreement, each executive will be considered immediately and totally vested in all long-term equity incentive awards previously granted to him. We will also pay the following benefits to the executives:

(a)	Monthly payments equal to the amount by which the executive’s monthly base salary immediately prior to termination exceeds the monthly benefit received pursuant to any disability insurance covering him; the applicable term of payment is 12 months for Messrs. Bernhard, Graphia, and Donofrio; 24 months for Mr. Ferraioli; and the period beginning with the date of termination and ending on the last day of his Part-Time Employment Period for Mr. Chapman.

(b)	A lump sum payment within 15 days of the executive’s termination equal to the cost to obtain health, dental, and vision insurance benefits covering the executive (and, as applicable, his spouse and dependents) that are substantially similar to those that the executive was receiving immediately prior to termination. The amount we pay should cover a period of 30 months for Mr. Bernhard; for the remaining NEOs, the period shall begin with the termination date and end with the earlier to occur of (1) a fixed period of time following the date of termination, 24 months for Mr. Ferraioli, or 18 months for Messrs. Chapman, Graphia, and Donofrio, or (2) in the event that the Company or the executive has given notice to fix the employment agreement term, the remaining portion of the term for Messrs. Ferraioli, Graphia, and Donofrio and the last day of the Part-Time Employment Period for Mr. Chapman.

(c)	For Mr. Graphia alone, the remaining unpaid portion (if any) of the Retention Amount.

(d)	For Mr. Bernhard alone, on or before the later to occur of either the fifteenth day following the day we typically grant annual MIP cash incentive compensation awards or February 28th of the year following his termination, a pro-rata MIP cash incentive compensation payment in the amount Mr. Bernhard would have otherwise been entitled to receive under the terms of the applicable incentive plans. Mr. Bernhard is also entitled to a lump sum payment related to the non-disclosure and non-compete clause in his employment agreement (as discussed above under “NONQUALIFIED DEFERRED COMPENSATION”) as well as the use of a mid-size jet aircraft for 150 hours per year for the next ten years.

In addition to the items specified in the executive’s employment agreements, each executive may also be entitled to receive payouts from third parties under certain insurance policies, as more fully described below.

Confidentiality and Noncompetition Agreements.  Each of our NEOs has agreed not to reveal our confidential information during and after termination of employment with us. As described in the “NONQUALIFIED DEFERRED COMPENSATION” section above, Mr. Bernhard has agreed not to reveal our confidential information during and after the termination of his employment with us, and to not compete with us for a two-year period following his termination. In consideration for this agreement, we have agreed to pay Mr. Bernhard a lump sum amount of $15,000,000 plus interest earned during the period in which the funds are set aside, and pursuant to the original terms of his agreement, to provide to Mr. Bernhard for his private use a mid-size jet aircraft for 150 hours per year, without other limitations, for ten years following his termination.

Messrs. Graphia and Donofrio are also bound by non-solicitation and non-compete agreements with us. Both during their employment with us and for two years after their termination (whether voluntary or not), Messrs. Graphia and Donofrio have agreed to the following: (a) they will not, directly or indirectly, offer employment to, solicit, or attempt to solicit any of our officers or employees or offer employment to any person who, during the six months immediately preceding the date of such solicitation or offer, is or was one of our officers or employees; and (b) they will also refrain from performing the following in the Restricted Area (as defined below): (1) solicit or provide, directly or indirectly, engineering, construction, procurement, maintenance, environmental, and/or pipe fabrication services to any persons or entities who are or were our customers at any time prior to the executive’s separation from employment; (2) establish, own, become employed with, consult on business matters with, or participate in any way in a business engaged in engineering, construction, procurement, maintenance, environmental, and/or pipe fabrication services except to the extent that we do not provide the same type of services as such business provides; and (3) provide consulting services for, invest in, become employed by, or otherwise become associated from a business perspective with our competitors. The term “Restricted Area” shall mean a listing of all the territories where we were doing business at the time that we entered into the agreement.

Mitigation.  The executives are not required to mitigate the amount of any severance payments described above by seeking other employment, nor will the amount of payments we are required to provide to the executives be reduced by any compensation the executives may earn as a result of employment with a third-party employer during any severance payment periods.

Information Regarding the Potential Payments Upon Termination or Change in Control Table

The following table sets forth the details, on an executive-by-executive basis, of the estimated compensation and benefits that would be provided to each NEO in the event that such executive’s employment with us is terminated for any reason or in the event of a change in control. We have assumed that the termination events, or the change in control, as applicable, occurred effective August 31, 2010, the last day of our fiscal year. The actual amounts that would be paid can only be determined at the time of termination of employment or a change in control. The amounts included in the table are based on the following assumptions and governing documents:

Governing Documents.  The amounts included in the table are based on provisions included in the following:

—	The employment agreements between the NEOs and us, which are summarized under “Employment Agreements” and above.

—	Our long-term equity incentive plans, which are summarized below, and the related stock option and restricted stock award agreements between the NEOs and us.

Resignation versus Retirement.  The designation of an event as a resignation or retirement is dependent upon an individual’s age. We use the normal retirement age, as defined by the Social Security Administration, to determine when an employee is eligible for retirement. For our NEOs, the normal retirement age is 66 or older. An individual who does not satisfy the retirement criteria is considered to have resigned. At August 31, 2010, none of our NEOs met the eligibility criteria for retirement.

Change in Control.  All references to a “Change in Control” in the table below refer to the change in control definition that is relevant to the applicable employment agreement or long-term equity incentive plan being discussed, whether it is a Corporate Change or either of the Change in Control definitions found in the 2001 Incentive Plan or Omnibus Plan.

—	Employment Agreements — The compensation and benefits associated with a resignation for a Corporate Change are set forth in each individual employment agreement. The agreements for Messrs. Bernhard, Ferraioli, and Graphia provide these executives with an election to terminate employment for a Corporate Change. Messrs. Chapman and Donofrio may also terminate employment for a Corporate Change but only if they are not retained in their current or a comparable position.

—	Long-Term Equity Incentive Plans — The 2001 Incentive Plan and Omnibus Plan address the benefits that our executives are entitled to receive in connection with a Change in Control (as defined below) without termination.

Insurance Proceeds and Benefits.  We provide life insurance and accidental death and dismemberment insurance to certain executives, including our NEOs, both with a benefit of two times the executive’s annual base salary up to a maximum of $750,000 each. The amount provided to all other salaried employees only includes a benefit of one times the employee’s annual base salary up to a maximum of $100,000 each. We also provide business travel accidental death and dismemberment insurance to certain executives, including our NEOs, with a principal sum benefit amount up to a maximum of $750,000. The amount provided to all other salaried employees only includes a principal sum benefit amount up to a maximum of $500,000. Amounts included in the tables below will not be paid by us; they are simply additional amounts the NEOs may be entitled to receive from the third party insurance providers. In the event of death, life insurance, accidental death and dismemberment insurance, and business travel accidental death and dismemberment insurance benefits may be paid by our third party insurance providers directly to the beneficiary designated by the employee. In the event of disability, accidental death and dismemberment insurance, business travel accidental death and dismemberment insurance, and long-term disability insurance benefits may be paid by our third party insurance providers directly to the employee.

Continuing Health and Welfare Benefits.  We have calculated health, dental, and vision insurance benefits at the COBRA rates in effect at August 31, 2010. We have calculated life, long-term disability, and accidental death and dismemberment insurance benefits at the Company’s rates in effect at August 31, 2010.

Nonqualified Deferred Compensation.  As noted previously in the “NONQUALIFIED DEFERRED COMPENSATION” section, Mr. Bernhard may receive a payment pursuant to his employment agreement in consideration for his non-disclosure and non-compete agreement; however, no other NEO is currently participating in our deferred compensation plans, nor are we responsible for paying any deferred compensation amounts to the remaining NEOs pursuant to their employment agreements. The table below does not include amounts related to nonqualified deferred compensation arrangements.

Reimbursement of Excise Tax and Gross-up.  Each of the NEOs are eligible to receive a payment in an amount necessary to offset any excise tax imposed under the Internal Revenue Code on payments received under the change in control termination scenario and any other excise or regular income taxes imposed on the executive as a result of this initial excise tax reimbursement. To the extent that any payment or benefit received or to be received by the NEOs under the employment agreements in connection with a change in control would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code) subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we must “gross-up” such payment and benefit by paying to the executive additional amounts (“gross-up payments”), which must include any excise taxes and income taxes imposed upon such gross-up payments, so that the executive is in the same “net” after-tax position he would have been if such payment, benefit and gross-up payments had not constituted excess parachute payments.

Section 409A of the Code.  Notwithstanding the timing of payments otherwise noted in this section, if the executive in question is a “specified employee” as defined in Section 409A of the Internal Revenue Code at the date of his termination, any amounts that are considered subject to the deferred compensation rules of such Internal

Revenue Code section shall not be paid until a period of six months from the date of his separation of service with us has passed. We expect that each of our NEOs would be considered “specified employees” at the time of their termination from employment.

Reimbursement of Expenses & Accrued Vacation.  We have assumed that all reimbursements of expenses are current and that all vacation has been taken at August 31, 2010; therefore, amounts related to expenses and accrued vacation for all NEOs are excluded from the tables below.

Accelerated Vesting of Stock Options, Restricted Stock and Restricted Stock Units.  We have assumed that the value of our common stock for purposes of valuing stock options and restricted stock was $32.40 per share based on the closing market price on August 31, 2010, the last trading day of our fiscal year, and that all unvested stock options not automatically forfeited were exercised on such day. We have not included in the tables the value of any stock options that were vested prior to August 31, 2010. In addition, we have applied the following provisions from our long-term equity incentive plans to the tables below:

Our 2001 Incentive Plan provides for the immediate vesting of restricted stock in the event of retirement, death or disability, and the immediate vesting of restricted stock, restricted stock units, and stock options upon a Change in Control; each of these terms are defined below as they are used in the 2001 Incentive Plan, and may differ from the definitions provided for the same terms in the employment agreements of our NEOs. Our 2001 Incentive Plan also gives the Compensation Committee the discretion to allow for immediate vesting of stock options. In April 2006, the Compensation Committee approved the immediate vesting of stock options in the event of death for all existing awards and future awards granted under our 2001 Incentive Plan.

—	“Retirement” shall mean the participant’s voluntary retirement on or after the participant’s normal retirement date as determined by the Compensation Committee in its sole discretion.

—	“Disability” shall mean the inability of the participant to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of 12 months or more.

—	“Change in Control” shall mean the occurrence of any of the following events: (1) any “person” or “group” as defined in the Exchange Act, as amended, but excluding any 10% or larger shareholder of record, directly or indirectly, becomes the “beneficial owner” (as defined in the Exchange Act, as amended) of our securities representing 20% or more of the combined voting power of all of our then outstanding securities which are entitled to vote with respect to the election of the Board; (2) during a period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reasons other than death or disability to constitute a majority of the Board (unless the individual was elected by or with the recommendation of at least two-thirds of the directors of the Board at the beginning of such 24-month period); (3) an entity other than us or a subsidiary of us acquires all or substantially all of our assets; or (4) we file a report or a proxy statement with the SEC disclosing that a change in control may have, has, or will occur.

Our Omnibus Plan provides for immediate vesting of share based awards only upon a Change in Control. The following types of awards qualify for immediate vesting: (a) all stock options, including those awarded to our non-employee directors, and SARs (unless exchanged for qualifying replacement awards); and (b) all awards other than stock options and SARs that are not vested and as to which vesting depends solely upon satisfaction by a participant of a service obligation. For all other awards, treatment upon a Change of Control shall be determined by the applicable award agreement.

—	“Change in Control” shall mean the occurrence of any of the following events: (1) any person becomes the beneficial owner of 50% or more of our voting securities; (2) any person acquires assets from us that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all our assets immediately prior to such acquisition; or (3) our directors cease to constitute a majority of the Board during any given twelve-month period unless a majority of the directors in office at the beginning of that period approved the nomination of any new director.

Potential Payments Upon Termination or Change in Control Table

			Resignation by
			Executive for
			Good Reason or in
			Connection with a
			Change in Control;
	Voluntary		Termination by Shaw
	Resignation,		(other than for		Termination by
	including		Misconduct or		Shaw for
Executive and Compensation Element	Retirement		Disability)(16)		Misconduct	Death		Disability
J. M. Bernhard, Jr.	$—		$—		$—	$—		$—
Base salary	—		6,000,000	(1)	—	2,000,000	(2)	1,880,000	(3)
Incentive compensation	—		7,128,000	(4)	—	580,800	(5)	290,400	(5)
Insurance proceeds and benefits	—		—		—	2,250,000	(6)	2,532,361	(7)
Continuing health & welfare benefits	—		55,256	(8)	—	24,481	(9)	41,247	(10)
Accelerated vesting of restricted stock and stock option awards	—		13,481,268	(11)	—	13,481,268	(11)	13,481,268	(11)
Nonqualified deferred compensation(12)	—		—		—	—		—
Other benefits	3,565,791	(13)	3,565,791	(13)	—	—		3,565,791	(13)
TOTAL	$3,565,791		$30,230,315		$—	$18,336,549		$21,791,067

Brian K. Ferraioli
Base salary	$—		$1,300,000	(1)	$—	$—		$1,056,000	(3)
Incentive compensation	—		1,440,000	(4)	—	—		—
Insurance proceeds and benefits	—		—		—	2,250,000	(6)	2,675,277	(7)
Continuing health & welfare benefits	—		36,837	(8)	—	9,792	(9)	32,997	(10)
Accelerated vesting of restricted stock and stock option awards	—		3,108,605	(11)	—	3,108,605	(11)	3,108,605	(11)
TOTAL	$—		$5,885,442		$—	$5,368,397		$6,872,879

David L. Chapman, Sr.
Base salary	$—		$1,500,000	(1)	$—	$—		$1,116,000	(3)
Incentive compensation	—		—		—	—		—
Insurance proceeds and benefits	—		—		—	2,250,000	(6)	1,860,000	(7)
Continuing health & welfare benefits	—		28,052	(8)	—	9,976	(9)	25,172	(10)
Accelerated vesting of restricted stock and stock option awards	—		4,135,677	(11)	—	4,135,677	(11)	4,135,677	(11)
TOTAL	$—		$5,663,729		$—	$6,395,653		$7,136,849

Gary P. Graphia
Base salary	$—		$2,550,000	(1)	$—	$850,000	(2)	$760,000	(3)
Incentive compensation	—		2,295,000	(4)	—	—		—
Insurance proceeds and benefits	—		—		—	2,250,000	(6)	3,511,088	(7)
Continuing health & welfare benefits	—		54,294	(8)	—	9,582	(9)	24,267	(10)
Accelerated vesting of restricted stock and stock option awards	—		2,919,063	(11)	—	2,919,063	(11)	2,919,063	(11)
Retention Amount (unpaid portion)	—		333,333	(14)	—	333,333	(14)	333,333	(14)
TOTAL	$—		$8,151,690		$—	$6,361,978		$7,547,751

John Donofrio
Base salary	$—		$1,725,000	(1)	$—	$—		$451,000	(3)
Incentive compensation	—		1,293,750	(4)	—	—		—
Insurance proceeds and benefits	—				—	2,250,000	(6)	3,429,610	(7)
Continuing health & welfare benefits	—		27,147	(8)	—	9,582	(9)	24,267	(10)
Accelerated vesting of restricted stock and stock option awards	—		522,859	(11)	—	—		522,859	(11)
Reimbursement of Excise Tax and Gross-Up			1,067,139	(15)
TOTAL	$—		$4,635,895		$—	$2,259,582		$4,427,736

(1)	Represents a lump sum payment of the NEO’s base salary at August 31, 2010, multiplied by the following:

– Mr. Bernhard: A fixed amount of three.

– Mr. Ferraioli: A fixed amount of two.

– Mr. Chapman: The remaining term of his Part-Time Employment Period — 5 years.

– Mr. Graphia: The remaining term of his employment agreement — 3 years.

– Mr. Donofrio: The remaining term of his employment agreement — 3 years.

For Mr. Chapman, we are assuming that the Part-Time Employment Period (as discussed above under “Employment Agreements”) has not already commenced and therefore the date of termination is deemed to be the Part-Time Employment Period Commencement Date.

(2)	For all NEOs with amounts listed, represents a lump sum payment of one year of the NEO’s annual base salary at August 31, 2010.

(3)	Represents monthly payments of the amount by which the NEO’s monthly base salary exceeds the monthly benefit received pursuant to any disability insurance. The monthly benefit for short-term disability insurance is calculated as 66.6% of each participant’s base salary, with a maximum weekly benefit of $3,000. The monthly benefit for long-term disability insurance is calculated as 60% of each participant’s base salary, with a maximum monthly benefit of $10,000. Monthly payments will be made for a period of one year for Mr. Bernhard, Mr. Graphia, and Mr. Donofrio, for a period of two years for Mr. Ferraioli, and for a period of five years for Mr. Chapman.

(4)	For Mr. Bernhard, represents a lump sum payment of the highest cash incentive compensation paid in the last three fiscal years multiplied by three. For Mr. Ferraioli, represents a lump sum payment of the most recent annual MIP cash incentive compensation paid by us multiplied by two. For Mr. Graphia, represents a lump sum payment of the highest cash incentive compensation paid in the last three fiscal years multiplied by the remaining term of his agreement, as noted in (1) above. For Mr. Donofrio, represents a lump sum payment of the highest annual MIP cash incentive compensation paid during the two-year period prior to termination (which amount shall be determined by annualizing the bonus amount and not discounting or prorating based upon less than 12 months of service, or, if termination occurs within one year of the effective date of his agreement and no such bonus has yet been paid, will be an amount equal to $431,250), multiplied by the remaining term per his agreement.

(5)	In the event of Mr. Bernhard’s death, represents a lump sum payment of the full amount expected to be paid for fiscal year 2010 performance under our MIP. In the event of Mr. Bernhard’s disability, represents a lump sum payment of half of the amount expected to be paid for fiscal year 2010 performance under our MIP. As described above, in order for us to have terminated Mr. Bernhard on August 31, 2010, for Disability, he must have been absent from the full-time performance of his duties for 180 consecutive calendar days. Therefore, at August 31, 2010, Mr. Bernhard would only have been entitled to receive a MIP cash incentive compensation payment for the portion of the year (approximately six months) that he actually worked prior to becoming disabled.

(6)	Represents amounts that are payable by our third party insurance providers. Amounts paid in accordance with our accidental death and dismemberment insurance policy will only be paid in the event that death is accidental; amounts paid in accordance with our business travel accidental death and dismemberment insurance policy will only be paid in the event that death is accidental and occurred while traveling for business purposes. Therefore, amounts shown are likely higher than those that will actually be paid. For all NEOs, the amounts in the table include benefits of:

–	Two times each NEO’s annual base salary, capped at $750,000 (payable in accordance with our life insurance policy);

–	Two times each NEO’s annual base salary, capped at $750,000 (payable in accordance with our accidental death and dismemberment insurance policy); and

–	A principal sum of $750,000 (payable in accordance with our business travel accidental death and dismemberment insurance policy).

(7)	Represents amounts that are payable by our third party insurance providers. Amounts paid in accordance with our accidental death and dismemberment insurance policy will only be paid in the event that disability is caused by dismemberment; amounts paid in accordance with our business travel accidental death and dismemberment insurance policy will only be paid in the event that disability is caused by dismemberment that occurred while traveling for business purposes. Therefore, amounts shown are likely higher than those that would actually be paid. The table above includes payments of:

–	Disability benefits to each NEO (calculated in accordance with our long-term disability plan);

–	Two times each NEO’s annual base salary, capped at $750,000 (payable in accordance with our accidental death and dismemberment insurance policy); and

–	A principal sum of $750,000 (payable in accordance with our business travel accidental death and dismemberment insurance policy).

(8)	Represents a lump sum payment for the cost to obtain health and welfare benefits for each NEO that are substantially similar to those that the NEO was receiving immediately prior to termination, for the periods specified below:

–	Mr. Bernhard: 3 years from date of termination
–	Mr. Ferraioli: 2 years from date of termination
–	Mr. Chapman: 18 months from date of termination
–	Mr. Graphia: 3 years from date of termination
–	Mr. Donofrio: 18 months from date of termination

(9)	For all NEOs, excluding Mr. Bernhard, represents a lump sum payment for the cost to obtain one year of health, dental and vision insurance benefits covering the NEO’s spouse and dependents, if any, in the event of death. For Mr. Bernhard, the coverage period is 30 months. See the narrative above the table for additional information.

(10)	For all NEOs, excluding Mr. Bernhard and Mr. Ferraioli, represents a lump sum payment for the cost to obtain 18 months of health, dental and vision insurance benefits that are substantially similar to those that the NEO was receiving immediately prior to termination. For Mr. Bernhard, the coverage period is 30 months and for Mr. Ferraioli, the coverage period is 24 months. See the narrative above the table for additional information.

(11)	For the scenarios noted above, our NEOs’ employment agreements provide for accelerated vesting of stock options and restricted stock. The value of stock options was estimated by multiplying the number of accelerated “in-the-money” stock options by the difference between $32.40, the closing price of our stock on August 31, 2010, and the stated exercise price of the stock options. The value of restricted stock was estimated by multiplying the number of restricted shares, for which vesting was accelerated, by $32.40. The table below provides the number of stock options and restricted shares used to determine the value estimated to be realized upon accelerated vesting.

Named Executive	Stock	Restricted
Officer	Options	Stock
J. M. Bernhard, Jr.	369,326	309,807
Brian K. Ferraioli	83,737	71,862
David L. Chapman, Sr.	89,962	101,271
Gary P. Graphia	88,431	66,866
John Donofrio	24,580	14,810

(12)	Upon termination or a Corporate Change, Mr. Bernhard is entitled to receive a lump sum payment, totaling $18,390,732 at August 31, 2010, in connection with the non-disclosure and non-compete clause in his employment agreement. For additional information, see “NONQUALIFIED DEFERRED COMPENSATION” and the narrative above. Please note that we have not included the amount in the table above since it is already reflected in the Nonqualified Deferred Compensation Table.

(13)	Mr. Bernhard will be entitled to the use of a mid-size jet aircraft for 150 hours per year for ten years following his termination. The amount above represents the estimated incremental cost at August 31, 2010, of his aircraft usage assuming the maximum number of hours is used each year.

(14)	Represents the remaining unpaid portion of Mr. Graphia’s Retention Amount (as discussed above under “Employment Agreements”). As of August 31, 2010, Mr. Graphia has received two of the three payments totaling $333,334 and $333,333, respectively.

(15)	Reflects the amount that would have been payable to Mr. Donofrio on August 31, 2010, to offset any excise tax imposed under the Internal Revenue Code on payments received under the change in control termination scenario and any other excise or regular income taxes imposed on the executive as a result of this initial excise tax reimbursement. The amount shown assumes an annualized “base amount” for the period Mr. Donofrio has been employed by Shaw. The benefit amount in excess of the “base amount” is considered an “excess parachute payment” and if the “parachute payment” is equal to or greater than three times the average base amount, it is subject to an excise tax. The calculation of the gross-up amounts is based upon an excise tax rate under Section 4999 of the Internal Revenue Code of 20%, a 35% federal income tax rate, a 6% state income tax rate, a 1.45% Medicare tax rate, along with a negative 2.1% federal deduction for state and local taxes. We have also made the assumptions that: (1) no amounts will be discounted as attributable to reasonable compensation; (2) all cash severance payments are contingent upon a change in control; and (3) we could rebut the assumption required under applicable regulations that the equity awards granted were contingent upon a change in control.

(16)	Our NEOs are entitled to the compensation and benefits reflected in this column for a Corporate Change in the event that they elect to terminate employment. In the event that an executive does not elect to terminate employment due to a Corporate Change, the executive would only be entitled to the immediate vesting of restricted stock, restricted stock units, and stock options under our 2001 Incentive Plan and Omnibus Plan. The number of stock options and restricted shares used to determine the value estimated to be realized upon accelerated vesting would be the same as the amounts listed in note (11) above.

Separation Agreement for Frederick W. Buckman.  Mr. Buckman’s employment ended with us on August 26, 2010. We entered into a separation and release agreement with Mr. Buckman effective September 18, 2010, in connection with his termination. Pursuant to the agreement, we agreed to: (i) pay to Mr. Buckman a lump sum of $1,785,000; (ii) accelerate the vesting of 41,003 unvested stock options and 25,877 unvested shares of restricted stock; and (iii) pay a lump sum of $15,349 to cover the cost to obtain health and welfare benefits for a period of 18 months. The value of stock options below was calculated by multiplying the number of accelerated “in-the-money” stock options by the difference between $32.13, the closing price of our stock on August 26, 2010, and the stated exercise price of the stock options. The value of restricted stock below was calculated by multiplying the number of restricted shares, for which vesting was accelerated, by $32.13. The table below includes these amounts:

Separation and
Release Agreement

Settlement Payment	$1,785,000
Accelerated vesting of restricted stock and stock option awards	1,003,021
Continuing health & welfare benefits	15,349

TOTAL	$2,803,370

PROPOSAL 1 — ELECTION OF DIRECTORS

To elect eight directors to our Board of Directors to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. We did not receive advance notice in accordance with our By-Laws of any shareholder nominees for directors to be included in this proxy statement. The eight director nominees receiving the highest number of “FOR” votes will be elected as members of our Board. For detailed information about our Board of Directors, see “Biographies & Qualifications” and “Director Qualifications & Diversity.”

To elect a nominee to our Board, shares representing a plurality of the votes cast must vote in favor of that nominee. Only votes in favor of a particular nominee will be counted towards a plurality. Under our By-Laws, shares that abstain from voting as to a particular proposal are not considered to be votes cast on a proposal and therefore have no effect on the voting on that proposal.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as our independent registered public accounting firm to conduct our audits for the fiscal year ending August 31, 2011.

We engaged KPMG to serve as our independent registered public accounting firm and to audit our consolidated financial statements beginning with the fiscal year ended August 31, 2007. The engagement of KPMG has been recommended by the Audit Committee and approved by our Board. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, and has recommended, and our Board has approved, their inclusion therein. See “AUDIT COMMITTEE REPORT” included elsewhere in this proxy statement.

While Louisiana law does not require shareholder ratification to proceed with the appointment, the Audit Committee and our Board are requesting, as a matter of policy, that our shareholders ratify the appointment of KPMG as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain KPMG or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders or our Company.

A representative of KPMG will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if the representative desires to do so.

Required Vote

A majority of the shares of common stock represented at the Annual Meeting of Shareholders and entitled to vote on this proposal must vote “FOR” Proposal 2 to ratify our Audit Committee’s appointment of KPMG as our independent registered public accounting firm. The enclosed form of proxy provides a means for shareholder to vote “For,” “Against” or to “Abstain” on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions will have the effect of a vote against ratification of the appointment of the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2011.

PROPOSAL — 3 AUTHORIZATION OF ADDITIONAL SHARES FOR AWARD
UNDER THE SHAW GROUP INC. 2008 OMNIBUS INCENTIVE PLAN

The Shaw Group Inc. 2008 Omnibus Incentive Plan (the “Omnibus Plan”), initially approved by the shareholders on January 28, 2009, is a comprehensive incentive compensation plan that provides for various stock-based awards, as well as cash awards. The Omnibus Plan also sets forth a list of general performance criteria that may be utilized when structuring awards that are intended to be tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Requested Increase in the Number of Shares Available for Equity Grants

The Board of Directors is asking shareholders to approve an amendment to increase the number of shares available for equity grants. As of the Record Date for the Annual Meeting, there remained a total of 215,901 shares available for issuance under the Omnibus Plan. Approval of the amendment will increase the total number of shares reserved for issuance under the Omnibus Plan from 4.5 million to 6.25 million shares.

As of the Record Date for the Annual Meeting, the Company had 4,444,486 stock options outstanding, with a weighted average exercise price of $25.76, and a weighted average remaining contractual term of 6.71 years, as well as 2,314,634 full-value awards outstanding made up of 7,793 shares of restricted stock and 2,306,841 restricted stock units. Further, as of the Record Date, the Company also had an additional 273,271 restricted stock units outstanding that are currently payable only in cash. The Company does not anticipate that it will grant any new equity awards to eligible participants under the Omnibus Plan between the Record Date and the date of the Annual Meeting.

The Company continues to administer share awards outstanding under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and 2005 Director Plan (collectively the “Prior Plans). Since shareholder approval of the Omnibus Plan on January 28, 2009, no new awards have been granted under such Prior Plans, and the authority to issue the remaining shares of common stock available under the Prior Plans was terminated. All awards granted under the Prior Plans that are outstanding will remain outstanding and will continue to be governed by the Prior Plans.

The number of shares reserved for issuance shall be adjusted for changes in our capital structure, such as a stock split. In addition, the following categories of shares will be available again for grant under the Omnibus Plan:

•	those related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares (including presently outstanding awards for 2,561,050 shares under the 2001 Incentive Plan and the 2005 Director Plan); and

•	those that are settled in cash in lieu of common stock.

In order to address potential shareholder concerns regarding the number of stock awards to be granted by the Company, the Board of Directors determined that for fiscal years 2012, 2013 and 2014, grants that can result in the delivery of shares to employees and non-employee directors will be limited so that for the next three years, the average “burn rate” will not exceed the higher of 2.0% of common shares outstanding or 1.95%. For this purpose, “burn rate” is defined as the adjusted total value of grants made in a given year divided by the number of The Shaw Group Inc. common shares outstanding at the end of that year. The adjusted total value of grants is equal to the sum of the number of options granted during the year plus the number of shares of restricted stock units granted during the year adjusted to reflect “full value.” The full value adjustment will count one restricted stock share as equivalent to 1.78 shares as noted above.

The Board of Directors’ adoption of the Second Amendment to the Omnibus Plan is subject to shareholder approval at the Annual Meeting.

Reason for Proposed Second Amendment to the Omnibus Plan

In today’s compensation environment, our ability to attract and retain high-quality employees and high-quality independent directors (whom we refer to throughout this section as “non-employee directors”) is critical to our success. In furtherance of this objective, it is essential that we are able to provide equity incentives, such as stock options, restricted stock, and restricted stock unit awards, as a part of our total compensation packages. We believe that incentive compensation grants have been an important part of our successful employee and non-employee director recruiting and retention efforts to date and we expect such grants will remain a key part of this process going into the future. We have only 215,901 shares under the Omnibus Plan to be awarded in the future. Accordingly, our Board of Directors has amended the Omnibus Plan to address our needs to be able to offer equity incentives going forward. NYSE listing requirements, however, require that we submit this second amendment to our Omnibus Plan to our shareholders for approval. The primary purpose of the Omnibus Plan is to motivate selected employees (as well as certain third-party service providers) of Shaw and certain of our subsidiaries and affiliates to put forth maximum efforts toward our continued growth, profitability and success.

Effective Date of Second Amendment

The Second Amendment to the Omnibus Plan will become effective as of January 17, 2011, the date of our 2011 Annual Meeting, if it is approved by our shareholders at the Annual Meeting.

Consequences of Failure of Approval of Proposed Second Amendment

In the event our shareholders fail to approve the proposed Second Amendment to the Omnibus Plan, the Omnibus Plan will not have the available shares to offer equity incentives going forward to attract and retain high-quality employees and high-quality independent directors. In such event, we will be required to re-evaluate our compensation structure to ensure that it remains competitive. This evaluation may result in the modification of the amount and types of compensation that is payable to our covered employees.

Termination Date of the Omnibus Plan

The Omnibus Plan terminates on January 28, 2019, ten years from the Effective Date of the Plan, January 28, 2009.

Administration of the Omnibus Plan

The Compensation Committee of our Board of Directors, or another committee if designated by our Board of Directors, will administer the Plan. Only non-employee directors who meet the director independence standards set forth in the listing requirements of the NYSE may serve on the Compensation Committee. Those directors also are required to be “non-employee directors,” as that term is defined in the rules promulgated by the SEC under Section 16 of the Exchange Act, and “outside directors,” as that term is defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code.

The Compensation Committee may delegate, but it is not required to delegate, some or all of its authority and duties under the Omnibus Plan to one or none of our officers, except that only the Compensation Committee may select, grant, and establish the terms of awards to our five most highly compensated officers or to any of our officers who are subject to the reporting requirements of Section 16 of the Exchange Act. Additionally, our Compensation Committee intends, on a quarterly basis, to review and ratify any awards under the Omnibus Plan that are made pursuant to any delegation of authority by it to our officers.

Participation in the Omnibus Plan

The following persons are eligible to participate in the Omnibus Plan:

•	all of our employees and all employees of our 50% or more owned subsidiaries (currently in excess of 25,000 employees);

•	all employees of any entities that the Compensation Committee designates as an “affiliate,” for purposes of the Omnibus Plan;

•	our non-employee directors (currently seven directors); and

•	certain third-party service providers to Shaw and its subsidiaries and affiliates.

The selection of the participants, who will receive awards, is entirely within the discretion of the Compensation Committee, except that only Shaw employees or employees of its 50% or more owned subsidiaries may receive incentive stock options.

Types of Awards

The Omnibus Plan authorizes the grant of the following types of awards to all eligible participants:

Stock Options.  Stock options granted under the Omnibus Plan may be incentive stock options, or non-qualified stock options. A stock option entitles the participant to purchase shares of our common stock from us at a specified exercise price. The exercise price will be fixed by the Compensation Committee at the time the option is granted, but the price cannot be less than the underlying shares’ fair market value as of the date of grant or, in the case of incentive stock options, if the participant owns more than 10% of our common stock, not less than 110% of the underlying shares’ fair market value on the date of grant. The exercise price may be paid in cash, with shares of our common stock by a cashless (broker-essential) exercise, or a combination of allowable methods. Options may be exercised at the times and subject to the conditions set by the Compensation Committee. The maximum period in which an option may be exercised will be fixed by the Compensation Committee at the time the option is granted but cannot exceed ten years or, with respect to incentive stock options granted to participants who own more than 10% of our common stock, five years.

Stock Appreciation Rights.  Stock appreciation rights, or “SARs,” are rights to receive a payment equal to the appreciation in value of a stated number of shares of our common stock from the price established by the Compensation Committee at the time of the grant in the award notice to the market value of that number of shares of common stock on the date of exercise. The exercise price of a SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by that option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be determined by the Compensation Committee on the date of grant, but the price cannot be less than the fair market value of the stated number of shares of common stock as of the date the SAR is granted.

Restricted Stock and Restricted Stock Unit Awards.  Stock awards may be granted in the form of shares of our common stock, restricted shares of our common stock, or units of our restricted common stock. A unit is a bookkeeping entry that we may use to record and account for the grant of an award until it is paid, cancelled, forfeited, or terminated. The Compensation Committee will determine the amount and any terms, conditions, restrictions, including without limitation restrictions on transferability and the continued employment of the participant, and limitations of stock awards to be granted to any participant during a particular year. The Compensation Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a vesting period or other conditions specified by the Compensation Committee in the award notice. A participant granted restricted shares of common stock generally has most of the rights of one of our shareholders with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. Each restricted stock unit has a value equal to the fair market value of a share of common stock on the date of grant (or on the date of approval by the Compensation Committee). The Compensation Committee determines, in its sole discretion, the restrictions applicable to the restricted stock units.

Performance Shares; Performance Units.  The Compensation Committee may also award performance shares and performance units having such terms, conditions, performance measures, and performance goals as determined by the Compensation Committee in its discretion. Each performance share shall have an initial value equal to a share of our common stock. Each performance unit shall have an initial notional value equal to a dollar amount as established by the Compensation Committee, in its discretion.

Cash Based Awards.  While cash bonuses may, and will, be paid outside the Omnibus Plan, the Compensation Committee will determine the persons eligible to receive cash based awards under the Omnibus Plan and the amount, terms, and conditions of those cash based awards. Also, no employee may receive a cash based award under the Omnibus Plan unless the cash based award constitutes a “qualified performance-based award” as described below.

Qualified Performance-Based Awards.  “Performance-based compensation” is any award (including a cash based award) granted under the Omnibus Plan that the Compensation Committee designates as performance-based compensation and that is contingent on the achievement of certain pre-established performance goals over a performance period established by the Compensation Committee. At the beginning of the performance period, in addition to the determinations to be made by the Compensation Committee as described above for any particular type of award, the Compensation Committee will determine the size of the award to be granted to the participant, the performance period, and the performance goals. At the end of the performance period the Compensation Committee will determine the degree of achievement of the performance goals that will determine the payout. No qualified performance-based award will be earned, vested, or paid until the Compensation Committee certifies the attainment of the pre-established performance goals. The Compensation Committee may set performance goals using any combination of the criteria described below under “Performance Measures,” which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a subsidiary, affiliate, or a business unit of Shaw, or any of its subsidiaries or affiliates.

Other Awards.  The Compensation Committee may grant any other type of award that is consistent with the Omnibus Plan’s purpose.

Performance Measures

Under the Omnibus Plan, any award may, but need not, be subject to the satisfaction of one or more performance measures. Performance-based compensation will be awarded if the Compensation Committee determines that such awards are in the best interest of Shaw and its shareholders. Performance measures for awards will be determined by the Compensation Committee and will be designed to support our business strategy and align executives’ interests with shareholder interests.

Awards (other than stock options and stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be subject to performance measure based on one or more of the following business criteria as applied, in the Compensation Committee’s discretion:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interests, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Cost reduction or savings;

•	Performance against operating budget goals;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets;

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	Completion of securities offering; and

•	Completion of corporate refinancing.

Types of Awards to Non-employee Directors

Our non-employee directors generally may receive awards under the Omnibus Plan similar to those granted to other participants. We have described those grants under the caption “Director Compensation and Benefits” above. The Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation be payable in non-qualified stock options, restricted shares, and restricted stock units, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Other than with respect to their retainer and other fees, non-employee directors are also eligible to receive other awards pursuant to the terms of the Omnibus Plan, including options and SARs, restricted shares and restricted stock units, upon such terms as the Board of Directors may determine; provided, however, that with respect to awards made to non-employee directors, the Omnibus Plan will be administered by our Board.

Grant Limitations

Pursuant to the proposed Second Amendment to the Omnibus Plan and contingent upon shareholder approval of Proposal 3, the maximum number of shares of common stock that may be issued as incentive stock options under the Omnibus Plan shall be 6.25 million. The maximum number of shares of common stock that may be issued pursuant to any award (other than stock options and SARs) that is settled in shares of common stock shall be 6.25 million. Under the Omnibus Plan, every share subject to a restricted stock or restricted stock unit award (or other full-value award) will reduce the number of shares available for issuance by 1.78 shares. No employee will be eligible to receive a cash based award under the Omnibus Plan in excess of $10 million in any calendar year. The maximum aggregate number of shares subject to options and SARs granted to any one individual in any one Plan year will be 2.5 million. The maximum aggregate number of shares subject to restricted stock and restricted stock units granted to any one individual in any one Plan year shall be 500,000. The maximum aggregate amount awarded or credited with respect to performance units to any one individual in any one Plan year may not exceed $2,000,000 determined as of the date of payout. The maximum aggregate number of shares subject to performance shares that an individual may receive in any one Plan year shall be 100,000 shares determined as of the date of payout. The maximum aggregate amount awarded or credited with respect to cash-based awards to any one individual in any one Plan year may not exceed $10 million determined as of the date of payout. The maximum aggregate number of shares subject to another stock-based award to any one individual in any one Plan year may not exceed 100,000 shares determined as of the date of payout.

On October 26, 2010, the Board of Directors approved the First Amendment to the Omnibus Plan. Awards granted thereafter are subject to minimum vesting provisions set forth in the Omnibus Plan. Such awards shall have a minimum vesting period of no less than three years; provided such awards may vest on an accelerated basis in the event of a participant’s death, disability, or retirement, or in the event of a change in control.

Authority to Amend the Omnibus Plan

Our Board may amend the Omnibus Plan at any time for any reason or no reason, except that our Board must obtain shareholder approval to adopt any amendment:

•	to comply with the listing or other requirements of an automated quotation system or stock exchange; or

•	to comply with applicable U.S. or state laws, or regulations and the law of any foreign country or jurisdiction where awards are granted under the Omnibus Plan.

Consequences of a Change in Control

Unless otherwise determined by our Board or the Compensation Committee prior to the “change in control,” in the event of a “change in control” of Shaw, as defined in the Omnibus Plan:

•	unless exchanged for qualifying replacement awards as described in the Omnibus Plan, all stock options, including those awarded to our non-employee directors, and SARs granted under the Omnibus Plan will fully vest;

•	all awards other than stock options and SARs that are not vested and as to which vesting depends solely upon satisfaction by a participant of a service obligation shall vest in full and be free of restrictions; and

•	for all other awards, treatment upon a change of control shall be determined by the applicable award agreement.

A “change in control” will occur if:

•	any person becomes the beneficial owner of 50% or more of our voting securities;

•	any person acquires assets from the Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all assets of the Company immediately prior to such acquisition; or

•	our directors cease to constitute a majority of the Board during any given twelve-month period unless a majority of the directors in office at the beginning of that period approved the nomination of any new director.

Consequence upon a Participant’s Employment Termination

The Compensation Committee will determine the terms and conditions that apply to any award upon the termination of employment with Shaw, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Federal Tax Consequences of the Awards Granted

The following is a brief summary of the United States federal income tax consequences related to awards granted under the Omnibus Plan:

Tax consequences to Shaw and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and Shaw is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, an SAR, or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

If a participant sells shares acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant generally must recognize ordinary income equal to the difference between (i) the fair market value of the shares at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of such shares), and (ii) the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

Shaw generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. Shaw generally is not entitled to a tax deduction relating to amounts that represent capital gain to a participant. Accordingly, Shaw will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise, in an amount equal to the increase in value, if any, of the underlying stock following the date of grant. Shaw will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR, at the time the participant includes the amount in their income. Upon a grant of a share award, the participant will recognize ordinary income on the fair market value of the common stock at the time of the grant. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time the restricted shares vest unless a participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or through a share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised, the shares are awarded, or the restricted shares become vested (or are granted, if a Section 83(b) election is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its four most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. Shaw intends that qualified performance-based awards qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

Our ability (and the ability of our subsidiaries) to obtain a deduction for future payments under the Omnibus Plan could also be limited by the golden parachute payment rules of Section 280G of the Internal Revenue Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer corporation. The Omnibus Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the Omnibus Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.

Benefits Approved under the Omnibus Plan Subject to Shareholder Approval

The benefits received as a result of the proposed amendment to the Omnibus Plan are not determinable.

Equity Compensation Plan Information as of August 31, 2010

The following table provides information as of August 31, 2010, regarding the shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
			Number of Securities
		Weighted Average	Remaining Available for
	Number of Securities to	Exercise Price of	Future Issuance Under
	be Issued Upon Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column A)

Equity Compensation Plans Approved by Shareholders(1)	3,984,747	$25.10	1,192,304

Equity Compensation Plans Not Approved by Shareholders(2)	20,000	$33.75	—

Total	4,004,747	$25.14	1,192,304

(1)	Consists of the 2001 Employee Incentive Compensation Plan, 2005 Director Plan, and Omnibus Plan. At August 31, 2010, the number of securities remaining available for future issuance in column (C), may be subject to awards under the Omnibus Plan.

(2)	The Stone & Webster Acquisition Stock Option Plan, the Company’s non-shareholder approved plan, terminated July 28, 2010. No stock options under this plan were awarded to our directors or executive officers.

The Stone & Webster Acquisition Stock Option Plan.  The Stone & Webster Acquisition Stock Option Plan (the “S&W Plan”) was implemented by the Board of Directors effective as of July 28, 2000, solely in connection with our acquisition of substantially all of the assets of Stone & Webster, Incorporated, to award non-statutory stock options to (1) some of our non-executive officers and key employees who contributed significantly to the acquisition, and (2) certain key employees of Stone & Webster who were retained by us. The S&W Plan was a non-shareholder approved plan. Stock option awards covered 1,089,000 shares of common stock were awarded at an average exercise price of $21.23 per share, and each award vests in four equal 25% annual installments beginning one year from the award date. All options are non-statutory options under Federal tax law. As of August 31, 2010, all options granted under the S&W Plan had been exercised or cancelled and none were outstanding under the S&W Plan.

Record Date Closing Stock Price

The closing price of our common stock reported on the NYSE on December 14, 2010, the Record Date for the Annual Meeting, was $34.41 per share.

Availability of Plan Document

The description of the Omnibus Plan in this proxy statement is only a summary. We encourage you to read the entire Omnibus Plan to understand all of its terms. A copy of the Second Amendment to the Omnibus Plan has been attached as Appendix I to this proxy statement. In addition, we will send to you, without charge, a copy of the Omnibus Plan upon your request. You may send your request to: Corporate Secretary, The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, LA 70809.

Required Vote

Shaw’s By-Laws provide that this proposal must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. The enclosed form of proxy provides a means for shareholders to vote “For,” “Against,” or to “Abstain” on Proposal No. 3. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. As noted above, the approval of the Omnibus Plan is a “non-routine” matter, and any bank, broker or other nominee will not have the discretion to provide a vote on this matter without the beneficial owner’s specific instruction to vote either “For,” “Against,” or “Abstain” on Proposal No. 3.

If Proposal 3 is not approved by our shareholders, we will have a very limited ability to issue equity awards to our employees, officers, and directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE SECOND AMENDMENT TO THE SHAW GROUP INC. 2008 OMNIBUS INCENTIVE PLAN

OTHER MATTERS

At the date of this proxy statement, management knows of no other matters that may be properly, or are likely to be, brought before the Annual Meeting. However, if any proper matters are brought before the Annual Meeting, the persons named as proxy holders will vote the proxies in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS

The Annual Report on Form 10-K containing our consolidated financial statements for fiscal year 2010, has been mailed to shareholders prior to or with this proxy statement. However, the Annual Report does not form any part of the material for the solicitation of proxies. The Company filed with the SEC an Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

We will provide you, without charge upon your request, additional copies of our Annual Report on Form 10-K for the fiscal year ended August 31, 2010. We will furnish a copy of any exhibit to our Annual Report on Form 10-K upon payment of a reasonable fee, which shall be limited to our reasonable expenses in furnishing the exhibits. You may request such copies by contacting Investor Relations at The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809 or by telephone at (225) 932-2500.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON JANUARY 17, 2011

The Notice of the 2011 Annual Meeting of Shareholders, the Proxy Statement for the 2011 Annual Meeting of Shareholders, the Annual Report to Shareholders, and the Annual Report on Form 10-K for the fiscal year ended August 31, 2010 of The Shaw Group Inc. are available at www.shawgrp.com.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders are “householding” the proxy statements, annual reports, and notices of internet availability of proxy materials for their customers. This means that only one copy of our proxy statement, annual report, and notice of internet availability of proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any of these documents to you if you call us at 225. 932.2500 or write to us at: Investor Relations at The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809.

If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Shaw’s Board hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign, and return the enclosed proxy card in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally even if they have sent in their proxies.

APPENDIX I

SECOND AMENDMENT TO THE SHAW GROUP INC. 2008 OMNIBUS INCENTIVE PLAN

This Second Amendment to The Shaw Group Inc. 2008 Omnibus Incentive Plan (the “Omnibus Plan”) which was established by The Shaw Group Inc., a Louisiana corporation having its principal office at 4171 Essen Lane, Baton Rouge, Louisiana, 70809 (the “Company”) under which Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards may be granted from time to time to Participants.

WHEREAS, the Omnibus Plan was established to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide employees an incentive to make material contributions to the success of the Company by providing them with equity based compensation, which will increase in value based upon the market performance of the Company’s common stock and corporate achievement of financial and other performance goals;

WHEREAS, the Omnibus Plan was approved by the Company’s shareholders on January 28, 2009;

WHEREAS, the Company wishes to amend certain provisions of the Omnibus Plan pursuant to this Second Amendment subject to shareholder approval;

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Omnibus Plan;

NOW, THEREFORE, the Omnibus Plan is amended in the following particulars effective as of January 17, 2011:

AMENDMENT

1. Sections 4.1(a) and (b) of the Omnibus Plan shall be, and hereby is, deleted in its entirety and replaced with the following subject to shareholder approval of this Second Amendment:

(a) Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of Shares available for issuance under the Plan shall be 6.4 million Shares plus the number of Shares subject to Awards outstanding under the Prior Plans as of Effective Date but only to the extent that such outstanding Awards are forfeited, expire or otherwise terminate without the issuance of such Shares. To the extent that a Share is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the number of Shares reserved under the Plan by 1.78 Shares, and to the extent that a Share is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the number of Shares reserved under the Plan by 1.00 Share.

(b) The maximum number of Shares that may be issued pursuant to ISOs under the Plan shall be 6.4 million Shares.”

* * * * * *

All other definitions and all other rights, terms and conditions set forth in the Omnibus Plan shall remain the same with the same force and effect as originally adopted and approved by the Company’s shareholders.

IN WITNESS WHEREOF, the Board of Directors of the Company has executed this Second Amendment effective as of January 17, 2011, the date of shareholder approval.

I-1

0 THE SHAW GROUP INC. 4171 Essen Lane Baton Rouge, Louisiana 70809 THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brian K. Ferraioli and Regina N. Hamilton, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of THE SHAW GROUP INC. to be held at Shaw Plaza, 4171 Essen Lane, Baton Rouge, Louisiana, at 9:00 a.m. on Monday, January 17, 2011, or any continuations, adjournments or postponements thereof, and to vote all shares of common stock held of record by the undersigned on December 14, 2010, with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or continuations, adjournments or postponements thereof. (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF SHAREHOLDERS OF THE SHAW GROUP INC. January 17, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice and Proxy Statement for the 2011 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended August 31, 2010, are available at www.shawgrp.com/AnnualMeeting. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Signature of Shareholder Date: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors, each for a one-year term: OJ.M. Bernhard, Jr. O James F. Barker O Thos. E. Capps O Daniel A. Hoffler O David W. Hoyle O Michael J. Mancuso O Albert D. McAlister O Stephen R. Tritch 2. 3. 4. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: FOR AGAINST ABSTAIN Proposal to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2011. Proposal to authorize additional shares for distribution under The Shaw Group Inc. 2008 Omnibus Incentive Plan. Transact such other business, including action on shareholder proposals, as may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR Items 1, 2 and 3. Whether or not direction is made, this proxy, when properly executed and returned, will be voted in the best judgment of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any continuations, adjournments or postponements thereof. INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, each owner should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. Shareholders of record on December 14, 2010, are cordially invited to attend the Annual Meeting of the Shareholders to be held on January 17, 2011 at 9:00 am. You can find directions to our executive offices, which is where the Annual Meeting will be held, by visiting our website at www.shawgrp.com/AnnualMeeting. I PLAN TO ATTEND MEETING Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.